Filed Pursuant to Rule 424(b)(3)
Registration No. 333-164-164631
and 333-164631-01

PROSPECTUS

OFFER TO EXCHANGE
Up to $2,500,000,000 Aggregate Liquidation Amount
6.375% Fixed to Floating Rate Trust Securities of

GE Capital Trust I

For Any and All of the Outstanding
6.375% Fixed to Floating Rate USD Subordinated Debentures due 2067 of

General Electric Capital Corporation

GE Capital Trust I (the “Trust”) is offering to exchange up to $2,500,000,000 aggregate liquidation amount of 6.375% Fixed to Floating Rate Trust Securities (the “Trust Securities”) for outstanding 6.375% Fixed to Floating Rate USD Subordinated Debentures due 2067(the “Debentures”) issued by General Electric Capital Corporation (“GE Capital”), on the terms and subject to the conditions set forth in this prospectus and in the related letter of transmittal (the “Letter of Transmittal”). We call this offer the “Exchange Offer.”

Each Trust Security will represent an undivided beneficial ownership interest in the assets of the Trust. The only assets of the Trust will be the Debentures accepted for exchange and deposited with the Trust pursuant to the Exchange Offer and $5,000 principal amount of Debentures deposited with the Trust by GE Capital, as sponsor of the Trust, in exchange for the common securities of the Trust (the “Common Securities”). We refer to the Debentures held by the Trust as the “Trust Debentures.” The Trust will pay distributions on the Trust Securities only to the extent of interest payments received by it on the Trust Debentures. The Debentures are subject to redemption on the terms described under “Description of Debentures—Redemption,” subject to any then required approval by any Applicable Regulatory Authority as described in this prospectus. The Trust will use the proceeds of any repayment or redemption of the Trust Debentures to redeem Trust Securities and Common Securities on a pro rata basis. Any repayment or redemption of the Debentures by us or our subsidiaries prior to November 15, 2037 will be subject to the limitations described under “Certain Terms of the Replacement Covenant.” We will fully and unconditionally guarantee the obligations of the Trust on a subordinated basis to the extent set forth in this prospectus.

The Exchange Offer will expire at 11:59 p.m., New York City time, on March 2, 2010, unless we cause the Trust to extend it or terminate it early. The term “Expiration Date” means such date and time or, if the Exchange Offer is extended, the latest date and time to which the Exchange Offer is extended.

Holders who validly tender Debentures on or prior to the Expiration Date and who do not withdraw such tenders will be eligible to receive, per each $1,000 principal amount of Debentures, the “total exchange consideration” consisting of one Trust Security, liquidation amount $1,000 per security, and a cash payment of $10.00.

You may withdraw any Debentures that you previously tendered in the Exchange Offer at any time prior to the Expiration Date.

The Trust’s obligation to exchange Debentures for Trust Securities in the Exchange Offer is subject to a number of conditions that must be satisfied or waived by the Trust at our direction, including, among others, that there has been no change or development that in our reasonable judgment may materially reduce the anticipated benefits to us of the Exchange Offer or that has had, or could reasonably be expected to have, a material adverse effect on us or our businesses, condition (financial or otherwise) or prospects.

We do not intend to list the Trust Securities on any securities exchange.

Concurrently with the Exchange Offer, we are engaging in other exchange offers substantially similar to the Exchange Offer with respect to other series of our outstanding subordinated debentures. None of these exchange offers is conditioned on the successful completion of any of the others.

We encourage you to read and carefully consider this prospectus and the documents incorporated by reference herein in their entirety, in particular the risk factors beginning on page 23 of this prospectus.

None of us, the trustees, the Dealer Managers, the Exchange Agent, the Information Agent (each as defined herein) nor any other person makes any recommendation as to whether you should tender your Debentures. You must make your own decision after reading this prospectus and the documents incorporated by reference herein and consulting with your advisors.

These securities have not been approved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Lead Dealer Manager and New Security Structuring Agent for the Exchange Offer is:

J.P. Morgan

The other Dealer Managers for the Exchange Offer are:

Barclays Capital     Deutsche Bank Securities     Goldman, Sachs & Co.

The date of this prospectus is February 24, 2010

IMPORTANT

All of the Debentures were issued in book-entry form, and all of the Debentures are currently represented by one or more global certificates held for the account of The Depository Trust Company (“DTC”).

You may tender your Debentures by transferring the Debentures through DTC’s Automated Tender Offer Program (“ATOP”) or following the other procedures described under “The Exchange Offer—Procedures for Tendering Debentures.”

We are not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed during normal business hours of DTC on or prior to the Expiration Date. If you hold your Debentures through a broker, dealer, commercial bank, trust company or other nominee, you should consider that such entity may require you to take action with respect to the Exchange Offer a number of days before the Expiration Date in order for such entity to tender Debentures on your behalf on or prior to the Expiration Date. Tenders not received by Global Bondholder Services Corporation, the exchange agent for the Exchange Offer (the “Exchange Agent”), on or prior to the Expiration Date will be disregarded and of no effect.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus or in any document incorporated by reference is accurate as of any date other than the date of the applicable document. The business, financial condition, results of operations and prospects of GE Capital and its subsidiaries may have changed since that date.

Unless otherwise specified or the context otherwise requires, references in this prospectus to “GE Capital,” “our,” “we,” “us” and similar terms are references to General Electric Capital Corporation and not to its subsidiaries, including the Trust, and references to the “Debentures” includes the Trust Debentures.

FORWARD-LOOKING STATEMENTS

This prospectus includes or incorporates by reference “forward-looking statements”- that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: the severity and duration of current economic and financial conditions, including volatility in interest and exchange rates, commodity and equity prices and the value of financial assets; the impact of U.S. and foreign government programs to restore liquidity and stimulate national and global economies; the impact of conditions in the financial and credit markets on the availability and cost of our funding and on our ability to reduce our asset levels as planned; the impact of conditions in the housing market and unemployment rates on the level of commercial and consumer credit defaults; our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so; the soundness of other financial institutions with which we do business; the level of demand and financial performance of the major industries we serve, including, without limitation, real estate and healthcare; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of proposed financial services regulation; strategic actions, including acquisitions and dispositions and our success in integrating acquired businesses; and numerous other matters of national, regional and global scale, including those of a political, economic, business and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

WHERE YOU CAN GET MORE INFORMATION ON GE CAPITAL

GE Capital files annual, quarterly and current reports and other information with the Securities and Exchange Commission (the “SEC”). Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington D.C. located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information on us, including our SEC filings, is also available at our Internet site at http://www.ge.com. However, the information on our Internet site is not a part of this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

(i) GE Capital’s Annual Report on Form 10-K for the year ended December 31, 2009; and

(ii) GE Capital’s Current Report on Form 8-K that we filed with the SEC on February 17, 2010.

You may request a copy of these filings at no cost. Requests should be directed to Gail Pflederer, Senior Counsel, Corporate Treasury and Assistant Secretary, General Electric Capital Corporation, 201 High Ridge Road, Stamford, Connecticut 06927, Telephone No. (203) 316-7234. In order to ensure timely delivery of such documents, security holders must request this information no later than five business days before the date they must make their investment decision. Accordingly, any request for documents should be made by February 23, 2010 to ensure timely delivery of the documents prior to the Expiration Date.

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER

The following are certain questions regarding the Exchange Offer that you may have as a holder of the Debentures and the answers to those questions. To fully understand the Exchange Offer and the considerations that may be important to your decision whether to participate, you should carefully read this prospectus in its entirety, including the section entitled “Risk Factors,” as well as the information incorporated by reference in this prospectus. For further information about us, see the section of this prospectus entitled “Where You Can Get More Information on GE Capital.”

What is the purpose of the Exchange Offer?

We are engaging in the Exchange Offer because we believe that some marketplace participants will view the Trust Securities as a favorable component of our capital structure.

As a savings and loan holding company, GE Capital is subject to a supervisory assessment of its capital adequacy by the Office of Thrift Supervision (“OTS”). However, neither the OTS nor any other regulatory authority currently imposes specific minimum capital requirements on GE Capital. If GE Capital were to become subject to such requirements in the future, the issuance of the Trust Securities pursuant to the Exchange Offer may provide GE Capital with the benefit of additional regulatory capital to help satisfy such requirements. However, there is no certainty that GE Capital will become subject to such requirements or, if it does, the extent to which GE Capital would be permitted by such an applicable regulatory authority to benefit from the treatment of the Trust Securities as regulatory capital to help satisfy such requirements.

What consideration are we offering in exchange for the Debentures?

Holders who validly tender Debentures on or prior to the Expiration Date and who do not withdraw such tenders will be eligible to receive, per each $1,000 principal amount of Debentures, the “total exchange consideration” comprised of one Trust Security, liquidation amount $1,000 per security, and a cash payment of $10.00.

When does the Exchange Offer expire?

The Exchange Offer will expire at 11:59 p.m., New York City time, on March 2, 2010, unless we cause the Trust to extend it or terminate it early.

May I withdraw Debentures that I have previously tendered?

You may withdraw any Debentures that you previously tendered in the Exchange Offer at any time prior to the Expiration Date by following the procedures described under “The Exchange Offer—Withdrawal of Tenders.”

Is the Exchange Offer subject to any minimum tender or other conditions?

The Exchange Offer is not subject to any minimum tender condition but is subject to a number of conditions that must be satisfied or waived by the Trust at our direction, including, among others, that there has been no change or development that in our reasonable judgment may materially reduce the anticipated benefits to us of the Exchange Offer (which include those described above under “—What is the purpose of the Exchange Offer?”) or that has had, or could reasonably be expected to have, a material adverse effect on us or our businesses, condition (financial or otherwise) or prospects.

Are any changes being made to the terms of the Debentures in connection with the Exchange Offer?

At or prior to the consummation of this Exchange Offer, we will amend the terms of the Debentures to provide that any redemption of the Debentures by us prior to the Maturity Date will be subject to any then required approval by any Applicable Regulatory Authority (as defined under “Description of the Debentures—Redemption”). This amendment will apply to all Debentures, whether or not they are tendered and accepted for exchange and deposited in the Trust.

How do I participate in the Exchange Offer?

You may tender your Debentures by transferring them through ATOP or following the other procedures described under “The Exchange Offer—Procedures for Tendering Debentures.”

What must I do to participate if my Debentures are held of record by a broker, dealer, commercial bank, trust company or other nominee?

If you wish to tender your Debentures and they are held of record by a broker, dealer, commercial bank, trust company or other nominee, you should contact such entity promptly and instruct it to tender Debentures on your behalf.

You are urged to instruct your broker, dealer, commercial bank, trust company or other nominee at least five business days prior to the Expiration Date in order to allow adequate processing time for your instruction.

Should you have any questions as to the procedures for tendering your Debentures, please call your broker, dealer, commercial bank, trust company or other nominee, or call our Information Agent, Global Bondholder Services Corporation, at its telephone number set forth on the back cover page of this prospectus.

WE ARE NOT PROVIDING FOR GUARANTEED DELIVERY PROCEDURES AND THEREFORE YOU MUST ALLOW SUFFICIENT TIME FOR THE NECESSARY TENDER PROCEDURES TO BE COMPLETED DURING NORMAL BUSINESS HOURS OF DTC ON OR PRIOR TO THE EXPIRATION DATE. TENDERS RECEIVED AFTER THE EXPIRATION DATE WILL BE DISREGARDED AND OF NO EFFECT.

SUMMARY

The following summary highlights selected information contained in this prospectus. It may not contain all of the information that is important to you and is qualified in its entirety by the more detailed information included or incorporated by reference in this prospectus. You should carefully consider the information contained in and incorporated by reference in this prospectus, including the information set forth under the heading “Risk Factors” in this prospectus and the information set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009.

The Company and the Trust

General Electric Capital Corporation was incorporated in 1943 in the State of New York under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, which was formed in 1932. Until November 1987, our name was General Electric Credit Corporation. On July 2, 2001, we changed our state of incorporation to Delaware. All of our outstanding common stock is owned by General Electric Capital Services, Inc., formerly General Electric Financial Services, Inc., the common stock of which is in turn wholly-owned by General Electric Company (“GE Company”). Financing and services offered by us are diversified, a significant change from the original business of GE Capital, which was financing distribution and sale of consumer and other GE Company products. Currently, GE Company manufactures few of the products financed by us.

We operate in five segments: Commercial Leasing and Lending (CLL), Consumer (formerly GE Money), Real Estate, Energy Financial Services and GE Commercial Aviation Services (GECAS). These operations are subject to a variety of regulations in their respective jurisdictions. Our services are offered primarily within North America, Europe and Asia. At December 31, 2009, our employment totaled approximately 75,000.

The Trust is a statutory trust organized under Delaware law pursuant to a trust agreement, dated as of January 26, 2010, signed by us, as sponsor of the Trust, the Delaware Trustee, and the Property Trustee and the filing of a certificate of trust with the Delaware Secretary of State. The trust agreement will be amended and restated in its entirety by us on or prior to the Settlement Date for the Exchange Offer. When we refer to the “Trust Agreement” in this prospectus, we are referring to the Trust Agreement as so amended and restated.

We are the sole holder of all the Common Securities of the Trust. The assets of the Trust will consist solely of the Debentures accepted for exchange in the Exchange Offer and $5,000 principal amount of Debentures deposited by us with the Trust in exchange for the Common Securities. The only source of funds to make payments in respect of redemption and distributions on the Trust Securities will be the Trust Debentures. To the extent that the Trust receives payments in respect of interest or principal on the Trust Debentures, it is obligated to distribute those amounts to the holders of Trust Securities and Common Securities in the form of distributions and amounts owing upon redemption of the Trust Securities and the Common Securities. We will provide holders of Trust Securities a guarantee in support of the Trust’s obligation to make distributions and redemption payments on the Trust Securities, but only to the extent that we have made corresponding payments to the Trust on the Trust Debentures.

The principal executive offices of GE Capital and the Trust are at 901 Main Avenue, Norwalk, Connecticut 06851 (telephone number (203) 373-2211).

Concurrent Exchange Offers

Concurrently with the Exchange Offer, we are engaging in other exchange offers substantially similar to the Exchange Offer with respect to other series of our outstanding subordinated debentures. These exchange offers relate to any and all of our outstanding €1,500,000,000 5.500% Fixed to Floating Rate EUR Subordinated Debentures due 2067, £600,000,000 6.500% Fixed to Floating Rate GBP Subordinated Debentures due 2067, €950,000,000 4.625% Fixed to Floating Rate EU Subordinated Debentures due 2066 and £400,000,000 5.500% Fixed to Floating Rate GBP Subordinated Debentures due 2066. None of these exchange offers is conditioned on the successful completion of any of the others.

Summary Terms of the Exchange Offer

Purpose of the Exchange Offer	We are engaging in the Exchange Offer because we believe that some marketplace participants will view the Trust Securities as a favorable component of our capital structure.

As a savings and loan holding company, GE Capital is subject to a supervisory assessment of its capital adequacy by the OTS. However, neither the OTS nor any other regulatory authority currently imposes specific minimum capital requirements on GE Capital. If GE Capital were to become subject to such requirements in the future, the issuance of the Trust Securities pursuant to the Exchange Offer may provide GE Capital with the benefit of additional regulatory capital to help satisfy such requirements. However, there is no certainty that GE Capital will become subject to such requirements or, if it does, the extent to which GE Capital would be permitted by such an applicable regulatory authority to benefit from the treatment of the Trust Securities as regulatory capital to help satisfy such requirements.

Consideration Offered in the Exchange Offer

The Trust is offering to exchange up to $2,500,000,000 aggregate liquidation amount of Trust Securities for outstanding Debentures, on the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal.

Holders who validly tender Debentures on or prior to the Expiration Date and who do not withdraw such tenders will be eligible to receive, per each $1,000 principal amount of Debentures, the “total exchange consideration” consisting of one Trust Security, liquidation amount $1,000 per security, and a cash payment of $10.00.

Valid tenders of the Debentures pursuant to the Exchange Offer will be accepted only in principal amounts of $5,000 and integral multiples of $1,000 in excess thereof.

Expiration Date

The Exchange Offer will expire at 11:59 p.m., New York City time, on March 2, 2010, unless we cause the Trust to extend it or terminate it earlier. The term “Expiration Date” means such date and time or, if the Exchange Offer is extended, the latest date and time to which the Exchange Offer is extended.

Withdrawal Rights	You may withdraw any Debentures that you previously tendered in the Exchange Offer at any time prior to the Expiration Date. See “The Exchange Offer—Withdrawal of Tenders.”

Conditions to the Exchange Offer

The Exchange Offer is not subject to any minimum tender condition but is subject to a number of conditions that must be satisfied or waived by the Trust at our direction, including, among others, that there has been no change or development that in our reasonable judgment may materially reduce the anticipated benefits to us of the Exchange Offer (which include those described above under “—Purpose of the Exchange Offer”) or that has had, or could reasonably be expected to have, a material adverse effect on us or our businesses, condition (financial or otherwise) or prospects. See “The Exchange Offer—Conditions of the Exchange Offer.”

Settlement Date	The Settlement Date for the Exchange Offer will be a date promptly following the Expiration Date. We currently expect the Settlement Date to be three business days after the Expiration Date.

Procedures for Tendering Debentures	You may tender your Debentures by transferring the Debentures through ATOP or following the other procedures described under “The Exchange Offer—Procedures for Tendering Debentures.”

If you wish to tender your Debentures and they are held of record by a broker, dealer, commercial bank, trust company or other nominee, you should contact such entity promptly and instruct it to tender Debentures on your behalf.

We urge you to instruct your broker, dealer, commercial bank, trust company or other nominee at least five business days prior to the Expiration Date in order to allow adequate processing time for your instruction.

Should you have any questions as to the procedures for tendering your Debentures, please call your broker, dealer, commercial bank, trust company or other nominee, or call our Information Agent at its telephone number set forth on the back cover page of this prospectus.

WE ARE NOT PROVIDING FOR GUARANTEED DELIVERY PROCEDURES AND THEREFORE YOU MUST ALLOW SUFFICIENT TIME FOR THE NECESSARY TENDER PROCEDURES TO BE COMPLETED DURING NORMAL BUSINESS HOURS OF DTC ON OR PRIOR TO THE EXPIRATION DATE. TENDERS RECEIVED AFTER THE EXPIRATION DATE WILL BE DISREGARDED AND OF NO EFFECT.

Extensions; Waivers and Amendments; Termination	Subject to applicable law, we reserve the right to cause the Trust to (1) extend the date on which the Expiration Date shall occur; (2) waive any and all conditions to or amend the Exchange Offer in any respect; or (3) terminate the Exchange Offer. Any extension, waiver, amendment or termination will be followed as promptly as practicable by a public announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. See “The Exchange Offer—Expiration Date; Extension; Termination; Amendment.”

U.S. Federal Income Tax Consequences

The exchange of Debentures for Trust Securities pursuant to the Exchange Offer will be treated for U.S. federal income tax purposes as the acquisition of an interest in the Trust Debentures. In connection with the Exchange Offer, Cahill Gordon & Reindel LLP, our special tax counsel, will provide us with an opinion generally to the effect that, although the matter is not free from doubt and there is no authority directly on point, the exchange of Debentures for Trust Securities pursuant to the Exchange Offer will not be a taxable event. In that case, a holder will generally not recognize any gain or loss for U.S. federal income tax purposes on that exchange. See “Certain U.S. Federal Income Tax Consequences—Exchange of Debentures for Trust Securities Pursuant to the Exchange Offer.”

The U.S. federal income tax treatment of the payment of $10.00 per $1,000 principal amount of Debentures (a “Participation Payment”) is uncertain. We intend to take the position that this payment is ordinary income to a holder. U.S. federal income tax at a rate of 30% will be withheld from a Participation Payment to a Non-U.S. Holder, as defined in “Certain U.S. Federal Income Tax Consequences,” unless, prior to payment, the Non-U.S. Holder provides the withholding agent with a properly executed statement on (a) IRS Form W-8BEN claiming an exemption from or reduction of withholding under the “Business Profits,” “Other Income,” or similar article of an applicable U.S. income tax treaty, specifying the Non-U.S. Holder’s U.S. taxpayer identification number, and making certain certifications; or (b) IRS Form W-8ECI stating that the Participation Payment is not subject to withholding because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States and specifying the Non-U.S. Holder’s taxpayer identification number. We will not indemnify a Non-U.S. Holder for any tax withheld from a Participation Payment. See “Certain U.S. Federal Income Tax Consequences—U.S. Holders—Participation Payment” and “Certain U.S. Federal Income Tax Consequences—Non-U.S. Holders—Participation Payment.”

Consequences of Failure to Exchange Trust Securities	Depending on the amount of Debentures that are

accepted for exchange in the Exchange Offer, the trading market for the Debentures that remain outstanding after the Exchange Offer may be more limited. A reduced trading volume may decrease the price and increase the volatility of the trading price of the Debentures that remain outstanding following the Exchange Offer.

Comparison of the Rights of Debentures and Trust Securities

The Debentures accepted for exchange in the Exchange Offer will be deposited in the Trust and will compose, together with the Debentures deposited by us with the Trust in exchange for the Common Securities, all of the underlying assets of the Trust.

The terms of the particular Debentures accepted for exchange will not be amended when those Debentures are deposited in the Trust. The interest rate, interest deferral provisions, redemption provisions, covenants, Events of Default (as defined herein) and the rights of Debenture holders to accelerate the Debentures following an Event of Default will be the same for the Trust Debentures and the Debentures, if any, that are not tendered and accepted for exchange in the Exchange Offer. This is because all the Debentures, whether or not they are deposited in the Trust, will be governed by the Indenture under which they were issued. Moreover, if there is an Event of Default under the Indenture, the Trust Securities will automatically (and without the consent of any Applicable Regulatory Authority or requirement that the Trust first terminate) be exchanged for the Trust Debentures, so that the former holders of Trust Securities will be able to exercise their rights of acceleration and other remedies following such Event of Default as holders of Debentures.

By virtue of the operative provisions of the agreement governing the Trust (the “Trust Agreement”), what will change following the deposit of Debentures in the Trust is the mechanism for enforcing the Other Covenants (as defined below under “Comparison of Debentures and Trust Securities”). These Other Covenants under the Indenture as currently in effect and as will continue to remain in effect following the deposit of the Trust Debentures with the Trust are limited, and the Debentures cannot be accelerated as a result of a breach of an Other Covenant. Rather, the Indenture provides that following such a breach and subject to the provisions of the Indenture, the Indenture Trustee or, under certain circumstances, the holders of the requisite percentage of the Debentures, acting through the Indenture Trustee, or each holder, as the case may be, may enforce holders’ rights with respect to the Other Covenants.

With respect to the Trust Debentures, however, the Trust Agreement will provide that all legal rights of the holders of Trust Securities under the Trust Debentures, including the right to enforce the Other Covenants, will be exercisable solely by the Property Trustee and not by the holders of Trust Securities or Common Securities. If the Property Trustee fails to take action with respect to the enforcement of any of those rights, holders of Trust Securities will be unable to do so (other than following the automatic exchange of the Debentures for Trust Securities following the occurrence of an Event of Default) because the right to take such action will be vested solely in the Property Trustee on behalf of holders of Trust Securities. Furthermore, the Trust Agreement will provide that holders of the Trust Securities will not be able to direct the Property Trustee, or otherwise bring any action to compel the Property Trustee, to take such action or to remove the Property Trustee. However, the Trust Agreement will provide that any holder of a Trust Security may request the Property Trustee to take such action. In addition, any such holder may offer the Property Trustee indemnity for taking such action at the holder’s request provided that it is a “Qualified U.S. Holder,” as that term is defined under “Description of the Trust Securities—Voting Rights; Amendment of the Trust Agreement.” The Property Trustee will not be obligated to take any action requested by any or even all of the holders of the Trust Securities and may require indemnity satisfactory to it from one or more Qualified U.S. Holders should it choose to act pursuant to any such request. The Property Trustee has no obligations to enforce Other Covenants, but if it chooses to do so, it will incur no liability to any person except for its bad faith or willful misconduct. See “Comparison of Debentures and Trust Securities.”

Brokerage Commissions

You will not be required to pay brokerage commissions to the Dealer Managers, the Exchange Agent, the Information Agent or us in connection with the Exchange Offer. If your Debentures are held in a nominee account, you should check with such nominee to see whether it will charge a fee for tendering your Debentures on your behalf.

No Appraisal Rights	You will have no appraisal rights in connection with the Exchange Offer.

Dealer Managers

The Lead Dealer Manager and New Security Structuring Agent for the Exchange Offer is J.P. Morgan Securities Inc. Barclays Capital Inc., Deutsche Bank Securities Inc., and Goldman, Sachs & Co. will also act as Dealer Managers in connection with the Exchange Offer.

Information Agent and Exchange Agent	Global Bondholder Services Corporation

Further Information

If you have questions about the terms of the Exchange Offer, please contact the Dealer Managers or the Information Agent. Requests for additional copies of this prospectus and the Letter of Transmittal may be directed to the Information Agent. If you have questions regarding the procedures for tendering your Debentures, please contact the Exchange Agent. The contact information for the Dealer Managers, Information Agent and Exchange Agent are set forth on the back cover page of this prospectus.

As required by the Securities Act of 1933, we filed a registration statement relating to the Exchange Offer with the Securities and Exchange Commission. This prospectus is a part of that registration statement. See also “Where You Can Get More Information on GE Capital.”

The Trust Securities

The Trust

GE Capital Trust I. The Trust is a Delaware statutory trust governed by the Trust Agreement. Each Trust Security will represent an undivided beneficial interest in the assets of the Trust. The assets of the Trust will consist solely of the Debentures accepted for exchange in the Exchange Offer and the $5,000 principal amount of Debentures deposited by us with the Trust in exchange for the Common Securities.

You should be aware that the Trust will not hold any Debentures other than the Trust Debentures. If fewer than all of the outstanding Debentures are validly tendered and accepted for exchange pursuant to the Exchange Offer, none of the Trust, the trustees of the Trust and the holders of the Trust Securities will have any rights in respect of, or interest in, any of the outstanding Debentures that are not held by the Trust.

The Trust will be administered by The Bank of New York Mellon, as property trustee (the “Property Trustee”), BNY Mellon Trust of Delaware, as Delaware Trustee and three Administrative Trustees. See “Description of the Trust.”

Distributions on Trust Securities

The distribution rate and the distribution payment dates and other payment dates for the Trust Securities will correspond to the interest rate and Interest Payment Dates and other payment dates for the Debentures. Holders of the Trust Securities will be entitled to receive distributions of their pro rata portion of all such payments received by the Trust on the Trust Debentures.

Distributions on the Trust Securities will be cumulative and will be payable until redemption on the stated liquidation amount per Trust Security. The distribution payment dates for the Trust Securities will correspond to the Interest Payment Dates for the Debentures. Specifically, distributions on the Trust Securities will be required to be made semi-annually in arrears on May 15 and November 15 of each year, commencing with the May 15 or November 15 next following the Settlement Date until and including November 15, 2017, and quarterly in arrears thereafter on February 15, May 15, August 15 and November 15 of each year, commencing February 15, 2018, unless deferred as described below.

The first distribution payment following the Settlement Date payable on the Trust Securities will include the amount of interest accrued on the Trust Debentures from and including the Interest Payment Date on the Debentures next preceding the Settlement Date to but excluding the Interest Payment Date coinciding with such distribution payment date.

Deferral of Distributions

The ability of the Trust to pay distributions on the Trust Securities is entirely dependent on its receipt of interest payments with respect to the Trust Debentures. We have the option, so long as no Event of Default (as defined herein) under the Debentures has occurred and is continuing, to defer the payment of interest on the Debentures, on one or more occasions, for a period of up to 10 years each. In addition, if we do not pay interest on any Interest Payment Date, such non-payment, if it continues for five days after notice, will trigger a deferral of interest payments. See “—The Debentures—Option to Defer Interest Payments” below. If we exercise our right to defer interest payments on the Debentures, the Trust will also defer payment of the corresponding amount of distributions on the Trust Securities in respect of the Trust Debentures during such period of deferral.

Redemption of Trust Securities

The Trust will use the proceeds of any repayment of the principal of the Trust Debentures, whether at maturity, earlier redemption or otherwise, to redeem Trust Securities and Common Securities pro rata in a like liquidation amount (except as described under “Description of the Trust Securities—Subordination of Common Securities”). Any redemption of the Trust Securities in connection with a redemption of the Trust Debentures at the option of GE Capital prior to the Maturity Date of the Debentures as described under “—The Debentures—Optional Redemption” and “—The Debentures—Tax Event Redemption” will be subject to any then required approval by any Applicable Regulatory Authority.

Automatic Exchange upon an Event of Default

The Trust Agreement will provide that if an Event of Default under the Indenture with respect to the Debentures occurs, the Trust Debentures will automatically (and without the consent of any Applicable Regulatory Authority or requirement that the Trust first terminate) be exchanged for the outstanding Trust Securities, so that the former holders of Trust Securities will be able to exercise their rights of acceleration and other remedies following such Event of Default as holders of Debentures.

Voting Rights	The Trust Agreement will provide that as a holder of Trust Securities, you will have no voting rights. See “Comparison of Debentures and Trust Securities.”

Liquidation Distribution upon Dissolution

The Trust may be dissolved at the election of GE Capital, subject to the approval of any Applicable Regulatory Authority, and also upon the occurrence of the events described under “Description of Trust Securities—Liquidation Distribution upon Dissolution.” Upon any such dissolution, the Trust Debentures will be distributed to holders of the Trust Securities and Common Securities pro rata, provided that under certain circumstances, including in connection with the redemption of the Trust Securities in whole, holders of Trust Securities and Common Securities will be entitled to receive, in lieu of the Trust Debentures, cash in an amount equal to the aggregate liquidation amount of the Trust Securities and Common Securities plus accrued and unpaid distributions to the date of payment. See “Description of the Trust Securities—Liquidation Distribution upon Dissolution.”

Guarantee

We will irrevocably guarantee, on a subordinated basis, the timely payment by the Trust in full of (i) any accumulated and unpaid distributions on the Trust Securities to the extent we have paid such amounts to the Trust pursuant to the Trust Debentures, and (ii) the amount payable upon redemption of the Trust Securities to the extent we have paid such amounts to the Trust pursuant to the Trust Debentures (the “Guarantee”). The Guarantee does not cover payments if we have failed to pay to the Trust amounts due under the Trust Debentures or if we elect to defer payments of interest on the Debentures.

The Guarantee will constitute a subordinated unsecured obligation of GE Capital and will rank pari passu with the Debentures.

Form of Trust Securities

The Trust Securities will be issued in book-entry only form and will be represented by one or more permanent global certificates deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company (“DTC”), in New York, New York for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V. Beneficial interests in a global certificate representing the Trust Securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and such interests may not be exchanged for certificated Trust Securities, except in limited circumstances described in “Book Entry Issuance.”

Listing

The Trust Securities will not be listed initially on any securities exchange. If the Debentures become listed on a securities exchange, the Trust Securities will be simultaneously listed on the same securities exchange. If the Debentures become so listed and then become delisted, the Trust Securities will be delisted from such exchange as soon as reasonably practicable.

U.S. Federal Income Tax Consequences

In connection with the Exchange Offer, Cahill Gordon & Reindel LLP, our special tax counsel, will provide us with an opinion to the effect that, under current law and assuming full compliance with the terms of the Trust

Agreement and other relevant documents, and based on certain other facts and assumptions described in that opinion, the Trust will be classified as a grantor trust for U.S. federal income tax purposes. Under that classification, you will generally be treated for U.S. federal income tax purposes as the owner of an undivided interest in the assets of the Trust, which will consist of the Trust Debentures. See “Certain U.S. Federal Income Tax Consequences—Classification of the Trust.” A U.S. Holder, as defined in “Certain U.S. Federal Income Tax Consequences,” will be required to include in ordinary income its allocable share of interest income or original issue discount, if any, paid or accrued on the Trust Debentures. See “Certain U.S. Federal Income Tax Consequences—U.S. Holders—Interest Income and Original Issue Discount.”

ERISA Considerations

The Trust Securities generally may be issued upon exchange to employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and by plans subject to Section 4975 of the Code, subject to the conditions and limitations discussed in “Certain ERISA Considerations” herein.

The Debentures

Maturity Date	November 15, 2067 (the “Maturity Date”), subject to earlier redemption.

Indenture Trustee

The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.) is the trustee (the “Indenture Trustee”) for the Debentures pursuant to an Indenture for Subordinated Debentures (as amended and supplemented from time to time, the “Indenture”), entered into with GE Capital as of September 1, 2006.

Interest on the Debentures

In each case subject to deferral as described below under “—Option to Defer Interest Payments,” interest on the Debentures accrues from and including the most recent Interest Payment Date in respect of which interest has been paid or duly provided for and is payable, with respect to the Fixed Rate Period, semi-annually in arrears on May 15 and November 15 of each year (or the next succeeding Business Day if not a Business Day, without any interest or other payment in respect of such delay). With respect to the Floating Rate Period, interest on the Debentures is payable in respect of each Interest Period (as defined below) quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (or the next succeeding Business Day if not a Business Day unless such Business Day is in the next calendar month in which case such Interest Payment Date shall be the Business Day immediately preceding such day), commencing February 15, 2018. Notwithstanding the foregoing, if the Maturity Date or an earlier redemption date falling during the Floating Rate Period is not a Business Day, then payment of interest on such date will be made on the next succeeding Business Day with the same force and effect as if made on such Maturity Date or redemption date (without any interest or other payment in respect of such delay).

The term “Business Day” means any day other than a Saturday or Sunday or any other day on which banking institutions are generally authorized or obligated by law or regulation to close in The City of New York or, during the Floating Rate Period, in London, England.

The term “Interest Period” means each period from and including the most recent Interest Payment Date to but excluding the next Interest Payment Date (without regard to any permitted deferral as described below under “—Option to Defer Interest Payments”) or other date on which interest is due and payable in accordance with the terms of the Debentures by redemption, acceleration, or maturity.

Option to Defer Interest Payments	Under the terms of the Debentures, provided that no Event of Default has occurred and is continuing, we, in our sole discretion, may determine to defer interest payments on the Debentures for a period (an “Extension Period”) effective for interest accruing as of the first day of any Interest Period (the “Start Date”) and extending not longer than the earlier of (a) the tenth anniversary of the Start Date, and (b) the Maturity Date for the Debentures (such final date being referred to as the “Maximum Extension Date”).

Interest may be so deferred by the giving of notice thereof by us to the Indenture Trustee, not less than five nor more than 15 days before the Interest Payment Date relating to the first Interest Period in the Extension Period during which interest will be deferred. The notice will specify the Start Date and the last day of the Extension Period (the “End Date”), which End Date may not be later than the Maximum Extension Date; provided that our failure to pay interest in full on any End Date or any Interest Payment Date thereafter that falls prior to the Maximum Extension Date will be deemed to be a further deferral of interest payments to the earlier of the next Interest Payment Date and the Maximum Extension Date.

Notwithstanding the foregoing, in the event that we do not pay interest in full on any Interest Payment Date and an Extension Period on the Debentures has not otherwise been commenced in accordance with the notice provisions described above, such non-payment shall, if continuing for five days after notice from the Indenture Trustee, be deemed to commence an Extension Period that shall continue until the earlier of the next succeeding Interest Payment Date and the Maximum Extension Date and shall not constitute an Event of Default with respect to such Debentures.

To the extent permitted by applicable law, interest on deferred amounts will accrue during an Extension Period from the first Interest Payment Date following the Start Date and will be compounded on subsequent Interest Payment Dates (semi-annually during the Fixed Rate Period or quarterly during the Floating Rate Period), at the then applicable rate of interest on the Debentures (such additional interest, “Additional Interest”). On the Interest Payment Date falling on the End Date, the redemption date for all outstanding Debentures, or the Maturity Date, as applicable, we will be obligated to pay all accrued and unpaid interest, including Additional Interest.

Dividend Restriction	We have agreed that if:

	•	we shall have, or shall be deemed to have, exercised our option to defer payments of interest on the Debentures, as described above under “—Option to Defer Interest Payments,” or

•	there shall have occurred and be continuing an Event of Default under the Indenture,

then we will not, and will not permit any Subsidiary (as defined herein) to:

	(i)	declare or pay dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of GE Capital’s capital stock (which includes common and preferred stock);

(ii)

make any payment of principal of or interest or premium on or repurchase or redeem any other subordinated indebtedness of GE Capital that ranks pari passu with or junior in interest to the Debentures; or

(iii)

make any guaranty payments with respect to any subordinated guarantee of GE Capital of the indebtedness of any Subsidiary of GE Capital if such guaranty ranks pari passu with or junior in interest to the Debentures;

provided, however, that during any period, including an Extension Period, we shall be permitted to: (a) declare or pay dividends or distributions in Common Stock (as defined herein) of GE Capital, (b) declare a dividend in connection with the implementation of a stockholders’ rights plan or issue stock under any such plan in the future or redeem or purchase any such rights pursuant thereto, and (c) purchase Common Stock related to the issuance of Common Stock or rights under any of GE Capital’s benefit plans for its directors, officers or employees; and provided further that where debt securities of different series issued under the Indenture containing a deferral feature similar to the deferral feature of the Debentures are subject to Extension Periods terminating at different times or in other circumstances where the payment of deferred interest cannot be made simultaneously on all such debt securities (including the Debentures) subject to an Extension Period, we will be permitted to make payments of interest due on particular debt securities of each such series (including the Debentures) at the end of the Extension Period with respect thereto, but only if the amounts (not yet due and payable) that will be required to be paid at the close of an Extension Period with respect to all other series of such debt securities have been deposited with the Indenture Trustee and held for application when such amounts become due and payable.

In connection with the issuance of the Debentures, General Electric Company (“GE Company”) has covenanted that, if GE Capital declares, pays or makes any dividends, distributions or other payments to GE

Company or any of its Subsidiaries during an Extension Period or when an Event of Default has occurred and is continuing, in either case in violation of the restrictions described above, for so long as such restrictions are in effect and are applicable to outstanding debt securities issued under the Indenture, GE Company shall promptly return, or cause the return, to GE Capital of all such dividends, distributions, and other payments.

The covenants described in this “—Dividend Restriction” constitute “Other Covenants” that, with respect to the Trust Debentures, are enforceable solely by the Property Trustee. See “—Summary Terms of the Exchange Offer—Comparison of the Rights of Debentures and Trust Securities.”

Events of Default

If, at any time, an Event of Default as defined herein occurs and is continuing under the Debentures, then, unless the principal of the Debentures shall already be due and payable, the Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Debentures will have the right to declare the principal amount of all the Debentures, together with accrued interest, including any Additional Interest, to be due and payable immediately. Events of Default in respect of the Debentures are limited to (i) default in the payment of any installment of interest, including any Additional Interest, due and payable (subject to deferral during any Extension Period) and the continuance of such non-payment for 30 days, (ii) default in the payment of principal of any Debenture upon the Maturity Date and (iii) certain events involving the bankruptcy, insolvency, or reorganization of GE Capital. See “Description of the Debentures—Events of Default, Waiver and Notice; Enforcement of Other Covenants” herein.

Optional Redemption

Subject to any then required approval by any Applicable Regulatory Authority, the Debentures will be redeemable for cash, at our option, (i) subject to the undertaking in the Trust Agreement described below, in whole but not in part, at any time prior to November 15, 2017 at the applicable make-whole redemption price set forth under “Description of the Debentures—Redemption,” or (ii) in whole or in part from time to time beginning on November 15, 2017, at a redemption price equal to 100% of the principal amount of the Debentures so redeemed plus accrued and unpaid interest, including Additional Interest, if any, provided that if the Debentures are not redeemed in whole, at least $25,000,000 in aggregate principal amount (excluding Debentures held by us or any of our affiliates) must remain outstanding immediately after any such partial redemption.

Notwithstanding the foregoing, redemption at the option of GE Capital is not permitted during an Extension Period, except on an End Date on which all accrued and unpaid interest (including Additional Interest) has been paid in full.

The Debentures will not be repayable at any time at the option of the holders thereof.

For any date on which GE Capital is subject to regulatory oversight, “Applicable Regulatory Authority” means any governmental authority, or any independent agency created under any governmental authority, that has promulgated regulations to which GE Capital is subject under which GE Capital is required to maintain specific levels of capital.

At or prior to the consummation of the Exchange Offer, we will unilaterally amend the Indenture to provide that we may not redeem the Debentures prior to the Maturity Date unless we have received any then required approval of any Applicable Regulatory Authority to redeem the Debentures and for the Trust to redeem Trust Securities and Common Securities with the proceeds of the redemption of Trust Debentures.

We will agree in the Trust Agreement that for so long as the Trust holds the Trust Debentures, we will not redeem the Debentures in accordance with the provisions described in this “—Optional Redemption” at any time prior to the fifth anniversary of the original issuance of the Trust Securities pursuant to the Exchange Offer. With the consent of each Applicable Regulatory Authority, the Trust Agreement may be amended by us to delete the undertaking specified in the preceding sentence without the consent of holders of the Trust Securities or any other person.

Tax Event Redemption

Subject to any then required approval by any Applicable Regulatory Authority, we may redeem the Debentures prior to November 15, 2017, in whole but not in part, within 90 days following the occurrence of a Tax Event at the applicable make-whole redemption price. A Tax Event will generally occur if there is more than an insubstantial risk that all or any portion of the interest payable by GE Capital with respect to the Debentures is not, or will not be, deductible as accrued by GE Capital for U.S. federal income tax purposes. Notwithstanding the foregoing, a Tax Event Redemption (as defined herein) is not permitted during an Extension Period, except on an End Date on which all accrued and unpaid interest (including Additional Interest) has been paid in full. See “Description of the Debentures—Redemption” herein.

Replacement Covenant

In connection with the original issuance of the Debentures, we entered into a Replacement Covenant (as more fully described under “Certain Terms of the Replacement Covenant”) in which we covenanted for the benefit of holders of certain eligible indebtedness that neither we nor any of our Subsidiaries will repay, redeem or purchase a Debenture at our option or as a result of a Tax Event on or before November 15, 2037 except to the extent that (a) the applicable redemption or purchase price does not exceed (i) 200% of the amount of the aggregate of proceeds from the sale of Common Stock and rights to acquire Common Stock and the market value of any Common Stock issued in connection with the conversion or exchange of certain securities; plus (ii) 100% of the proceeds from the sale of mandatorily convertible preferred stock and certain debt that is exchangeable for equity of GE Capital; plus (iii) 100% of the proceeds from the sale of qualifying debt securities or qualifying preferred stock of GE Capital, in each case within 180 days prior to delivery of a notice of such redemption or the date of such repayment or purchase of the Debentures, or (b) the Debentures are exchanged for (i) at least an equal aggregate principal amount of qualifying debt securities or aggregate liquidation preference of qualifying preferred stock or mandatorily convertible preferred stock and/or (ii) consideration that includes Common Stock with a market value equal to 50% of the Debentures that are exchanged. For purposes of the Replacement Covenant, the term “repay” includes the defeasance of the Debentures by us as well as the satisfaction and discharge of our obligations under the Indenture with respect to the Debentures. The Replacement Covenant is not intended for the benefit of holders of the Debentures, may not be enforced by them, and is not a term of the Indenture or the Debentures. The Replacement Covenant will have no effect on the absolute and unconditional nature of our obligation to pay the principal amount of (and any accrued and unpaid interest on) the Debentures on the stated Maturity Date or any earlier date of redemption.

We made certain amendments to the Replacement Covenant in connection with the transactions contemplated by the Exchange Offer. See “Certain Terms of the Replacement Covenant” herein.

Ranking of Debentures

Our obligations under the Debentures will rank pari passu among themselves (without regard as to whether such Debentures are held by the Trust or otherwise) and with each other series of debt securities established under the Indenture (unless otherwise provided with respect to such series of debt securities) and are subordinated to all of our Senior Indebtedness, including, without limitation, our Subordinated Notes, each as defined herein. As of December 31, 2009, all of our indebtedness (other than the Debentures and our outstanding subordinated debentures to which the concurrent exchange offers referred to under “Summary—Concurrent Exchange Offers” relate) would have been senior to the Debentures.

U.S. Federal Income Tax Consequences

In connection with the original issuance of the Debentures, Cahill Gordon & Reindel LLP, our special tax counsel, provided us with an opinion generally to the effect that, although the matter is not free from doubt and there is no authority directly on point, the Debentures will be treated as indebtedness of GE Capital for U.S. federal income tax purposes. That opinion was subject to certain customary conditions. By acquiring Trust Securities pursuant to the Exchange Offer, each holder will generally be treated as the owner of an undivided interest in the assets of the Trust, which will consist of the Trust Debentures.

Payments of interest on the Trust Debentures should be taxable to a U.S. Holder (as defined in “Certain U.S. Federal Income Tax Consequences”) as ordinary interest income at the time the payments are accrued or received, in accordance with such holder’s method of accounting for U.S. federal income tax purposes. If we defer payment of interest on the Debentures, a U.S. Holder will be required to include stated interest on the Trust Debentures in income as original issue discount on a constant-yield basis, regardless of such holder’s regular method of tax accounting. See “Certain U.S. Federal Income Tax Consequences—U.S. Holders—Interest Income and Original Issue Discount.”

Ratings of Securities

Standard & Poor’s Ratings Group (“S&P”) has assigned a rating to the Trust Securities of “A+” and Moody’s Investors Service, Inc. (“Moody’s”) has assigned a rating to the Trust Securities of “Aa3.”

An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. A credit rating of a security is not a recommendation to buy, sell or hold securities. There is no assurance that any rating will apply for any given period of time or that a rating may not be adjusted or withdrawn.

RISK FACTORS

You should carefully consider the risks described below as well as under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009 (which Risk Factors are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus before making a decision to participate in the Exchange Offer. See “Where You Can Get More Information on GE Capital” in this prospectus.

Risks Related to Not Participating in the Exchange Offer

If the Exchange Offer is successful, there may no longer be a trading market for the Debentures and the market price for the Debentures may be depressed.

Depending on the amount of Debentures that are accepted for exchange in the Exchange Offer, the trading market for the Debentures that remain outstanding after the Exchange Offer may be more limited. A reduced trading volume may decrease the price and increase the volatility of the trading price of the Debentures that remain outstanding following the Exchange Offer.

Risks Related to the Trust Securities

There are limited rights to accelerate payment of the Debentures or to enforce the Other Covenants under the Indenture.

The Indenture Trustee under the Indenture or the holders of not less than 25% in aggregate principal amount of the outstanding Debentures may accelerate payment of principal of, and accrued and unpaid interest on, the Debentures only upon the occurrence of an Event of Default under the Indenture with respect to the Debentures, subject to the terms of the Indenture. Events of Default with respect to the Debentures allowing acceleration include only non-payment of interest, including Additional Interest (subject to deferral during any Extension Period) and the continuance of such non-payment for 30 days, non-payment of principal on the Maturity Date of the Debentures, and certain events of bankruptcy, insolvency or reorganization of GE Capital. See “Description of the Debentures—Events of Default, Waiver and Notice; Enforcement of Other Covenants” herein. Furthermore, non-payment of interest on any Interest Payment Date, whether or not an Extension Period has otherwise commenced, will be deemed to commence or extend, as applicable, an Extension Period and will not constitute an Event of Default until 30 days after the tenth anniversary of the beginning of an Extension Period.

Events of Default do not include failure to comply with or breach of the Other Covenants under the Indenture. Accordingly, our failure to comply with such Other Covenants will not result in the acceleration of payment of the Debentures. Although failure to comply with such Other Covenants could give rise to a claim against us relating to the specific breach, the remedy of holders of the Debentures may be limited to direct monetary damages (if any). In general, holders of the Debentures may not themselves institute a proceeding against GE Capital on account of any such breach unless, among other things, the Indenture Trustee fails to institute such a proceeding, subject to the terms of the Indenture. However, the holders of a majority in principal amount of the Debentures may direct the Indenture Trustee to bring such a proceeding, subject to the terms of the Indenture, which allows the Indenture Trustee to require that it receive an indemnity before taking action under the Indenture. In addition, holders of Debentures may institute a proceeding themselves upon a failure by us to pay an amount of principal or interest on the Debentures that has become due as a result of an acceleration of the Debentures or otherwise. See “Description of the Debentures—Events of Default, Waiver and Notice; Enforcement of Other Covenants.”

Your rights with respect to the Other Covenants contained in the Trust Debentures are limited.

The Debentures accepted for exchange in the Exchange Offer will be deposited in the Trust and will compose, together with the Debentures deposited by us with the Trust in exchange for the Common Securities, all the underlying assets of the Trust. The Trust Agreement will provide that all legal rights of the holders of Trust Securities under the Trust Debentures, including the right to enforce the Other Covenants under the Indenture, will be exercisable solely by the Property Trustee and not by the holders of Trust Securities or the Common Securities. If the Property Trustee fails to take action with respect to the enforcement of any of those rights, holders of Trust Securities will be unable to do so (other than following the automatic exchange of the Debentures for Trust Securities following the occurrence of an Event of

Default) because the right to take such action will be vested solely in the Property Trustee on behalf of holders of Trust Securities. Furthermore, the Trust Agreement will provide that, while holders of Trust Securities may request the Property Trustee to take action as described under “Description of the Trust Securities—Voting Rights; Amendment of the Trust Agreement,” holders of the Trust Securities will not be able to direct the Property Trustee, or otherwise bring any action to compel the Property Trustee, to take such action or to remove the Property Trustee.

Furthermore, holders of Debentures that are not held by the Trust will continue to have all of the rights provided by the Indenture under which they were issued, including rights with respect to consents to amendments and waivers of past defaults. If a majority, or with respect to certain amendments, 66 2/3%, of the outstanding principal amount of the Debentures are not exchanged for Trust Securities in the Exchange Offer, the holders of the Debentures not held by the Trust would be able to take actions with respect to waivers or amendments under the Indenture which would affect all of the outstanding Debentures, including the Debentures held by the Trust, without any action on the part of the Property Trustee, the other trustees of the Trust or the holders of the Trust Securities. Conversely, if a majority, or with respect to certain amendments 33 1/3% of the outstanding principal amount of the Debentures are not exchanged for Trust Securities in the Exchange Offer, the holders of the Debentures not held by the Trust would be able to block waivers or amendments agreed to by the Property Trustee.

Holders of the Trust Securities will have no voting rights.

The Trust Agreement will provide that as a holder of Trust Securities, you will have no voting rights. You will not be entitled to vote to appoint, remove or replace the Property Trustee, the Delaware Trustee or any Administrative Trustee, all of which will be appointed, removed or replaced by us.

Under the Indenture, holders of a majority in aggregate principal amount of the Debentures may vote to remove the Indenture Trustee. However, with respect to the Trust Debentures, this voting right will be exercisable solely by the Property Trustee and not by the holders of Trust Securities. Furthermore, while holders of Trust Securities may request the Property Trustee to take action as described under “Description of the Trust Securities—Voting Rights; Amendment of the Trust Agreement,” the Trust Agreement will not afford holders of Trust Securities any right to direct the Property Trustee to take such action in respect of the Trust Securities, the Trust or the assets composing the Trust, including the right to direct the Property Trustee to vote to remove the Indenture Trustee under circumstances where the Indenture permits the holders of Debentures to exercise such rights. In addition, as described under “Description of the Trust Securities—Voting Rights; Amendment of the Trust Agreement,” the Trust Agreement will provide that each holder of Trust Securities will be deemed to have waived any right to bring an action under or pursuant to any law of the State of Delaware pertaining to trusts or any other law of the State of Delaware providing for a derivative action by a beneficiary on behalf of a trust or trustee.

The Trust Securities may be exchanged for Trust Debentures or the Trust may distribute the Trust Debentures to the holders of the Trust Securities, and the Trust Debentures may trade at a price lower than the Trust Securities.

Following the occurrence of an Event of Default with respect to the Debentures as described under “Description of the Trust Securities—Exchange Event,” the Trust Debentures will automatically (and without the consent of any Applicable Regulatory Authority or requirement that the Trust first terminate) be exchanged for Trust Securities. In addition, subject to the consent of each Applicable Regulatory Authority, at our option or upon the occurrence of certain other events as described under “Description of the Trust Securities—Liquidation Distribution upon Dissolution,” the Property Trustee will dissolve the Trust and distribute the Trust Debentures to the holders of the Trust Securities in liquidation of the Trust.

Under current U.S. federal income tax law, and assuming, as expected, that the Trust is treated as a grantor trust, such a distribution of Trust Debentures to you should not be a taxable event. However, if at the time it is dissolved the Trust were characterized for U.S. federal income tax purposes as an association taxable as a corporation, or were otherwise subject to U.S. federal income tax with respect to income accrued or received on the Trust Debentures, or if there is a change in law, the distribution of the Trust Debentures to you may be a taxable event.

No one can predict the market prices for the Trust Debentures that may be distributed. Accordingly, the Trust Debentures that you receive upon a distribution, or the Trust Securities you hold pending the distribution, may trade at a lower price than the Trust Securities had been trading prior to such distribution.

We may, in our sole discretion, defer interest on the Debentures, including the Trust Debentures, in which event distributions on the Trust Securities will also be deferred. If we do so and you are subject to U.S. federal income taxation, you may have to include distributions on the Trust Securities in your taxable income before you receive payments.

We may, in our sole discretion, elect to defer interest payments on the Debentures, including the Trust Debentures, as described herein, for one or more periods of up to 10 consecutive years. During a deferral period, the Trust will defer the corresponding distributions on the Trust Securities. If you are subject to U.S. federal income taxation and we defer interest payments on the Debentures, you may nevertheless be required to accrue and report as original issue discount for U.S. federal income tax purposes your proportionate share of such deferred interest during the deferral period. As a result, you will have to include that accrued interest, together with any Additional Interest, in your gross income for U.S. federal income tax purposes before you receive any cash payments in the form of distributions on the Trust Securities. See “Certain U.S. Federal Income Tax Consequences—U.S. Holders—Interest Income and Original Issue Discount.” You also will not be entitled to receive distributions representing payment of such accrued and unpaid interest or Additional Interest following the deferral period if you sell your Trust Securities before the record date for the payment of such distributions, even if you held the Trust Securities on the date that the payments would have been made on the Trust Securities but for the deferral.

If we do not make payments to the Trust on the Trust Debentures, the Trust will not be able to pay distributions on the Trust Securities, and you will not be able to rely on the Guarantee for payments.

The ability of the Trust to timely pay distributions on the Trust Securities will depend solely upon our making the related payments on the Trust Debentures when due. If we defer interest on the Trust Debentures or if we default on our obligation to pay interest on, or the principal of, the Trust Debentures, the Trust will not have sufficient funds to pay distributions on the Trust Securities.

In addition, our Guarantee applies only to the extent that the Trust has received payments on the Trust Debentures with which to make the corresponding distribution or redemption payment. Therefore, if we default on our interest and other payment obligations on the Trust Debentures, the Trust will not have funds available for payment, and you will not be able to rely upon the Guarantee for payment.

The Trust Agreement will provide that the Trust Debentures will be distributed to holders of Trust Securities upon the occurrence of an Event of Default. If, following an Event of Default, the Trust Debentures are distributed to holders of Trust Securities, holders of Debentures who had been holders of the Trust Securities will be entitled to take action in respect of the Event of Default in respect of the Trust Debentures so distributed.

The Debentures are effectively subordinated to substantially all of our other debt.

We will pay holders of our Senior Indebtedness before we make any payments in respect of the Debentures, including payments to the Trust as the holder of our Trust Debentures, and before we make any payments under the Guarantee.

Our obligations under the Debentures are subordinate and junior in right of payment to all of our existing and future Senior Indebtedness (including our outstanding Subordinated Notes, as defined herein). As of December 31, 2009, all of our indebtedness (other than the Debentures and our outstanding subordinated debentures to which the concurrent exchange offers referred to under “Summary—Concurrent Exchange Offers” relate) would have been senior to the Debentures. The obligations under the Debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries.

Due to the subordination provisions described in “Description of the Debentures—Subordination,” in the event of our insolvency, funds that would otherwise be available to pay holders of the Debentures, including the Trust as holder of the Trust Debentures, will be used to pay the holders of Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full. As a result of those payments, the holders of our Senior Indebtedness may recover more, ratably, than holders of the Debentures, including the Trust, as holder of the Trust Debentures and, hence, the holders of the Trust Securities.

There are no terms in the Indenture, the Debentures, the Trust Securities or the Guarantee that limit our ability to incur additional indebtedness, liabilities and obligations, whether or not Senior Indebtedness, and we expect that most of our indebtedness issued in the future will be Senior Indebtedness.

The Trust will redeem the Trust Securities if we redeem Trust Debentures prior to their Maturity Date.

Subject to any then required approval by any Applicable Regulatory Authority, we may redeem the Debentures prior to the Maturity Date as described under “Description of the Debentures—Redemption.” If we redeem or repurchase Trust Debentures, the Trust will redeem Trust Securities and Common Securities pro rata in a like liquidation amount. If the Trust redeems the Trust Securities, market conditions may prevent you from reinvesting the money you receive upon redemption at a rate equal to or higher than the rate of return on the Trust Securities. In addition, you may recognize gain or loss upon redemption of the Trust Securities as described under “Certain U.S. Federal Income Tax Consequences—U.S. Holders—Sale, Exchange, Redemption or Retirement of Trust Securities.”

An active trading market for the Trust Securities may not develop.

The Trust Securities will be a new issue of securities with no established trading market and will not be listed on any securities exchange. It is not possible to predict how the Trust Securities will trade in the secondary market, or whether that market will be liquid or illiquid. Even if a trading market for the Trust Securities does develop, we cannot provide any assurance as to the depth of that market or the ability of holders to sell their Trust Securities.

Trading Prices for the Trust Securities may be more volatile than those of other securities.

GE Capital and the Trust cannot give you any assurance as to the market prices for the Trust Securities. As a result of our right to defer payments on the Trust Securities, the market price of the Trust Securities may be more volatile than the market prices of other securities that are not subject to such a deferral right.

The trading prices of the Trust Securities will be directly affected by, among other things, interest rates generally and GE Capital’s credit quality. It is impossible to predict whether interest rates will rise or fall. GE Capital’s operating results, prospects and its financial condition, among other factors, will affect the value of the Trust Securities.

Currently, we do not intend to exercise our right to defer interest payments on the Debentures. However, if we exercise our deferral right, the market price of the Trust Securities may be adversely affected. If you sell your Trust Securities during a deferral period, you may not receive the same return on your investment as someone who continues to hold the Trust Securities.

The interest rate of the Debentures, and therefore the rate at which distributions are paid on the Trust Securities, will fluctuate when the fixed rate period ends and may, from time to time, decline below the fixed rate.

At the conclusion of the Fixed Rate Period for the Debentures on November 15, 2017, the Debentures, including the Trust Debentures, and therefore the Trust Securities, will begin to accrue interest at a floating rate. The floating rate may be volatile over time and could be substantially less than the fixed rate, which could reduce the value of the Trust Securities in any available after-market, apart from the reduction in current interest income.

GE Capital’s right to redeem the Debentures prior to November 15, 2037 is limited by the Replacement Covenant.

Subject to any then required approval by any Applicable Regulatory Authority, GE Capital may redeem any or all of the Debentures, including the Trust Debentures, at any time, as described under “Description of the Debentures—Redemption.” However, the replacement covenant described under “Certain Terms of the Replacement Covenant” will limit our right to redeem Debentures or Trust Securities prior to November 15, 2037.

Accordingly, there could be circumstances in which it would be in the interests of both you and GE Capital that some or all of the Trust Securities be redeemed and sufficient cash is available to GE Capital for that purpose but we would nevertheless be restricted from doing so by the terms of the Replacement Covenant.

The credit ratings assigned to the Trust Securities may not accurately predict all risks associated with your investment in the Trust Securities.

The credit ratings assigned to the Trust Securities may not reflect the potential impact of all risks related to structure and other factors on the value of an investor’s Trust Securities. In addition, actual or anticipated changes in the credit ratings of GE Capital will generally affect the market value of an investor’s Trust Securities.

Rating agencies may change rating methodologies, which could negatively impact the trading price of the Trust Securities.

The rating methodologies for securities with features similar to the Trust Securities are still developing and the rating agencies may change their methodologies in the future. This may include, for example, the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the Trust Securities, sometimes called “notching,” as well as other rating methodologies and analytical criteria and assumptions applied by each rating agency to securities with features similar to the Trust Securities. If the rating agencies were to change their practices for rating such securities in the future and the ratings of the Trust Securities were to be subsequently lowered, this may have a negative impact on the trading price of the Trust Securities.

USE OF PROCEEDS

We will not receive any cash proceeds from the Exchange Offer.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

Year Ended December 31,
2005	2006	2007	2008	2009
1.66x	1.63x	1.56x	1.24x	0.85x

For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net earnings adjusted for the provision for income taxes, non-controlling interests, discontinued operations and undistributed earnings of equity investees.

Fixed charges consist of interest and discount on all indebtedness and one-third of rentals, which we believe is a reasonable approximation of the interest factor of such rentals.

As set forth above, GE Capital’s ratio of earnings to fixed charges declined to 0.85:1 for the year ended December 31, 2009 due to lower pre-tax earnings which were primarily driven by higher provisions for losses on financing receivables in connection with the challenging economic environment. As of December 31, 2009, the amount of earnings needed to achieve a one-to-one ratio of earnings to fixed charges was $2,693 million.

ACCOUNTING TREATMENT

We will treat the Trust as an unconsolidated subsidiary and will continue to report the aggregate principal amount of the Trust Debentures as a liability, record the assets related to the cash and Common Securities received from the Trust in our consolidated Statement of Financial Position and report interest paid or payable on the Trust Debentures as an interest expense in our consolidated Statements of Earnings.

THE EXCHANGE OFFER

Terms of the Exchange Offer

General

The Trust is offering to exchange up to $2,500,000,000 aggregate liquidation amount of Trust Securities for outstanding 6.375% Fixed to Floating Rate USD Subordinated Debentures due 2067 issued by GE Capital, on the terms and subject to the conditions set forth in this prospectus and the Letter of Transmittal. Valid tenders of the Debentures pursuant to the Exchange Offer will be accepted only in principal amounts of $5,000 and integral multiples of $1,000 in excess thereof. The Trust will issue the Trust Securities directly to holders of the Debentures that are accepted in the Exchange Offer.

Offer Consideration

Holders who validly tender Debentures on or prior to the Expiration Date and who do not withdraw such tenders will be eligible to receive, per each $1,000 principal amount of Debentures, the “total exchange consideration” comprised of one Trust Security, liquidation amount $1,000 per security, and a cash payment of $10.00.

Trust Securities will be issued pursuant to the Exchange Offer in denominations of $5,000 and integral multiples of $1,000 in excess thereof.

Conditions of the Exchange Offer

The Trust will not be required to accept for exchange, or to issue Trust Securities in respect of, any Debentures tendered pursuant to the Exchange Offer, and we may cause the Trust to terminate, extend or amend the Exchange Offer and may (subject to Rule 14e-1 under the Exchange Act) cause the Trust to postpone the acceptance for exchange of, and issuance of Trust Securities in respect of, any Debentures so tendered in the Exchange Offer, unless each of the following conditions are satisfied prior to the Expiration Date:

•

there shall not have been any change or development that in our reasonable judgment materially reduces the anticipated benefits to us of the Exchange Offer (which include those described under “Questions and Answers About the Exchange Offer—What is the purpose of the Exchange Offer?”) or that has had, or could reasonably be expected to have, a material adverse effect on us or our businesses, condition (financial or otherwise) or prospects;

•

there shall not have been instituted or threatened in writing any action, proceeding or investigation by or before any governmental authority, including any court, governmental, regulatory or administrative branch or agency, tribunal or instrumentality, that relates in any manner to the Exchange Offer and that in our reasonable judgment makes it advisable for us to cause the Trust to terminate the Exchange Offer;

•	there shall not have occurred:

•	any general suspension of or limitation on prices for trading in securities in the United States securities or financial markets;

•	a declaration of a banking moratorium or any suspension of payments with respect to banks in the United States;

•

a commencement or significant worsening of a war or armed hostilities or other national or international calamity, including but not limited to, catastrophic terrorist attacks against the United States or its citizens; and

•

the registration statement of which this prospectus forms a part shall have become effective, no stop order suspending its effectiveness shall have been issued, and no proceedings for that purpose shall have been instituted or shall be pending or, to our knowledge, shall be contemplated or threatened by the SEC.

We expressly reserve the right to cause the Trust to amend or terminate the Exchange Offer and to reject for exchange any Debentures not previously accepted for exchange, if any of the conditions to the

Exchange Offer specified above are not satisfied. In addition, we expressly reserve the right, at any time or at various times on or prior to the Expiration Date, to cause the Trust to waive any conditions to the Exchange Offer, in whole or in part, except as to the requirement that the registration statement be declared effective, which condition we cannot allow the Trust to waive. We will give oral or written notice (with any oral notice to be promptly confirmed in writing) of any amendment, non-acceptance, termination or waiver to the Exchange Agent as promptly as practicable, followed by a timely press release.

These conditions are for our sole benefit, and we may cause the Trust to assert them regardless of the circumstances that may give rise to them, or waive them in whole or in part, at any or at various times on or prior to the Expiration Date in our sole discretion. If we fail to cause the Trust at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times on or prior to the Expiration Date.

Expiration Date; Extension; Termination; Amendment

The Exchange Offer will expire at 11:59 p.m., New York City time, on March 2, 2010, unless extended or the Exchange Offer is earlier terminated.

We reserve the right to cause the Trust to extend the period of time that the Exchange Offer is open, and delay acceptance for exchange of the Debentures tendered in the Exchange Offer, by giving oral or written notice to the Exchange Agent and by a public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. During any such extension, all Debentures you have previously tendered in the Exchange Offer will remain subject to the Exchange Offer unless you withdraw your Debentures in accordance with the Exchange Offer.

We reserve the right, regardless of whether or not the conditions to the Exchange Offer have been satisfied but subject to applicable law, to cause the Trust to terminate the Exchange Offer prior to the time it expires or to amend it in any respect. If we cause the Trust to terminate or amend the Exchange Offer, we will notify the Exchange Agent by oral or written notice and will issue a timely public announcement regarding the termination or amendment. Upon termination of the Exchange Offer for any reason, any Debentures previously tendered in the Exchange Offer will be promptly returned to the tendering holders.

If we cause the Trust to make a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer, or waive a material condition of the Exchange Offer, we will promptly disseminate disclosure regarding the change or waiver, and cause the Trust to extend the Exchange Offer, if required by law, so that the Exchange Offer remains open a minimum of five business days from the date we disseminate that disclosure.

If we cause the Trust to make a change in the consideration payable in respect of the Exchange Offer, we will promptly disseminate disclosure regarding the change and cause the Trust to extend the Exchange Offer, if required by law, so that the Exchange Offer remains open a minimum of ten business days from the date we disseminate that disclosure.

Procedures for Tendering Debentures

All of the Debentures were issued in book-entry form, and all of the Debentures are currently represented by one or more global certificates held for the account of DTC. If you desire to tender Debentures, you may tender such Debentures to the Exchange Agent through DTC’s Automated Tender Offer Program or by submitting a signed Letter of Transmittal, together with a confirmation of book-entry transfer of the Debentures and any other required documents, in either case by following the procedures set forth below.

Valid tenders of the Debentures pursuant to the Exchange Offer will be accepted only in principal amounts of $5,000 and integral multiples of $1,000 in excess thereof.

How to Tender If You Are a Beneficial Owner but Not a DTC Participant

Any beneficial owner whose Debentures are held of record by a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Debentures should contact such nominee promptly and instruct such entity to tender Debentures on such beneficial owner’s behalf.

If you hold your Debentures through a broker, dealer, commercial bank, trust company or other nominee, you should keep in mind that such entity may require you to take action with respect to the Exchange Offer a number of days before the Expiration Date in order for such entity to tender Debentures on your behalf on or prior to the Expiration Date.

How to Tender If You Are a DTC Participant

To participate in the offer, a DTC participant must:

•	comply with the ATOP procedures of DTC described below; or

•	comply with the following procedures:

•	complete and sign and date the Letter of Transmittal, or a facsimile of the Letter of Transmittal;

•	have the signature on the Letter of Transmittal guaranteed if the Letter of Transmittal so requires; and

•	mail or deliver the Letter of Transmittal or facsimile thereof to the Exchange Agent prior to the Expiration Date.

In addition, either:

•	the Exchange Agent must receive, on or prior to the Expiration Date, a properly transmitted Agent’s Message (as defined below); or

•

the Exchange Agent must receive, on or prior to the Expiration Date, a timely confirmation of book-entry transfer of the Debentures into the Exchange Agent’s account at DTC according to the procedure for book-entry transfer described below, the Letter of Transmittal and any other documents required by the Letter of Transmittal.

Tenders of Debentures pursuant to the procedures described above, and acceptance thereof by the Trust, will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer, which agreement will be governed by the laws of the State of New York.

No documents should be sent to us, the Dealer Managers or the Information Agent. Delivery of a Letter of Transmittal or an Agent’s Message transmitted through ATOP is at the election and risk of the person delivering or transmitting, and delivery will be deemed made only when actually received by the Exchange Agent.

By tendering Debentures pursuant to the Exchange Offer, you will be deemed to have agreed that the delivery and surrender of the Debentures is not effective, and the risk of loss of the Debentures does not pass to the Exchange Agent, until receipt by the Exchange Agent of the items listed above together with all accompanying evidences of authority and any other required documents in form satisfactory to us. In all cases, you should allow sufficient time to assure delivery to the Exchange Agent on or prior to the Expiration Date.

By tendering Debentures pursuant to the Exchange Offer, you will be deemed to have made the representations and warranties set forth in the Letter of Transmittal, including that you have full power and authority to tender, sell, assign and transfer the Debentures tendered thereby and that when such Debentures are accepted for exchange by the Trust, the Trust will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. You will also be deemed to have agreed to, upon request, execute and deliver any additional documents deemed by the Exchange Agent or by us to be necessary or desirable to complete the sale, assignment and transfer of the Debentures tendered thereby.

We have not provided guaranteed delivery provisions in connection with the Exchange Offer. You must tender your Debentures in accordance with the procedures set forth herein.

Tendering through DTC’s ATOP

The Exchange Agent will establish an account at DTC with respect to the Debentures for purposes of the Exchange Offer, and any financial institution that is a DTC participant may make book-entry delivery of eligible Debentures by causing DTC to transfer such Debentures into the Exchange Agent’s account in accordance with DTC’s procedures for such transfer.

The Exchange Agent and DTC have confirmed that Debentures held in book-entry form through DTC that are to be tendered in the Exchange Offer are eligible for ATOP. To effectively tender Debentures eligible for ATOP that are held through DTC, DTC participants may, in lieu of physically completing and signing the Letter of Transmittal and delivering it to the Exchange Agent, electronically transmit their acceptance through ATOP, and DTC will then verify the acceptance, execute a book-entry delivery to the Exchange Agent’s account at DTC and send an Agent’s Message to the Exchange Agent for its acceptance. The confirmation of a book-entry transfer into the Exchange Agent’s account at DTC as described above is referred to herein as a “Book-Entry Confirmation.” Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

The term “Agent’s Message” means a message transmitted by DTC to, and received by, the Exchange Agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the DTC participant described in such Agent’s Message, stating that such participant has received and agrees to be bound by the terms and conditions of the Exchange Offer as set forth in this prospectus and the Letter of Transmittal, and that we may enforce such agreement against such participant.

If you desire to tender your Trust Securities on or prior to the Expiration Date through ATOP, you should note that you must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such date.

Signature Guarantees

All signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program (each, a “Medallion Signature Guarantor”) unless the Debentures tendered or withdrawn, as the case may be, pursuant thereto are tendered (1) by the DTC participant whose name appears on a security position listing as the owner of Debentures who has not completed the box entitled Special Payment Instructions or Special Delivery Instructions on the Letter of Transmittal or (2) for the account of a member firm of a registered national securities exchange, a member of Financial Industry Regulatory Authority, Inc. or a commercial bank, trust company or other nominee having an office or correspondent in the United States. If Debentures are registered in the name of a person other than the signer of a Letter of Transmittal or a notice of withdrawal, as the case may be, or if delivery of the Trust Securities is to be made or tendered, or Debentures that are not accepted are to be returned, to a person other than the holder, then the signature on the Letter of Transmittal accompanying the tendered Debentures must be guaranteed by a Medallion Signature Guarantor as described above.

Determination of Validity

All questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Debentures will be determined by us, in our sole discretion, which determination shall be final and binding. Alternative, conditional or contingent tenders will not be considered valid. We reserve the absolute right to cause the Trust to reject any or all tenders of Debentures that are not in proper form or the acceptance of which would, in our opinion, be unlawful. We also reserve the right to cause the Trust to waive any defects, irregularities or conditions of tender as to particular Debentures. A waiver of any defect or irregularity with respect to the tender of one Debenture shall not constitute a waiver of the same or any other defect or irregularity with respect to the tender of any other Debenture except to the extent we may otherwise so provide. Our interpretations of the terms and conditions of the Exchange Offer will be final and binding. Tenders of Debentures shall not be deemed to have been made until any defects or irregularities have been waived by the Trust at our direction or cured. None of us, the trustees of the Trust, the Exchange Agent, the Dealer Managers, the Information Agent or any other person will be under any duty to give notice of any defects or irregularities in tenders of Debentures, or will incur any liability to you for failure to give any such notice.

Compliance with “Short Tendering” Rule

It is a violation of Rule 14e-4 under the Exchange Act for a person, directly or indirectly, to tender Debentures for such person’s own account unless the person so tendering (a) has a net long position equal to or greater than the aggregate principal amount of the Debentures being tendered and (b) will cause such Debentures to be delivered in accordance with the terms of the Exchange Offer. Rule 14e-4 provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

A tender of Debentures in response to the Exchange Offer under any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust with respect to the Exchange Offer upon the terms and subject to the conditions of the Exchange Offer, including the tendering holder’s acceptance of the terms and conditions of the Exchange Offer, as well as the tendering holder’s representation and warranty that (a) such holder has a net long position in the Debentures being tendered pursuant to the Exchange Offer within the meaning of Rule 14e-4 under the Exchange Act and (b) the tender of such Debentures complies with Rule 14e-4.

Acceptance of Trust Securities for Exchange

Upon the terms and subject to the conditions of the Exchange Offer, the Trust will accept for exchange, and promptly deliver the Trust Securities in exchange for, validly tendered Debentures that were not validly withdrawn pursuant to the Exchange Offer. Valid tenders of the Debentures pursuant to the Exchange Offer will be accepted only in principal amounts of $5,000 and integral multiples of $1,000 in excess thereof.

For purposes of the Exchange Offer, the Trust will be deemed to have accepted Debentures for exchange if, as and when we give oral or written notice thereof to the Exchange Agent.

The Trust will deliver Trust Securities in exchange for Debentures accepted for exchange in the Exchange Offer as soon as practicable after the Expiration Date by issuing the Trust Securities on the Settlement Date to the Exchange Agent, which will act as agent for you for the purpose of receiving the Trust Securities and accrued distributions and transmitting the Trust Securities to you. Tendering holders of the Debentures should indicate in the applicable box in the Letter of Transmittal or to the book-entry transfer facility in the case of holders who electronically transmit their acceptance through ATOP the name and address to which delivery of the Debentures accepted for exchange is to be sent, if different from the name and address of the person signing the Letter of Transmittal or transmitting such acceptance through ATOP.

We expressly reserve the right, subject to applicable law, to cause the Trust to (1) delay acceptance for exchange of Debentures tendered under the Exchange Offer or the delivery of Trust Securities in exchange for the Debentures accepted for exchange (subject to Rule 14e-1 under the Exchange Act, which requires that we cause the Trust to pay the consideration offered or return the Debentures deposited by or on behalf of the holders promptly after the termination or withdrawal of any of the Exchange Offer), or (2) terminate the Exchange Offer at any time.

If, for any reason, acceptance for exchange of validly tendered Debentures pursuant to the Exchange Offer is delayed, or we are unable to cause the Trust to accept for exchange validly tendered Debentures pursuant to the Exchange Offer, then the Exchange Agent may, nevertheless, on behalf of the Trust, retain (subject to Rule 14e-1 described above) tendered Debentures, without prejudice to the Trust’s rights described under “—Expiration Date; Extension; Termination; Amendment” and “—Conditions of the Exchange Offer” above and “—Withdrawal of Tenders” below.

We reserve the right to cause the Trust to transfer or assign, in whole or from time to time in part, to one or more of our affiliates or any third party the right to exchange all or any of the Debentures tendered pursuant to the Exchange Offer for the Trust Securities, but any such transfer or assignment will not relieve the Trust or us of our obligations under the Exchange Offer and will in no way prejudice your rights to receive the Trust Securities in respect of Debentures validly tendered and not validly withdrawn and accepted for exchange pursuant to the Exchange Offer as provided for herein.

You will not be obliged to pay brokerage commissions or fees to the Dealer Managers, the Exchange Agent, the Information Agent or us with respect to the Exchange Offer.

Neither we nor the Trust will be liable for any interest as a result of a delay by the Exchange Agent or DTC in distributing the consideration for the Exchange Offer.

Withdrawal of Tenders

You may withdraw your tender of Debentures at any time prior to the Expiration Date.

For a withdrawal of a tender of Debentures to be effective, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent prior to the Expiration Date by mail, fax or hand delivery or by a properly transmitted “Request Message” through ATOP. Any such notice of withdrawal must:

•

specify the name of the person who tendered the Debentures to be withdrawn and the name of the DTC participant whose name appears on the security position listing as the owner of such Debentures, if different from that of the person who deposited the Debentures,

•	contain the aggregate principal amount represented by the Debentures to be withdrawn,

•	unless transmitted through ATOP, be signed by the holder thereof in the same manner as the original signature on the Letter of Transmittal, including any required signature guarantee(s), and

•

if the Letter of Transmittal was executed by a person other than the DTC participant whose name appears on a security position listing as the owner of Debentures, be accompanied by a properly completed irrevocable proxy that authorized such person to effect such withdrawal on behalf of such holder.

Withdrawal of Debentures can only be accomplished in accordance with the foregoing procedures.

Holders may not rescind their valid withdrawals of tendered Debentures. However, Debentures validly withdrawn may thereafter be retendered at any time on or prior to the Expiration Date by following the procedures described under “—Procedures for Tendering Debentures.”

All questions as to the form and validity (including time of receipt) of any notice of withdrawal of a tender will be determined by us, which determination shall be final and binding. We reserve the absolute right to cause the Trust to reject any or all attempted withdrawals of Debentures that are not in proper form or the acceptance of which would, in our opinion, be unlawful. We also reserve the right to cause the Trust to waive any defects, irregularities or conditions of a withdrawal as to particular Debentures. A waiver of any defect or irregularity with respect to the withdrawal of one Debenture shall not constitute a waiver of the same or any other defect or irregularity with respect to the withdrawal of any other Debentures except to the extent we may otherwise so provide. Withdrawals of Debentures shall not be deemed to have been made until any defects or irregularities have been waived or cured. None of us, the trustees of the Trust, the Exchange Agent, the Dealer Managers, the Information Agent or any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal of a tender or incur any liability for failure to give any such notification.

Return of Unaccepted Debentures

Any tendered Debentures that are not accepted for exchange will be returned without expense to the tendering holder. Such Debentures will be credited to the account maintained at DTC from which they were delivered and returned promptly after the expiration or termination of the Exchange Offer.

Consequences of Failure to Exchange Trust Securities

Depending on the amount of Debentures that are accepted for exchange in the Exchange Offer, the trading market for the Debentures that remain outstanding after the Exchange Offer may be more limited. A reduced trading volume may decrease the price and increase the volatility of the trading price of the

Debentures that remain outstanding following the Exchange Offer. If the Exchange Offer is successful, the market price for the Debentures may be depressed and there may be a limited trading market for the Debentures.

No Appraisal Rights

No appraisal or dissenters’ rights are available to holders of Debentures under applicable law in connection with the Exchange Offer.

Subsequent Repurchases

Following completion of the Exchange Offer, we may repurchase additional Debentures in the open market, in privately negotiated transactions or otherwise. Future purchases of Debentures may be on terms that are more or less favorable than those of the Exchange Offer. Future repurchases, if any, will depend on many factors, including market conditions and the condition of our business. Any such repurchases will be subject to the limitations described under “Certain Terms of the Replacement Covenant.”

Exchange Agent

Global Bondholder Services Corporation is the Exchange Agent for the Exchange Offer. Letters of Transmittal and all correspondence in connection with the Exchange Offer should be sent or delivered by each holder of Debentures, or a beneficial owner’s bank, broker, custodian or other nominee, to the Exchange Agent at the address listed on the back cover page of this prospectus. We will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Information Agent

Global Bondholder Services Corporation is the Information Agent for the Exchange Offer. Questions concerning the terms of the Exchange Offer or tender procedures and requests for additional copies of this prospectus or the Letter of Transmittal should be directed to the Information Agent at its address and telephone number listed on the back cover page of this prospectus. Holders of Debentures may also contact their bank, broker, custodian, or other nominee concerning the Exchange Offer. We will pay the Information Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Dealer Managers

The Lead Dealer Manager and New Security Structuring Agent for the Exchange Offer is J.P. Morgan Securities Inc. (“J.P. Morgan”). Barclays Capital Inc. (“Barclays Capital”), Deutsche Bank Securities Inc. (“Deutsche Bank Securities”) and Goldman, Sachs & Co. will also act as Dealer Managers in connection with the Exchange Offer. As a Dealer Manager for the Exchange Offer, each of J.P. Morgan, Barclays Capital, Deutsche Bank Securities and Goldman, Sachs & Co. will perform services customarily provided by investment banking firms acting as dealer managers of exchange offers of a like nature, including, but not limited to, soliciting tenders of Debentures pursuant to the Exchange Offer and communicating generally regarding the Exchange Offer with banks, brokers, custodians, nominees and other persons, including holders of Debentures. We will pay the Dealer Managers reasonable and customary fees for their services and will reimburse them for their reasonable out-of-pocket expenses. We have also agreed to indemnify the Dealer Managers and their respective affiliates against certain liabilities in connection with their services, including liabilities under the federal securities laws.

At any given time, the Dealer Managers may trade in the Debentures or our other securities for their own accounts or for the accounts of customers, and accordingly, may hold a long or a short position in the Debentures or such other securities.

The Dealer Managers and their respective affiliates have provided in the past and/or are currently providing other investment and commercial banking and financial advisory services to us and our affiliates. The Dealer Managers and their respective affiliates may in the future provide various investment and commercial banking and other services to us and our affiliates for which it would receive customary compensation.

Brokerage Commissions

Holders that tender their Debentures to the Exchange Agent do not have to pay a brokerage fee or commission to us, the Dealer Managers or the Exchange Agent in connection with the tender of such securities. However, if a tendering holder handles the transaction through its bank, broker, custodian or nominee, that holder may be required to pay that bank, broker, custodian or nominee brokerage fees or commissions.

Fees and Expenses

We will bear the expenses of soliciting tenders of Debentures. The principal solicitation is being made by mail. Additional solicitation may, however, be made by e-mail, facsimile transmission, and telephone or in person by our officers and other employees and those of our affiliates and others acting on our behalf.

No Recommendation

None of us, the Trust, the Indenture Trustee, any of the trustees of the Trust, the Dealer Managers, the Exchange Agent or the Information Agent makes any recommendation as to whether you should exchange your Debentures in the Exchange Offer. We have not retained, and do not intend to retain, any unaffiliated representative to act on behalf of the holders of the Debentures for purposes of negotiating the Exchange Offer or preparing a report concerning the fairness of the Exchange Offer. You must make your own independent decision regarding your participation in the Exchange Offer.

Certain Matters Relating to Non-U.S. Jurisdictions

Although we will mail this prospectus to holders of Debentures to the extent required by U.S. law, this prospectus is not an offer to sell or exchange and it is not a solicitation of an offer to buy or exchange securities in any jurisdiction in which such offer, sale, purchase or exchange is not permitted. Countries outside the United States generally have their own legal requirements that govern securities offerings made to persons resident in those countries and often impose stringent requirements about the form and content of offers made to the general public. We have not taken any action under those non-U.S. regulations to facilitate a public offer to exchange outside the United States. Therefore, the ability of any non-U.S. person to tender Debentures in the Exchange Offer will depend on whether there is an exemption available under the laws of such person’s home country that would permit the person to participate in the Exchange Offer without the need for us to take any action to facilitate a public offering in that country or otherwise. For example, some countries exempt transactions from the rules governing public offerings if they involve persons who meet certain eligibility requirements relating to their status as sophisticated or professional investors. Non-U.S. holders should consult their advisors in considering whether they may participate in the Exchange Offer in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in the Trust Securities that may apply in their home countries. We and the Dealer Managers cannot provide any assurance about whether such limitations may exist. By signing or being deemed to sign the Letter of Transmittal, you are representing that if you are located outside the United States, the offer to you and your acceptance of it does not contravene the applicable laws where you are located.

COMPARISON OF DEBENTURES AND TRUST SECURITIES

The following is a brief comparison of the principal features of the Debentures and the Trust Securities. The following descriptions are brief summaries, do not purport to be complete and are qualified in their entirety by reference, with respect to the Debentures, to the Debentures and the Indenture and, with respect to the Trust Securities, to the Trust Debentures, the Indenture, the Trust Securities, the Trust Agreement and the Guarantee. Pursuant to the Exchange Offer, Debentures tendered and accepted for exchange will be deposited with the Trust in exchange for Trust Securities to be issued by the Trust directly to tendering holders. The Debentures were issued under an Indenture for Subordinated Debentures, dated as of September 1, 2006, between GE Capital and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.) as trustee. The Trust Securities will be issued pursuant to a Trust Agreement, to be dated as of or prior to the Settlement Date, between GE Capital, The Bank of New York Mellon, as property trustee, a Delaware Trustee and three Administrative Trustees. For further information regarding the Trust Securities, the Debentures and the Guarantee, see “Description of the Trust Securities,” “Description of the Debentures” and “Description of Guarantee.”

The Debentures accepted for exchange in the Exchange Offer will be deposited in the Trust and will compose, together with the $5,000 principal amount of Debentures deposited by us with the Trust in exchange for the Common Securities, all of the underlying assets of the Trust.

The terms of the particular Debentures accepted for exchange will not be amended when those Debentures are deposited in the Trust. The interest rate, interest deferral provisions, redemption provisions, covenants, Events of Default and the rights of Debenture holders to accelerate the Debentures following an Event of Default will be the same for the Trust Debentures and the Debentures, if any, that are not tendered and accepted for exchange in the Exchange Offer. This is because all the Debentures, whether or not they are deposited in the Trust, will be governed by the Indenture under which they were issued. Moreover, if there is an Event of Default under the Indenture, the Trust Debentures will automatically (and without the consent of any Applicable Regulatory Authority or requirement that the Trust first terminate) be exchanged for the outstanding Trust Securities, so that the former holders of Trust Securities will be able to exercise their rights of acceleration and other remedies following such Event of Default as holders of Debentures.

By virtue of the operative provisions of the Trust Agreement, however, what will change following the deposit of Debentures in the Trust is the mechanism for enforcing any provision under the Indenture the breach of which either (i) would not result, whether with notice or passage of time or otherwise, in an Event of Default or (ii) at the time of any action with respect to the enforcement thereof, has not yet resulted in the occurrence and continuation of an Event of Default (such provisions, collectively, the “Other Covenants”). The Indenture provides that following such a breach and subject to the provisions of the Indenture, the Indenture Trustee or, under certain circumstances, the holders of the requisite percentage of the Debentures, acting through the Indenture Trustee, or each holder, as the case may be, may enforce holders’ rights with respect to the Other Covenants.

With respect to the Trust Debentures, however, the Trust Agreement will provide that all legal rights of the holders of Trust Securities under the Trust Debentures, including the right to enforce the Other Covenants, will be exercisable solely by the Property Trustee and not by the holders of Trust Securities or Common Securities. If the Property Trustee fails to take action with respect to the enforcement of any of those rights, holders of Trust Securities will be unable to do so (other than following the automatic exchange of the Debentures for Trust Securities following the occurrence of an Event of Default) because the right to take such action will be vested solely in the Property Trustee on behalf of holders of Trust Securities. Furthermore, the Trust Agreement will provide that holders of the Trust Securities will not be able to direct the Property Trustee, or otherwise bring any action to compel the Property Trustee, to take such action or to remove the Property Trustee. However, the Trust Agreement will provide that any holder of a Trust Security may request the Property Trustee to take such action. In addition, any such holder may offer the Property Trustee indemnity for taking such action at the holder’s request provided that it is a “Qualified U.S. Holder” as that term is defined under “Description of the Trust Securities—Voting Rights; Amendment of the Trust Agreement.” The Property Trustee will not be obligated to take any action requested by any or even all of the holders of the Trust Securities and may require indemnity satisfactory to it from one or more Qualified U.S. Holders should it choose to act pursuant to any such request. The

Property Trustee has no obligations to enforce Other Covenants, but if it chooses to do so, it will incur no liability to any person except for its bad faith or willful misconduct.

In this “Comparison of Debentures and Trust Securities,” when we use the term “same” in relation to a particular term of the Trust Securities that is the same as the corresponding term of the Debentures, you should be aware that the term of the Trust Securities in question is derivative of the corresponding term of the Debentures.

	Debentures	Trust Securities
Issuer	General Electric Capital Corporation	GE Capital Trust I

Trustee for Debentures	The Bank of New York Mellon	Same

Property Trustee of Trust	N/A	The Bank of New York Mellon

Aggregate Amount Outstanding	$2,500,000,000 aggregate principal amount	Up to $2,500,000,000 aggregate liquidation amount, in an amount to be determined, based on the principal amount of Debentures validly tendered in the Exchange Offer

Maturity/Final Redemption Date	November 15, 2067	The Trust Securities have no stated maturity but must be redeemed upon the maturity of the underlying Trust Debentures or their earlier redemption.

Interest Rate/Distribution Rate	6.375% through but excluding November 15, 2017; 3-month LIBOR plus 2.289% from and including November 15, 2017 though but excluding November 15, 2067	Same

Interest/ Distribution Payment Dates

May 15 and November 15 of each year until and including November 15, 2017, and quarterly in arrears thereafter on February 15, May 15, August 15 and November 15 of each year, commencing February 15, 2018

Same

Rating	As of the date hereof, Aa3 by Moody’s and A+ by S&P	We expect the Trust Securities to be assigned the same ratings as those assigned to the Debentures.

Ranking

Our obligations under the Debentures will rank pari passu with each other series of debt securities established under the Indenture (unless otherwise provided with respect to such series of debt securities) and are subordinated to all of our Senior Indebtedness, including, without limitation, our Subordinated Notes, each as defined herein.

Same, with respect to the Debentures underlying the Trust Securities.

The Trust Securities will rank senior to the Common Securities with respect to the payment of distributions and amounts distributable upon liquidation of the Trust.

	Debentures	Trust Securities
Optional Redemption

Subject to any then required approval by any Applicable Regulatory Authority, the Debentures are subject to redemption at the option of GE Capital prior to the Maturity Date as described under “Description of the Debentures—Redemption.”

Subject to any then required approval by any Applicable Regulatory Authority, the Trust Securities will be subject to redemption upon any redemption of the Debentures.

In the Trust Agreement, we will agree not to redeem Trust Debentures held by the Trust prior to the fifth anniversary of the date on which the Trust Securities are originally issued pursuant to the Exchange Offer.

Dividend Restriction

If GE Capital defers interest on the Debentures, it will be subject to the limitations on payments of dividends, interest and principal payments and guarantee payments described under “Description of the Debentures—Restrictions on Certain Payments.”

Same as to the Trust Debentures, except that this covenant is an Other Covenant that is enforceable solely by the Property Trustee. See “—Enforcement of Rights In Respect of Debentures.”

Limitations on Mergers and Sales of Assets

The Indenture generally permits a consolidation or merger of GE Capital and the sale or transfer by GE Capital of all or substantially all of its assets if, among other requirements, (i) the resulting or acquiring entity, if other than GE Capital, is organized and existing under the laws of the United States of America or a State thereof and expressly assumes all of our obligations under the Indenture and (ii) immediately after the transaction, we or any successor company are not in default in the performance of any covenant or condition under the Indenture.

Same as to the Trust Debentures, except that this covenant is an Other Covenant that is enforceable solely by the Property Trustee. See “—Enforcement of Rights In Respect of Debentures.”

The Trust may merge into a trust organized under any state of the United States if, among the other conditions described under “Description of the Trust Securities—Mergers or Consolidations of the Trust,” (i) the successor trust expressly assumes all of the Trust’s obligations under the Trust Securities or issues substitute securities having substantially the same terms as the Trust Securities and we execute a guarantee with respect to the substitute securities and (ii) we have received a written opinion of nationally recognized tax counsel to the effect that, for U.S. federal income tax purposes, the merger will not (x) cause the Trust, or cause or permit the successor

	Debentures	Trust Securities
trust, to be treated as other than a domestic grantor trust or custodial arrangement, or (y) result in a deemed exchange of the Trust Debentures for new Trust Debentures.

Events of Default

Events of Default in respect of the Debentures are limited to (i) default in the payment of any installment of interest, including any Additional Interest, due and payable (subject to deferral during any Extension Period) and the continuance of such non-payment for 30 days, (ii) default in the payment of principal of any Debenture upon the Maturity Date and (iii) certain events involving the bankruptcy, insolvency, or reorganization of GE Capital.

Same as to the Trust Debentures. If there is an Event of Default under the Indenture, the Trust Securities will automatically (and without the consent of any Applicable Regulatory Authority or requirement that the Trust first terminate) be exchanged for Trust Debentures, so that the former holders of Trust Securities will be able to exercise their rights of acceleration and other remedies following such Event of Default as holders of Debentures.

The occurrence of an Event of the Default under the Indenture with respect to the Debentures will constitute an event of default under the Trust Agreement.

Enforcement of Rights In Respect of Debentures

A holder of Debentures is entitled to take such actions in respect of remedies afforded by the Indenture as are authorized by the Indenture. In general, the holders of a majority in aggregate principal amount of the Debentures have the right to direct the time, method, and place of conducting any proceeding for any remedy available to or exercising any power of the Indenture Trustee under the Indenture. In more limited circumstances involving a payment default, each holder of Debentures is generally entitled to bring an action seeking enforcement of the relevant payment without first having to bring an action against any other party.

See “—Events of Default” above with respect to the exercise of rights and remedies following the occurrence of an Event of Default under the Trust Debentures. In all other circumstances, for so long as the Trust Debentures are held by the Trust, rights of the holders of Trust Securities under the Indenture in respect of the Trust Debentures, including the right to enforce Other Covenants, may be exercised solely by the Property Trustee. Furthermore, the Trust Agreement will not afford holders of the Trust Securities with any right to direct the Property Trustee to exercise any rights that it has under the Indenture as holder of the Debentures or to remove the Property Trustee.

However, the Trust Agreement will provide that any holder of a Trust Security may request the

	Debentures	Trust Securities

Property Trustee to take such action. In addition, any such holder may offer the Property Trustee indemnity for taking such action at the holder’s request provided that it is a “Qualified U.S. Holder.” The Property Trustee will not be obligated to take any action requested by any or even all of the holders of the Trust Securities and may require indemnity satisfactory to it from one or more Qualified U.S. Holders should it choose to act pursuant to any such request. The Property Trustee has no obligations to enforce Other Covenants, but if it chooses to do so, it will incur no liability to any person except for its bad faith or willful misconduct.

Guarantee	N/A

We will irrevocably guarantee, on a subordinated basis, the timely payment by the Trust in full of (i) any accumulated and unpaid distributions on the Trust Securities to the extent we have paid such amounts to the Trust pursuant to the Trust Debentures, and (ii) the amount payable upon redemption of the Trust Securities to the extent we have paid such amounts to the Trust pursuant to the Trust Debentures.

Trust Agreement	N/A	Rights and obligations in respect of the Trust Securities will be governed by the Trust Agreement.

Governing Law	The Debentures and the Indenture are governed by, and construed in accordance with, the laws of the State of New York.	Same as to the Trust Debentures.The Trust Securities and the Trust Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware.

Minimum Denominations	$5,000 and integral multiples of $1,000 in excess thereof.	Same.

Transfer Restrictions	Freely transferrable under the Securities Act.	Same.

DESCRIPTION OF THE TRUST SECURITIES

The Trust Securities will be issued by the Trust under the Trust Agreement. We summarize the general terms and provisions of the Trust Securities in this section. The following summary is not intended to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement and Delaware law. You should read the Trust Agreement for additional information before you tender Debentures in exchange for Trust Securities. A copy of the Trust Agreement will be filed as an exhibit to the registration statement of which this prospectus is a part. All references in this section “Description of the Trust Securities” to “GE Capital,” “we,” “us” or “our,” or similar references, mean General Electric Capital Corporation excluding its subsidiaries.

General

The Trust Agreement will authorize the Trust to issue the Trust Securities and the Common Securities (collectively referred to as the “Securities”). The Trust will be permitted to issue only one series of Trust Securities and one series of Common Securities. Except as otherwise provided herein, the Trust Agreement will not permit the Trust to issue any securities other than the Trust Securities and the Common Securities or to incur any indebtedness or to conduct any business other than the issuance of the Trust Securities in exchange for Debentures tendered in the Exchange Offer, the issuance of the Common Securities of the Trust to GE Capital in exchange for $5,000 principal amount of Debentures deposited with the Trust by GE Capital as depositor of the Trust, and any other activities necessary or incidental thereto.

The Trust Securities and Common Securities will represent undivided beneficial interests in the assets of the Trust. The only assets of the Trust will be the Debentures validly tendered and accepted for exchange in the Exchange Offer and the $5,000 principal amount of Debentures deposited by GE Capital in exchange for the Common Securities. We refer to the Debentures held by the Trust as the “Trust Debentures.” The Trust will have a Property Trustee, which will be The Bank of New York Mellon, a Delaware Trustee, which will be BNY Mellon Trust of Delaware, and three Administrative Trustees. The Property Trustee will hold the Trust Debentures for the benefit of the holders of the Trust Securities and Common Securities. You should be aware that the Trust will not hold any Debentures other than the Trust Debentures. If fewer than all of the outstanding Debentures are validly tendered and accepted for exchange pursuant to the Exchange Offer, none of the Trust, the trustees of the Trust and the holders of the Trust Securities will have any rights in respect of, or interest in, any of the outstanding Debentures that are not held by the Trust. Furthermore, holders of Debentures that are not held by the Trust will continue to have all the rights provided by the Indenture under which they were issued, including rights with respect to consents to amendments and waivers of past defaults. If a majority, or with respect to certain amendments, 66 2/3%, of the outstanding principal amount of the Debentures are not exchanged for Trust Securities in the Exchange Offer, the holders of the Debentures not held by the Trust would be able to take actions with respect to waivers or amendments under the Indenture that would affect all of the outstanding Debentures, including the Debentures held by the Trust, without any action on the part of the Property Trustee or the holders of the Trust Securities. Conversely, if a majority, or with respect to certain amendments 33 1/3% of the outstanding principal amount of the Debentures are not exchanged for Trust Securities in the Exchange Offer, the holders of the Debentures not held by the Trust would be able to block waivers or amendments agreed to by the Property Trustee.

As described under “—Voting Rights; Amendment of the Trust Agreement,” the holders of the Trust Securities will have no voting rights or control over the administration, operation or management of the Trust or the obligations of the parties to the Trust Agreement, including in respect of the Trust Debentures owned by the Trust. Accordingly, all legal rights of the holders of Trust Securities under the Trust Debentures, including the right to enforce Other Covenants, will be exercisable solely by the Property Trustee and not by the holders of Trust Securities or Common Securities. If the Property Trustee fails to take action with respect to the enforcement of any of those rights, holders of Trust Securities will be unable to do so (other than following the automatic exchange of the Debentures for Trust Securities following the occurrence of an Event of Default) because the right to take such action will be vested solely with the Property Trustee on behalf of holders of Trust Securities. Furthermore, the Trust Agreement will provide that holders of the Trust Securities will not be able to direct the Property Trustee, or otherwise bring any action to compel the Property Trustee, to take such action or to remove the Property Trustee. However, the

Trust Agreement will provide that any holder of a Trust Security may request the Property Trustee to take such action. In addition, any such holder may offer the Property Trustee indemnity for taking such action at the holder’s request provided that it is a “Qualified U.S. Holder” as that term is defined under “—Voting Rights; Amendment of the Trust Agreement.” The Property Trustee will not be obligated to take any action requested by any or even all of the holders of the Trust Securities and may require indemnity satisfactory to it from one or more Qualified U.S. Holders should it choose to act pursuant to any such request. The Property Trustee has no obligations to enforce Other Covenants, but if it chooses to do so, it will incur no liability to any person except for its bad faith or willful misconduct. See “—Voting Rights; Amendment of the Trust Agreement” below.

The Trust Securities will be issued in denominations of $5,000 and integral multiples of $1,000 in excess thereof. The Trust Securities will be issued in the form of one or more global certificates registered in the name of DTC or its nominee.

Distributions

For each Trust Security having a liquidation amount of $1,000, you will be entitled to receive periodic distributions in the same amounts and on the same dates as we pay interest, including Additional Interest, if any, on $1,000 principal amount of Trust Debentures.

Subject to the terms of the Debentures described under “Description of the Debentures—Option to Defer Interest Payments” and to the business day convention described under “Description of the Debentures—Interest Payments,” distribution payment dates (each a “Distribution Payment Date”) for the Trust Securities will be,

•	with respect to the Fixed Rate Period, May 15 and November 15 of each year, beginning with the May 15 or November 15 next following the Settlement Date, and

•	with respect to the Floating Rate Period, on February 15, May 15, August 15 and November 15 of each year, commencing February 15, 2018,

in each case, the same dates as interest is paid on the Debentures.

The period beginning on and including the Interest Payment Date for the Debentures next preceding the Settlement Date for the Exchange Offer and ending on but excluding the first Distribution Payment Date and each period after that period beginning on and including a Distribution Payment Date and ending on but excluding the next Distribution Payment Date is called a “Distribution Period.”

Subject to its receipt of funds in respect of the Trust Debentures, on each Distribution Payment Date, the Trust will pay the distribution in respect of the applicable Distribution Period to the holders of the Trust Securities on the record date for that Distribution Payment Date. The record date for a distribution on the Trust Securities for a Distribution Payment Date will be the same as the record date for a payment of interest on the Debentures for the Interest Payment Date that corresponds to that Distribution Payment Date. Specifically, as long as the Trust Securities remain in book-entry form, the record dates for the Trust Securities will be one Business Day prior to the relevant Distribution Payment Date. If Trust Securities are not in book-entry form, the record date will be the 15th calendar day prior to the relevant Distribution Payment Date (whether or not a Business Day).

The first distribution payment following the Settlement Date payable on the Trust Securities will include the amount of interest accrued on the Trust Debentures from and including the Interest Payment Date on the Debentures next preceding the Settlement Date to but excluding the Interest Payment Date coinciding with such Distribution Payment Date.

Funds available for distribution on such dates will be equal to payments received by the Property Trustee from GE Capital on the Trust Debentures. Distributions on the Trust Securities will only be paid to the extent that the Trust receives interest payments on the Trust Debentures.

The term “Business Day” means any day other than a Saturday or Sunday or any other day on which banking institutions are generally authorized or obligated by law or regulation to close in The City of New York or, during the Floating Rate Period, in London, England.

Deferral of Distributions

We have the right, on one or more occasions, to defer payment of interest on the Debentures, including the Trust Debentures, for one or more consecutive Interest Periods that do not exceed 10 years each. If we exercise or are deemed to exercise this right, the Trust will be required to defer payment of a corresponding amount of distributions on the Trust Securities for so long as the period of deferral on the Trust Debentures, referred to as an Extension Period, continues. See “Description of the Debentures—Option to Defer Interest Payments.”

Interest on the Debentures, including the Trust Debentures, will continue to accrue during an Extension Period and interest that is not paid on any Debentures during an Extension Period will bear Additional Interest at the rate per annum for the Debentures, compounded semi-annually during the Fixed Rate Period and quarterly during the Floating Rate Period. As a result, distributions on the Trust Securities will continue to accumulate at the interest rate per annum on the Debentures, compounded semi-annually during the Fixed Rate Period and quarterly during the Floating Rate Period. References to “accumulated and unpaid distributions” herein include all accumulated and unpaid distributions, including compounded amounts thereon. Accumulated and unpaid distributions will be paid on the Trust Securities when, and in the same amounts, as accrued and unpaid interest, including Additional Interest, is paid on a like principal amount of Trust Debentures.

Currently, we do not intend to exercise our right to defer interest payments on the Debentures.

Payments

Distributions on the Trust Securities on any Distribution Payment Date will be made to the extent that the Trust has received funds from GE Capital as interest payments on the Trust Debentures on such dates. If GE Capital does not make interest payments on the Trust Debentures to the Trust, the Trust will not have funds available to pay, and will not pay, distributions on the related Trust Securities. To the extent that the Trust has received funds from GE Capital on the Trust Debentures and therefore has funds available for the payment of distributions on the Trust Securities, GE Capital will guarantee the payment of such distributions on the basis set forth under “Description of Guarantee.”

The Trust generally will pay distributions on the Trust Securities to The Bank of New York Mellon, as Property Trustee, or its nominee, for payment in accordance with the applicable procedures of The Depository Trust Company. The Property Trustee will hold payments received on the Trust Debentures held by the Trust in its property account for the benefit of the holders of the Trust Securities and Common Securities.

Redemption

If we repay or redeem the Trust Debentures, in whole or in part, whether at or prior to the Maturity Date, the Property Trustee will use the proceeds of that repayment or redemption to redeem pro rata Trust Securities and Common Securities (except as described under “—Subordination of Common Securities”). The redemption of Trust Securities and Common Securities will occur upon the receipt by the Property Trustee of the proceeds from the redemption or repayment of Trust Debentures. Any redemption or purchase of the Trust Debentures or Trust Securities by us or our Subsidiaries will be subject to the limitations described under “Certain Terms of the Replacement Covenant.”

The Trust Securities have no stated maturity but must be redeemed upon the maturity of the underlying Trust Debentures or their earlier redemption. The Trust Securities will not be redeemed in any other circumstances. The redemption amount payable upon any redemption of the Debentures, including the Trust Debentures, will be equal to the principal amount thereof plus accrued and unpaid interest, including Additional Interest, if any, or, in certain cases prior to November 15, 2017, the Make-Whole Redemption Price. See “Description of the Debentures—Redemption.”

Any redemption of the Trust Securities in connection with a redemption of the Trust Debentures at the option of GE Capital prior to the Maturity Date of the Debentures as described under “Description of the Debentures—Redemption” will be subject to any then required approval by any Applicable Regulatory Authority.

Redemption Procedures

The Property Trustee will mail written notice of any redemption of the Trust Securities to the registered holders at least 30 but not more than 60 days before the date fixed for redemption. If the Trust gives a redemption notice and if the funds are available for payment, the Property Trustee will irrevocably deposit with DTC funds sufficient to pay the applicable redemption amount.

Once a redemption notice is given and funds are deposited, then distributions on the Trust Securities being redeemed will cease to accrue, and all rights of the holders of the Trust Securities being redeemed will cease, except the right to receive the redemption amount, but without any interest for any delay in receiving it. If payment of the redemption amount for the Trust Securities called for redemption is improperly withheld or refused and not paid because we have not paid the corresponding redemption amount on the Trust Debentures, then interest on a like principal amount of Trust Debentures, and therefore distributions on those Trust Securities, will continue to accumulate at the rate per annum on the Debentures, compounded semi-annually or, following November 15, 2017, quarterly from and including the original date scheduled for redemption to but excluding the date of actual payment. In this case, the actual payment date will be the date fixed for redemption for purposes of calculating the redemption amount.

In the event that the redemption date shall be a distribution payment date, the related distribution will be payable to the person to whom the liquidation amount or other amount in respect thereof is payable.

As in the case of the Debentures, if any date fixed for redemption is not a Business Day, then payment of the redemption amount on the Trust Securities will be made on the next day that is a Business Day, without any interest or other payment for the delay.

If less than all of the Trust Debentures are to be prepaid on a redemption date, the proceeds from the prepayment will be allocated pro rata to the redemption of the Trust Securities and Common Securities based on their relative liquidation amounts, except as set forth below under the heading “—Subordination of Common Securities.” The Property Trustee will select the particular Trust Securities and Common Securities to be redeemed on a pro rata basis or by any other method (including by lot) the Property Trustee deems fair and appropriate; provided that if the Trust Securities are then held in book-entry form, the selection of beneficial interests in the global Trust Securities for redemption will be made by DTC in accordance with its customary procedures.

We may purchase at any time and from time to time, directly or through a Subsidiary or affiliate, outstanding Trust Securities by tender, in the open market or by private agreement, subject to the Replacement Covenant and any then required approval by any Applicable Regulatory Authority.

If at any time GE Capital or any of its affiliates is a holder of any Trust Securities, it or its affiliate, as the case may be, will have the right to deliver to the Property Trustee all or the portion of its Trust Securities as it elects and receive, in exchange therefore, Trust Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid distributions on, the Trust Securities.

Subordination of Common Securities

The holder of the Common Securities will be entitled to receive distributions upon any liquidation or redemption on a proportionate basis with the holders of the Trust Securities, except that if a Trust Event of Default has occurred and is continuing, the Trust will pay the total amounts due on the Trust Securities before making any distribution on the Common Securities. If upon liquidation the Trust cannot pay the full amount due on the Trust Securities and Common Securities because it has insufficient assets for payment, then the amounts the Trust owes on the Trust Securities will be allocated first, proportionately, to the Trust Securities and only thereafter to the $5,000 aggregate liquidation amount of the Common Securities.

Exchange Event

The Trust Agreement will provide that the Trust Securities will automatically (and without the consent of any Applicable Regulatory Authority or requirement that the Trust first terminate) be exchanged for the Trust Debentures and thereafter the Trust will terminate upon the occurrence of an Event of Default under the Indenture with respect to the Debentures (such event, an “Exchange Event”).

If at the time of any Exchange Event there are funds in the Trust attributable to the payment by GE Capital of amounts owing in respect of interest on, or principal of, the Trust Debentures that have not been distributed to holders of Trust Securities and Common Securities, such funds will also be distributed pro rata to holders in connection with such Exchange Event.

Liquidation Distribution upon Dissolution

This prospectus describes any voluntary or involuntary dissolution, winding-up, or termination of the Trust as a “liquidation.”

The Trust will terminate upon the first to occur of the following:

•

subject to GE Capital having received any then required approval of any Applicable Regulatory Authority, the written direction from GE Capital, as holder of the Common Securities, to the Property Trustee to dissolve the Trust and distribute a like principal amount of the Trust Debentures to the holders of the Trust Securities and Common Securities;

•	the redemption or repayment of all of the Trust Securities and Common Securities; or

•	the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

Except as set forth in the next sentence, if an early dissolution occurs as described in this paragraph, the Property Trustee will liquidate the Trust as expeditiously as possible by distributing the Trust Debentures to the holders of the Trust Securities and Common Securities on a proportionate basis. If the Property Trustee determines that such distribution is not possible or if the early dissolution occurs as a result of the redemption of Trust Securities, then, except with respect to an early dissolution as a result of a distribution of Trust Debentures, the holders of the Trust Securities will be entitled to receive, out of the assets of the Trust, cash in an amount equal to the aggregate liquidation amount of the Trust Securities plus accrued and unpaid distributions to the date of payment. If a liquidation distribution can be paid only in part because the Trust has insufficient assets available to pay the distribution in full, then the amounts payable directly by the Trust on the Securities will be allocated proportionately. Under such circumstances, the holders of the Trust’s Common Securities will be entitled to receive distributions upon liquidation on a pro rata basis with the holders of the Trust Securities, except in the circumstances described above under the heading “—Subordination of Common Securities.” We will be solely responsible for payment of all debts and other obligations of the Trust (other than with respect to amounts owing in respect of the Trust Securities).

Distribution of Trust Debentures

If an Exchange Event occurs or if the Trust otherwise dissolves as provided above and distributes the Trust Debentures to holders of the Trust Securities and Common Securities, then, immediately following the occurrence of the Exchange Event or the distribution date of the Trust Debentures and dissolution of the Trust, as the case may be:

•	the Trust Securities and the Common Securities will no longer be deemed to be outstanding;

•

any certificates representing Trust Securities (including any global certificate registered in the name of DTC or its nominee) will be deemed to represent the corresponding Debentures that had been held by the Trust having an aggregate principal amount equal to the aggregate stated liquidation amount of those Trust Securities, with an interest rate equivalent to the distribution rate applicable to such Trust Securities, and bearing accrued and unpaid interest in an amount equal to accrued and unpaid distributions on the Trust Securities, until those certificates are surrendered for transfer or reissuance; and

•

all rights of holders of Trust Securities will cease, except the right to receive the Trust Debentures (and, to the extent applicable in connection with an Exchange Event, funds in the Trust attributable to the payment by GE Capital of amounts owing in respect of interest on, or principal of, the Trust Debentures that have not been distributed to holders of Trust Securities and Common Securities) upon surrender.

Under current United States federal income tax law, and assuming, as expected, the Trust is treated as a grantor trust, a distribution of Trust Debentures in exchange for the Trust Securities would not be a taxable event to you. See “Certain U.S. Federal Income Tax Consequences—Ownership of Trust

Securities—United States Holders—Automatic Exchange of Trust Securities” and “Certain U.S. Federal Income Tax Consequences—Ownership of Trust Securities—United States Holders—Liquidation of the Trust” below.

Event of Default under Trust Agreement

The occurrence of an Event of Default under the Indenture with respect to the Debentures will constitute an event of default under the Trust Agreement (a “Trust Event of Default”). As described above under “—Exchange Event,” upon the occurrence of an Event of Default under the Indenture, the Trust Debentures will automatically (and without the consent of any Applicable Regulatory Authority or requirement that the Trust first terminate) be exchanged for the outstanding Trust Securities. Thereafter, the former holders of Trust Securities will be able to exercise their rights of acceleration and other remedies following such Event of Default as holders of Debentures.

Within 30 days after any Trust Event of Default actually known to the Property Trustee occurs, the Property Trustee will transmit notice of such Trust Event of Default to the holders of the Trust Securities.

We, as holder of the Common Securities, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under the Trust Agreement.

The Indenture Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debentures may declare the Debentures due and payable under the Indenture if an Event of Default occurs and is continuing. Not all breaches of our agreements and obligations in respect of the Debentures constitute Events of Default. For a description of what constitutes an Event of Default, and of remedies available upon the occurrence of an Event of Default with respect to the Debentures, see “Description of the Debentures—Events of Default; Waiver and Notice; Enforcement of Other Covenants.”

Holders of Debentures that are not held by the Trust will continue to have all of the rights provided by the Indenture under which they were issued, including the right to declare the Debentures payable as described in the preceding paragraph. If at least 25% in aggregate principal amount of the Debentures outstanding are not exchanged for Trust Securities in the Exchange Offer, the holders of the Debentures not held by the Trust would be able to accelerate the Debentures without any action on the part of the Property Trustee or the holders of the Trust Securities.

Voting Rights; Amendment of the Trust Agreement

The holders of the Trust Securities will have no voting rights or control over the administration, operation or management of the Trust or the obligations of the parties to the Trust Agreement, including in respect of the Trust Debentures owned by the Trust. Under the Trust Agreement, the Property Trustee will be entitled, to the extent described below and in the absence of any direction or consent of holders of the Trust Securities, to:

•	make certain amendments to the Trust Agreement; and

•	exercise its rights in respect of the Trust Securities or Debentures on behalf of the Trust.

Trust Agreement. We and the Administrative Trustees may amend the Trust Agreement, without the consent of the holders of the Trust Securities, the Property Trustee or the Delaware Trustee, to do any of the following, provided (i) such amendment will not materially adversely affect the interests of any holder of Trust Securities, the Property Trustee or the Delaware Trustee, or impose any additional duty or obligation on the Property Trustee or the Delaware Trustee; (ii) we have received a written opinion of nationally recognized tax counsel to the effect that the amendment or the exercise of any power granted to any trustee of the Trust in accordance with the amendment will not result in a deemed exchange of Trust Debentures for new Trust Debentures for U.S. federal income tax purposes; (iii) we have received a written opinion of nationally recognized tax counsel to the effect that such amendment will not cause the Trust to be treated for U.S. federal income tax purposes as other than (x) a domestic grantor trust or custodial arrangement or (y) a foreign trust provided that such treatment would not have any adverse U.S. federal income tax consequences to us, the Trust or beneficial owners of the Trust Securities; and (iv) such amendment will not cause the Trust to be required to register as an “investment company” under the Investment Company Act:

•	cure any ambiguity or correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision;

•

make any other provisions with respect to matters or questions arising under, or make any other modification or amendment with respect to, the Trust Agreement, including, without limitation, to confer additional rights upon holders of the Trust Securities with respect to the Trust Securities or the Trust Debentures;

•

modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for U.S. federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding, to ensure that the Trust will not be required to register as an “investment company” under the Investment Company Act, or to ensure the treatment of the Trust Securities as any particular category of regulatory capital under prevailing rules and regulations of any Applicable Regulatory Authority;

•

modify, eliminate or add to any provisions of the Trust Agreement following a “Change in Law,” as defined below, to provide, to the extent possible, that the holders of the Trust Securities will have the same legal rights with respect to the Trust Debentures as if they held those Trust Debentures directly, provided that such Change in Law permits such amendment without adverse U.S. federal income tax consequences to us, the Trust or beneficial owners of the Trust Securities; or

•

conform the terms of the Trust Agreement to the description of the Trust Agreement, the Trust Securities and the Trust’s Common Securities in this prospectus (which will be deemed to not materially adversely affect the interests of any holder of Trust Securities, the Property Trustee or the Delaware Trustee, or impose any additional duty or obligation on the Property Trustee or the Delaware Trustee).

Any such amendment shall become effective when written notice thereof is given to the Property Trustee, the Delaware Trustee and the holders of the Trust Securities.

A “Change in Law” means a change in the U.S. federal income tax laws or the release of an administrative pronouncement that represents an official position of a U.S. federal governmental authority, including a clarification of an official position of such authority, in each case after the closing of the Exchange Offer.

Other than to the extent set forth above (or as may otherwise be provided in an amendment in connection with a Change in Law), the Trust Agreement may not be amended.

Indenture and Trust Debentures. With respect to certain actions to be taken under the Indenture and the Trust Debentures, the Indenture and the Debentures contain provisions requiring that such action be taken by the holders of a minimum specified percentage of the outstanding Debentures and, in certain instances, requires the consent of each holder of Debentures. These actions include, without limitation, the ability to:

•

direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee for the Debentures or exercising any trust or power conferred on the Indenture Trustee with respect to the Debentures;

•	waive any past default that is waivable under the Indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the Debenture is due and payable; or

•	consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent by the holders of the Debentures is required.

The Trust Agreement will provide that all legal rights of holders of Trust Securities under the Trust Debentures and under the Indenture, including the right to enforce the Other Covenants, will be exercisable solely by the Property Trustee and not by the holders of Trust Securities or Common Securities. If the Property Trustee fails to take action with respect to the enforcement of any of those rights, holders of Trust Securities will be unable to do so (other than following the automatic exchange of the Debentures for Trust

Securities following the occurrence of an Event of Default) because the right to take such action will be vested solely in the Property Trustee on behalf of holders of Trust Securities. Furthermore, the Trust Agreement will provide that holders of the Trust Securities will not be able to direct the Property Trustee, or otherwise bring any action to compel the Property Trustee, to take such action or to remove the Property Trustee. However, the Trust Agreement will provide that any holder of a Trust Security may request the Property Trustee to take such action. In addition, any such holder may offer the Property Trustee indemnity for taking such action at the holder’s request provided that it is a “Qualified U.S. Holder” as that term is defined below. The Property Trustee will not be obligated to take any action requested by any or even all of the holders of the Trust Securities and may require indemnity satisfactory to it from one or more Qualified U.S. Holders should it choose to act pursuant to any such request. The Property Trustee has no obligations to enforce Other Covenants, but if it chooses to do so, it will incur no liability to any person except for its bad faith or willful misconduct.

For purposes of the foregoing, a “Qualified U.S. Holder” is a beneficial owner of Trust Securities that has provided identifying information and certified that (i) the identifying information is true, correct and complete, and (ii) the beneficial owner is (x) a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, (y) acting solely for its own account, and (z) not acting in connection with any understanding or arrangement, including a reimbursement agreement, that has a purpose to enable any other person to provide indirect indemnification to the Property Trustee.

The Trust Agreement will provide that if an Event of Default under the Indenture occurs, the Trust Securities will automatically (and without the consent of any Applicable Regulatory Authority or requirement that the Trust first terminate) be exchanged for the Trust Debentures as described under “—Exchange Event.” The Trust Agreement will also provide that the Trust will dissolve and distribute the Trust Debentures to holders of Trust Securities as described above under “—Liquidation Distribution upon Dissolution.” In the event of any such exchange or dissolution and distribution, the former holders of Trust Securities will be able to exercise their rights under the Indenture as holders of Debentures.

The Trust Agreement will further provide that GE Capital will not solicit a consent to a proposed amendment to the Trust Debentures or the Indenture, or seek a waiver of a past default under the Trust Debentures, for so long as the Property Trustee is the holder of the Trust Debentures on behalf of the Trust.

Waiver of Derivative Rights. The Trust Agreement will provide that each holder of Trust Securities will be deemed to have waived any right to bring an action under or pursuant to any law of the State of Delaware pertaining to trusts or any other law of the State of Delaware providing for a derivative action by a beneficiary on behalf of a trust or trustee. To the extent, if any, a holder of Trust Securities is by operation of law entitled to bring any such action notwithstanding the provisions of the Trust Agreement described in the immediately preceding sentence, then, to the fullest extent permitted by law, such holder may do so only (i) in the name of the beneficial owner(s) of the holder’s interest if each such beneficial owner is a “United States person,” as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (a “U.S. Person”), or (ii) through a Qualified Agent if any such beneficial owner is not a U.S. Person. The Trust Agreement will further provide that each holder of Trust Securities is deemed to acknowledge reliance by the other holders of the Trust Securities upon the provisions of the Trust Agreement described in this paragraph.

For purposes of the foregoing, a “Qualified Agent” is a person that meets all of the following requirements and provides a certification to such effect to the Property Trustee:

•	such person is a U.S. Person;

•

the beneficial owner(s) must irrevocably appoint such U.S. Person with full discretionary powers to act as its agent with respect to whether to initiate, and the conduct or settlement of, the action in question; and

•	such U.S. Person must be independent of the beneficial owner(s) and be disinterested in the outcome of the action.

Without limiting the foregoing, any such action will be deemed to be subject to the same procedural and substantive requirements as a derivative action by a stockholder of a private for-profit corporation organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

For such purposes, Delaware Court of Chancery Rule 23.1, as amended, or any similar procedural rule applicable to the action, will be deemed to apply, and the same deference will be accorded to any decision or action by the Property Trustee as is accorded to any decision or action by a board of directors or committee thereof under Section 141 of the General Corporation Law, as amended.

In the event that the Property Trustee determines that it is not, or is determined by any court of competent jurisdiction not to be, either independent or disinterested for the purpose of making any decision or taking any action with respect to a derivative or similar cause of action in the name of the Trust or one or more of the trustees of the Trust, GE Capital will appoint an additional trustee deemed to be both independent and disinterested. That additional trustee will, to the fullest extent permitted by law, (i) be empowered to act solely for the purposes of making such decision(s) and/or taking such action(s), and (ii) have the exclusive authority to make such decisions and/or take such actions.

Mergers or Consolidations of the Trust

The Trust may not consolidate, amalgamate, or merge with or into, or be replaced by, or convey, transfer, or lease its properties and assets substantially as an entirety to, us or any other person, except as described below. At the request of the holder of the Common Securities, the Trust may, with the consent of its Administrative Trustees but without the consent of the holders of the Trust Securities, the Property Trustee, or the Delaware Trustee, consolidate, amalgamate, or merge with or into, or be replaced by, or convey, transfer or lease its property and assets substantially as an entirety to, a trust organized under the laws of any state if:

•	the successor entity, if not the Trust, either:

•	expressly assumes all of the obligations of the Trust with respect to the Securities, or

•

substitutes for the Securities other securities having substantially the same terms as the Securities, so long as the successor securities rank the same as the Securities in priority with respect to distributions and payments upon liquidation, redemption, and otherwise;

•

we, as issuer of the Debentures, expressly acknowledge a trustee of the successor entity possessing the same powers and duties as the Property Trustee as the holder of the corresponding Trust Debentures;

•

the Trust Securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on each securities exchange or other organization, if any, on which the Trust Securities are then, or had been, listed or quoted;

•

the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Trust Securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization which has assigned ratings to the Trust Securities;

•

the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences, and privileges of the holders of the Securities, including any successor securities, in any material respect;

•	the successor entity has a purpose substantially identical to that of the Trust;

•	prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease we have received an opinion of counsel to the Trust to the effect that:

•

the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences, and privileges of the holders of the Securities, including any successor securities, in any material respect; and

•

following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act;

•

prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received a written opinion of nationally recognized tax counsel to the effect that the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease will not:

•	result in a deemed exchange of the Trust Debentures for new Trust Debentures for U.S. federal income tax purposes; or

•	cause the Trust, or cause or permit the successor entity, to be classified as other than a domestic grantor trust or custodial arrangement for U.S. federal income tax purposes; and

•

we or a permitted successor or assignee of ours owns all of the common securities of such successor entity and the obligations of the successor entity with respect to the successor securities are guaranteed by us or our permitted successor or assignee at least to the extent provided by the Guarantee of the Trust Securities.

Trust Expenses

Pursuant to the Trust Agreement, we will agree to pay:

•	all debts and other obligations of the Trust (other than with respect to the Securities);

•

all costs and expenses of the Trust, including costs and expenses relating to the organization of the Trust, the fees, expenses and indemnities of the trustees and the cost and expenses relating to the operation of the Trust; and

•

any and all taxes and costs and expenses with respect thereto to which the Trust might become subject, other than U.S. withholding taxes to the extent that we would not have been obligated to pay such withholding taxes under the Indenture with respect to the Trust Debentures.

Transfer and Exchange

A holder may transfer or exchange Trust Securities in accordance with the Trust Agreement. The registrar may require a holder of a Trust Security, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by GE Capital or the registrar for any registration of transfer or exchange of Trust Securities, but GE Capital may require a holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Trust Agreement. GE Capital is not required to transfer or exchange any Trust Security selected for redemption. Also, GE Capital is not required to transfer or exchange any Trust Security for a period of 15 days before a selection of Trust Securities to be redeemed.

The Property Trustee

We and certain of our affiliates from time to time have maintained deposit accounts and conducted other banking transactions with the Property Trustee and its affiliates in the ordinary course of business. We expect to continue those business transactions. The Property Trustee also serves as trustee for certain series of our outstanding indebtedness under other indentures, including the Debentures, and is also expected to serve as property trustee of the trusts engaging in the concurrent exchange offers described under “Summary—Concurrent Exchange Offers.”

The Trust Agreement will provide that only the Property Trustee may enforce the legal rights under the Trust Debentures and the Indenture on behalf of holders of Trust Securities, including the right to enforce GE Capital’s covenants under the Indenture on behalf of holders of Trust Securities. If the Property Trustee fails to take action with respect to the enforcement of any of those rights, holders of Trust Securities will be unable to do so (other than following the automatic exchange of the Debentures for Trust Securities following the occurrence of an Event of Default) because the right to take such action will be vested solely in the Property Trustee on behalf of holders of Trust Securities. Furthermore, the Trust Agreement will provide that holders of the Trust Securities will not be able to direct the Property Trustee, or otherwise bring any action to compel the Property Trustee, to take such action or to remove the Property Trustee. However, the Trust Agreement will provide that any holder of a Trust Security may request the Property Trustee to take such action. In addition, any such holder may offer the Property Trustee indemnity for taking such action at the holder’s request provided that it is a “Qualified U.S. Holder” as that term is defined under “Description of the Trust Securities—Voting Rights; Amendment of the Trust Agreement.” The Property Trustee will not be obligated to take any action requested by any or even all of the holders of the Trust Securities and may require indemnity satisfactory to it from one or more Qualified U.S. Holders should it choose to act pursuant to any such request. The Property Trustee has no obligations to enforce Other Covenants, but if it chooses to do so, it will incur no liability to any person except for its bad faith or willful misconduct.

In general, only we, as the holder of the Common Securities, can replace or remove the Property Trustee. However, if a default in respect of an Other Covenant has occurred and is continuing, we will no longer be able to remove the Property Trustee.

Paying Agent, Security Registrar, and Transfer Agent

Until the Trust Securities are paid, we will maintain a paying agent, security registrar, and transfer agent for the Trust Securities. Initially, The Bank of New York Mellon will serve in each of those capacities.

Governing Law

The Trust Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF THE DEBENTURES

The Debentures were issued on November 15, 2007 pursuant to the Indenture in the form of five registered debentures, each with an aggregate principal amount of $500 million. The following summary is not intended to be complete and is subject to, and qualified in its entirety by reference to, the Indenture and the registered debentures. A copy of the Indenture and the registered debentures will be filed as an exhibit to the registration statement of which this prospectus is a part. All references in this section “Description of the Debentures” to “GE Capital,” “we,” “us” or “our,” or similar references, mean General Electric Capital Corporation excluding its subsidiaries.

General

The Debentures are unsecured, subordinated obligations of GE Capital, which were issued in an initial aggregate principal amount of $2,500,000,000 on November 15, 2007. The Debentures constitute a separate series of debt securities issued under the Indenture. The Debentures rank junior to our Senior Indebtedness, including our Subordinated Notes. See “—Subordination.”

The entire principal amount of the Debentures will be due and payable, together with any accrued and unpaid interest, and interest on unpaid interest, if any, on November 15, 2067 (the “Maturity Date”). In certain circumstances, the Debentures may be redeemed by GE Capital prior to the Maturity Date. The Debentures are not subject to repayment at the option of the holders. There is no sinking fund for the Debentures.

The Debentures are issued in denominations of $5,000 and integral multiples of $1,000 in excess thereof.

We may from time to time, without the consent of the existing holders, create and issue additional Debentures having the same terms and conditions as the Debentures in all respects, except for issue date, issue price and, if applicable, the date from which interest shall accrue or first be paid. Such additional Debentures will be consolidated with and will form a single series with the Debentures.

Interest accrues on the Debentures from and including the most recent Interest Payment Date (as defined below) to but excluding the next Interest Payment Date (without regard to any permitted deferral as described under “—Option to Defer Interest Payments”) or other date on which interest is due and payable in accordance with the terms of the Debentures by redemption, acceleration or maturity (each such period an “Interest Period”).

Interest on the Debentures

Fixed Rate Period

Interest on the Debentures accrues at a fixed rate per annum of 6.375% of the principal amount to but excluding November 15, 2017 (the “Fixed Rate Period”). Subject to “Option to Defer Interest Payments” and to the business day convention described under “—Interest Payments” below, interest on the Debentures will be payable with respect to the Fixed Rate Period semi-annually in arrears on May 15 and November 15 of each year (each a “Fixed Interest Payment Date”).

Floating Rate Period

Commencing with the period beginning on November 15, 2017 (the “Floating Rate Period”), interest on the Debentures will accrue at a floating rate per annum equal to 3-month LIBOR plus 2.289% (228.9 basis points). Subject to “—Option to Defer Interest Payments” and to the business day convention described under “—Interest Payments” below, interest on the Debentures during the Floating Rate Period will be payable in respect of each Interest Period quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing February 15, 2018 (each, a “Floating Interest Payment Date”). Each date that is a Floating Rate Interest Payment Date or a Fixed Interest Payment Date is referred to in this prospectus as an “Interest Payment Date.”

“3-month LIBOR,” with respect to an Interest Period in the Floating Rate Period, means the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period that appears on Reuters Page LIBOR01 as of 11:00 a.m. (London time) on the second London Banking Day (as defined below) immediately preceding the first day of such Interest Period. If 3-month LIBOR cannot be so determined, the Calculation Agent (as defined below), after consultation with us, will select four major banks in the London interbank market. The Calculation Agent will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the second London Banking Day immediately preceding the first day of such Interest Period. These quotations will be for deposits in U.S. dollars for a three-month period beginning on the first day of such Interest Period. Offered quotations must be based on a principal amount that is representative of a single transaction in U.S. dollars in that market at the time. If two or more quotations are provided, 3-month LIBOR for the Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the Calculation Agent, after consultation with us, will select three rates quoted by three major banks in New York City, on the second London Banking Day immediately preceding the first day of such Interest Period. The rates quoted will be for loans in U.S. dollars to leading European banks for a three-month period beginning on the first day of such Interest Period. Rates quoted must be based on a principal amount that is representative of a single transaction in U.S. dollars in that market at the time. If fewer than three New York City banks are quoting rates, 3-month LIBOR for the applicable Interest Period will be the same as for the immediately preceding Interest Period, or, in the case of the first Interest Period in the Floating Rate Period, 4.8975% per annum.

“London Banking Day” means any day on which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Reuters Page LIBOR01” means the display on Reuters (or any successor service) (“Reuters”) on page LIBOR01 or any successor page as may replace such page on such service for the purpose of displaying the London interbank offered rates of major banks for deposits in U.S. dollars.

All percentages resulting from any interest rate calculation will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point.

The interest rate on the Debentures will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

Calculation Agent

Calculations relating to 3-month LIBOR will be made by a calculation agent (the “Calculation Agent”), an institution appointed by GE Capital as its agent for this purpose. The Calculation Agent initially will be The Bank of New York Mellon. GE Capital may appoint a different institution to serve as Calculation Agent from time to time pursuant to the calculation agent agreement (the “Calculation Agreement”) with respect to the Debentures, dated as of September 15, 2006, between GE Capital and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as Calculation Agent, without the consent of holders and without notifying holders of the change. Absent manifest error, the calculations made pursuant to the Calculation Agreement will be binding on GE Capital and each holder of Debentures.

Interest Payments

Subject to the right of GE Capital to defer the payment of interest, as described below under “—Option to Defer Interest Payments,” interest on the Debentures is payable on each Interest Payment Date to the holders of record on the regular record date therefor (the “Record Date”). The Record Date will be one Business Day before the relevant Interest Payment Date, except that in the event that the Debentures are issued in definitive fully registered form, the Record Date will be the fifteenth calendar day before the relevant Interest Payment Date.

With respect to interest accruing during the Fixed Rate Period, if any Fixed Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, without any interest or other payment as a result of the delay, with the same force and effect as if made on the date that payment was originally payable. If a redemption date falling during the Fixed Rate Period is not a Business Day, then payment of interest on such date will be made on the next succeeding Business Day with the same force and effect as it made on such redemption date (without any interest or other payment in respect of such delay). The term “Business Day” means any day other than a Saturday or Sunday or any other day on which banking institutions are generally authorized or obligated by law or regulation to close in The City of New York or, during the Floating Rate Period, in London, England.

With respect to interest accruing during the Floating Rate Period, if any Floating Interest Payment Date is not a Business Day, then the Floating Interest Payment Date will be the next succeeding Business Day unless such Business Day is in the next calendar month in which case such Floating Interest Payment Date shall be the Business Day immediately preceding such day. Notwithstanding the foregoing, if the Maturity Date or an earlier redemption date falling during the Floating Rate Period is not a Business Day, then payment of interest on such date will be made on the next succeeding Business Day with the same force and effect as if made on such Maturity Date or redemption date (without any interest or other payment in respect of such delay).

Interest that is not paid on any Debentures on the applicable Interest Payment Date will bear additional interest (“Additional Interest”) at the then applicable rate per annum for such Debentures, compounded semi-annually during the Fixed Rate Period and quarterly during the Floating Rate Period.

The amount of interest payable on the Debentures for any Interest Period during the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable on the Debentures for any Interest Period during the Floating Rate Period will be computed on the basis of a 360-day year and the actual number of days elapsed in the relevant Interest Period.

The Indenture Trustee will act as paying agent (the “Paying Agent”) for the Debentures.

Option to Defer Interest Payments

So long as no Event of Default in respect of the Debentures has occurred and is continuing, we may defer all payment of interest on outstanding Debentures for a period (an “Extension Period”) effective for interest accruing as of the first day of any Interest Period (the “Start Date”) and extending not longer than the earlier of (a) the tenth anniversary of the Start Date, and (b) the Maturity Date for the Debentures (such final date being herein referred to as the “Maximum Extension Date”). No Extension Period shall end on a date other than an Interest Payment Date or the Maturity Date; provided that in connection with a redemption of the Debentures in whole, we may elect to end an Extension Period on the applicable redemption date. Until the end of any Extension Period (including any permitted extension thereof), no interest shall be due and payable, except for interest due and payable on the Start Date with respect to the prior Interest Period. To the extent permitted by applicable law, interest on deferred amounts will accrue during an Extension Period from the first Interest Payment Date following the Start Date and will be compounded on subsequent Interest Payment Dates (semi-annually during the Fixed Rate Period or quarterly during the Floating Rate Period), at the then applicable rate of interest on the Debentures. On the Interest Payment Date falling at the end of an Extension Period as determined below (the “End Date”), the redemption date for all outstanding Debentures, or the Maturity Date, as applicable, we will be obligated to pay all accrued and unpaid interest, including Additional Interest. Deferral for a new Extension Period (other than the extension of an existing Extension Period as described below) may occur only if all amounts due and payable on the Debentures (including Additional Interest) in respect of any previous Extension Period have been paid in full on or after the End Date for such Extension Period.

We shall give the Indenture Trustee, for distribution to holders of Debentures as of the immediately preceding Record Date, notice that we have elected to commence an Extension Period, such notice to be given by us at least five but not more than fifteen days before the Interest Payment Date relating to the first Interest Period in the Extension Period during which interest will be deferred. Such notice shall specify the Start Date and an End Date not later than the Maximum Extension Date; provided that we may elect to modify any End Date to an earlier or later date prior to the Maximum Extension Date in accordance with the terms set forth in the Indenture by notice given to the Indenture Trustee for distribution to the holders. Notwithstanding the foregoing, in the event that the amount of interest made available to the Paying Agent is not sufficient, or if no amount is made available, to pay interest then due on any Interest Payment Date (including the End Date of an Extension Period) that is not a Maximum Extension Date, no funds shall be applied to payment of such interest by the Paying Agent and if the required amount is not provided within five days after notice from the Indenture Trustee to us, the full amount of interest otherwise due and payable on such Interest Payment Date shall be (a) with respect to an Interest Payment Date that does not fall within an Extension Period, deemed deferred (without any prior notice of deferral) with the preceding

Interest Payment Date being the Start Date of an Extension Period having as its End Date the earlier of the next succeeding Interest Payment Date after such deemed deferral and the Maximum Extension Date, or (b) with respect to an Interest Payment Date that is an End Date, deemed further deferred by an extension of the Extension Period (without any prior notice of modification of the Extension Period) to a new End Date that shall be the earlier of the next Interest Payment Date and the Maximum Extension Date; provided, however, that the provisions of this sentence shall not apply to any interest that shall become due and payable solely by reason of a redemption of the Debentures. In the event of any deferral or extension pursuant to clause (a) or (b) of the preceding sentence, notice shall be promptly given to the holders of the Debentures as of the close of business on the immediately preceding Record Date indicating the current amount and terms of any deferral, provided that the failure to give such notice shall not affect our rights hereunder, including, without limitation, our ability to defer interest as provided herein. In the event a sufficient amount of interest is not made available to the Paying Agent on a particular Interest Payment Date (other than the Maximum Extension Date) on which payment is otherwise due, and appropriate amounts are not provided in time to avoid initiating or extending an Extension Period, any partial amounts made available shall be delivered and held by the Indenture Trustee for application on the next date on which interest is due and payable under the terms of this Debenture or returned to us at our direction.

Redemption

Subject to any then required approval by any Applicable Regulatory Authority, we have the right to redeem the Debentures:

(i)	subject to the undertaking in the Trust Agreement described below, in whole but not in part, at any time prior to November 15, 2017 at the applicable Make-Whole Redemption Price as described below;

(ii)

in whole but not in part prior to November 15, 2017 at the applicable Make-Whole Redemption Price as described below, within 90 days following the occurrence of a Tax Event (a “Tax Event Redemption”); or

(iii)

in whole or in part from time to time beginning on November 15, 2017, at a redemption price equal to 100% of the principal amount of the Debentures so redeemed plus accrued and unpaid interest, including Additional Interest, if any;

provided that if the Debentures are not redeemed in whole, at least $25,000,000 in aggregate principal amount (excluding Debentures held by us or any of our affiliates) must remain outstanding immediately after any such partial redemption.

For any date on which GE Capital is subject to regulatory oversight, “Applicable Regulatory Authority” means any governmental authority, or any independent agency created under any governmental authority, that has promulgated regulations to which GE Capital is subject under which GE Capital is required to maintain specific levels of capital. When originally issued, the Indenture and the Debentures did not require us to obtain the consent of an Applicable Regulatory Authority prior to the redemption of the Debentures. At or prior to the consummation of the Exchange Offer, we will amend the Indenture and the Debentures to provide for this requirement in accordance with the terms of the Indenture. The addition of this requirement is one of the category of amendments that we were entitled to make to the Debentures without the consent of holders.

“Tax Event” means that GE Capital shall have requested and received an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that as a result of a Tax Action there is more than an insubstantial risk that all or any portion of the interest payable by GE Capital with respect to the Debentures is not, or will not be, deductible as accrued by GE Capital for U.S. federal income tax purposes. For purposes of this definition, the time when interest accrues shall be determined under the Code and the Treasury regulations thereunder, all as in effect as of November 15, 2007, the date the Debentures were originally issued.

“Tax Action” means any of (a) an amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) a judicial decision interpreting, applying or clarifying such laws or regulations, (c) an administrative pronouncement or action that represents an official position (including a clarification of an official position) of the governmental authority or regulatory body making such administrative pronouncement or taking such action, and (d) a threatened challenge asserted in connection with an audit of GE Capital or any of GE Capital’s affiliates, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that have substantial similarities to the Debentures, which amendment or change is adopted or which proposed change, decision or pronouncement is announced or which action, clarification or threatened challenge occurs on or after November 15, 2007, the date the Debentures were originally issued.

Notwithstanding the foregoing, we may not redeem the Debentures for any reason during an Extension Period other than a redemption in whole or in part on an End Date on which all accrued and unpaid interest due and payable, including any Additional Interest, has been paid on all outstanding Debentures for all Interest Periods terminating on or prior to the redemption date.

If less than all the Debentures are to be redeemed, we will give the Indenture Trustee notice not less than 60 days prior to the redemption date as to the aggregate principal amount of Debentures to be redeemed, and the Indenture Trustee shall select or cause to be selected, in such manner as in its sole discretion it shall deem appropriate and fair, the Debentures or portions thereof to be redeemed. Debentures may be redeemed in part only in a principal amount equal to an authorized denomination thereof.

We will agree in the Trust Agreement that for so long as the Trust holds the Trust Debentures, we will not redeem the Debentures in accordance with the provisions of the Debentures described in clause (i) in the first paragraph of this subsection “—Redemption” at any time prior to the fifth anniversary of the original issuance of the Trust Securities pursuant to the Exchange Offer. With the consent of each Applicable Regulatory Authority, the Trust Agreement may be amended by us to delete the undertaking specified in the preceding sentence without the consent of holders of the Trust Securities or any other person.

Make-Whole Redemption Price

For purposes of determining the applicable “Make-Whole Redemption Price,” the following definitions will apply.

“Make-Whole Redemption Price” means an amount equal to the greater of (a) 100% of the principal amount of the Debentures to be redeemed plus accrued and unpaid interest, including deferred interest and Additional Interest, if any, to but excluding the redemption date and (b) the sum of: (i) the present value of the principal amount of the Debentures to be redeemed discounted from November 15, 2017, and (ii) the present value of each interest payment that is payable (or but for any deferral would be payable) on an Interest Payment Date after such redemption date (exclusive of interest accrued to the redemption date) to and including November 15, 2017, discounted from the relevant Interest Payment Date, in the case of each of (i) and (ii) to the redemption date on a semi-annual compounded basis, at a rate equal to the sum of (x) the Treasury Rate plus (y) in the case of a Tax Event Redemption, 50 basis points, and, in the case of a redemption for any other reason, 30 basis points and (iii) the amount of any accrued and unpaid interest (including deferred interest and Additional Interest) to but excluding the redemption date.

“Treasury Rate” means the yield, under the heading that represents the average for the week immediately prior to the applicable redemption date, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury constant maturities,” for the maturity corresponding to the Comparable Treasury Issue (if there is no Comparable Treasury Issue with a maturity within three months before or after November 15, 2017, yields for the two published maturities most closely corresponding to November 15, 2017 will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month). If such release (or any successor release) is not published during the week preceding the applicable redemption date or does not contain such yields, “Treasury Rate” means the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Debentures from the applicable redemption date to November 15, 2017 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most closely corresponding to November 15, 2017.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers selected by us, or if such firm is unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of the principal amount, quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Reference Treasury Dealer” means each of (1) Goldman, Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer and (2) one other Primary Treasury Dealer selected by us after consultation with the Independent Investment Banker.

Subordination

The Debentures will rank pari passu among themselves (without regard as to whether such Debentures are held by the Trust or otherwise) and with each other series of debt securities established under the Indenture (unless otherwise provided with respect to such series of debt securities), including our €950,000,000 4.625% Fixed to Floating Rate EU Subordinated Debentures due 2066 and our £400,000,000 5.500% Fixed to Floating Rate GBP Subordinated Debentures due 2066 issued on September 15, 2006, and our €1,500,000,000 5.500% Fixed to Floating Rate EUR Subordinated Debentures due 2067 and our £600,000,000 6.500% Fixed to Floating Rate GBP Subordinated Debentures due 2067 issued on September 5, 2007, and will be subordinated to all of our existing and future Senior Indebtedness, as defined below, including the Subordinated Notes, as defined below. This means that no payment of principal (including redemption payments), premium, if any, or interest on the Debentures may be made if:

•	any principal, premium, interest, or any other payment due on any of our Senior Indebtedness has not been paid when due and that default continues; or

•	the maturity of any of our Senior Indebtedness has been accelerated because of a default and the accelerated amount has not been paid.

Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation, or reorganization of GE Capital, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, or similar proceedings, all amounts due on all Senior Indebtedness must be paid in full before the holders of Debentures are entitled to receive or retain any payment.

If we violate the Indenture by making a payment to holders of the Debentures in violation of the provisions described above, then the holders of the Debentures will be deemed to have received the payments or distributions for the benefit of, and will have to pay or transfer the payments to, the holders of the Senior Indebtedness outstanding at the time.

Because of the subordination, if we become insolvent, holders of Senior Indebtedness may receive more, and holders of the Debentures having a claim thereunder may receive less, than our other creditors. This type of subordination will not prevent an Event of Default from occurring under the Indenture in connection with the Debentures.

After all Senior Indebtedness is paid in full and until the Debentures are paid in full, the rights of the holders of the Debentures will be subrogated to the rights of holders of our Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness. Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions regardless of any amendment, modification, or waiver of any term of such Senior Indebtedness.

Except as described below, the term “Senior Indebtedness” means, with respect to GE Capital:

(i)	the principal of, premium, if any, and interest on, all GE Capital’s indebtedness for money borrowed, excluding the Debentures but including, without limitation, the Subordinated Notes;

(ii)

obligations of GE Capital arising from any guaranty, letter of credit or similar credit enhancement (including, without limitation, obligations arising from off-balance sheet guarantees and direct credit substitutes);

(iii)	obligations of GE Capital associated with derivative products such as interest rate and foreign exchange rate swaps, forward sales of interests in commodities, and similar arrangements; and

(iv)	obligations of GE Capital for purchased money,

in each case, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, and any deferrals, renewals or extensions thereof; provided, however, that Senior Indebtedness shall not include (A) any accounts payable or other liability to trade creditors (other than those obligations referenced in items (ii) and (iii) above) arising in the ordinary course of business (including instruments evidencing such liabilities), (B) any indebtedness, guarantee or obligation of GE Capital which is on parity in right of payment with or expressly subordinate or junior in right of payment to the Debentures, or (C) any obligations with respect to any capital stock (including, without limitation, common and preferred stock).

The term “indebtedness for money borrowed” as used herein shall include, without limitation, any obligation of GE Capital for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

The term “Subordinated Notes” means all securities issued under (a) the Seventh Amended and Restated Fiscal and Paying Agency Agreement dated as of July 1, 2005 among GE Capital, GE Capital Canada Funding Company, GE Capital Australia Pty Ltd., GE Capital European Funding, GE Capital UK Funding and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as fiscal and principal paying agent as supplemented by the Supplemental Fiscal and Paying Agency Agreement dated September 15, 2005, or (b) the Amended and Restated Subordinated Debt Indenture, dated as of July 15, 2005, between GE Capital and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as trustee thereunder, in each case as amended from time to time (provided that the terms of the subordination of payments on amounts due and payable from available funds in such documentation is not altered in any material respect), and other subordinated securities on parity in right of payment with such Subordinated Notes. As of December 31, 2009, all of our indebtedness (other than the Debentures and our outstanding subordinated debentures to which the concurrent exchange offers referred to under “Summary—Concurrent Exchange Offers” relate) would have been senior to the Debentures.

Restrictions on Certain Payments

If (1) we shall have, or shall be deemed to have, exercised our option to defer payments of interest on the Debentures, as described above under the heading “—Option to Defer Interest Payments,” or (2) Debentures remain outstanding and there shall have occurred and be continuing an Event of Default under the Indenture, then we will not, and will not permit any Subsidiary to:

(i)	declare or pay dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of GE Capital’s capital stock (which includes common and preferred stock);

(ii)

make any payment of principal of or interest or premium on or repurchase or redeem any other subordinated indebtedness of GE Capital that ranks pari passu with or junior in interest to the Debentures; or

(iii)

make any guaranty payments with respect to any subordinated guarantee of GE Capital of the indebtedness of any Subsidiary of GE Capital if such guaranty ranks pari passu with or junior in interest to the Debentures;

provided, however, that during any period, including an Extension Period, we shall be permitted to: (a) declare or pay dividends or distributions in Common Stock of GE Capital, (b) declare a dividend in connection with the implementation of a stockholders’ rights plan or issue stock under any such plan in the future or redeem or purchase any such rights pursuant thereto, and (c) purchase Common Stock related to the issuance of Common Stock or rights under any of GE Capital’s benefit plans for its directors, officers or employees; and provided further that where debt securities of different series issued under the Indenture containing a deferral feature similar to the deferral feature of the Debentures are subject to Extension Periods terminating at different times or in other circumstances where the payment of deferred interest cannot be made simultaneously on all such debt securities (including the Debentures) subject to an Extension Period, we will be permitted to make payments of interest due on particular debt securities of each such series (including the Debentures) at the end of the Extension Period with respect thereto, but only if the amounts (not yet due and payable) that will be required to be paid at the close of an Extension Period with respect to all other series of such debt securities have been deposited with the Indenture Trustee and held for application when such amounts become due and payable.

In connection with the issuance of the Debentures, GE Company has covenanted that, if GE Capital declares, pays or makes any dividends, distributions or other payments to GE Company or any of its Subsidiaries during an Extension Period or when an Event of Default has occurred and is continuing, in either case in violation of the restrictions described above, for so long as such restrictions are in effect and are applicable to outstanding debt securities issued under the Indenture, GE Company shall promptly return, or cause the return, to GE Capital of all such dividends, distributions, and other payments.

A “Subsidiary” shall mean (a) any corporation of which GE Capital directly or indirectly owns or controls at that time at least a majority of the outstanding stock having under ordinary circumstances (not dependent upon the happening of a contingency) voting power to elect a majority of the board of directors of such corporation or (b) any other person (other than a corporation) in which GE Capital directly or indirectly has at least a majority ownership interest and power to direct the policies, management and affairs thereof.

The term “Common Stock” means the common stock, currently having a par value of $14 per share, of GE Capital.

The right to enforce any remedy with respect to any breach by us of this covenant is vested solely with the Property Trustee as the holder of the Trust Debentures. While holders of Trust Securities may request the Property Trustee to take action to enforce this covenant as described under “Description of the Trust Securities—Voting Rights; Amendment of the Trust Agreement,” holders of the Trust Securities will not be able to direct the Property Trustee to do so. If the Property Trustee fails to take action with respect to any breach by us of this covenant, holders of Trust Securities will have no right to do so. See “Comparison of Debentures and Trust Securities” and “Description of the Trust Securities—Voting Rights; Amendment of the Trust Agreement.”

Limitation on Mergers and Sales of Assets

The Indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our assets. These transactions are permitted if:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of the United States of America or a State thereof and expressly assumes all of our obligations under the Indenture including the due and punctual payment of the principal of, and premium, if any, and interest (including Additional Interest), if any, on all the Debentures outstanding; and

•	immediately after the transaction, we or any successor company are not in default in the performance of any covenant or condition under the Indenture.

Upon any consolidation, merger, or transfer of this kind, the resulting or acquiring entity will be substituted for us in the Indenture with the same effect as if it had been an original party to the Indenture.

As a result, the successor entity may exercise our rights and powers under the Indenture, and we will be released from further liabilities and obligations under the Indenture and under the Debentures.

The right to enforce any remedy with respect to any breach by us of this covenant is vested solely with the Property Trustee as the holder of the Trust Debentures. While holders of Trust Securities may request the Property Trustee to take action to enforce this covenant as described under “Description of the Trust Securities—Voting Rights; Amendment of the Trust Agreement,” holders of the Trust Securities will not be able to direct the Property Trustee to do so. If the Property Trustee fails to take action with respect to any breach by us of this covenant, holders of Trust Securities will have no right to do so. See “Comparison of Debentures and Trust Securities” and “Description of the Trust Securities—Voting Rights; Amendment of the Trust Agreement.”

Events of Default, Waiver and Notice; Enforcement of Other Covenants

The Indenture provides that the following events, if they have occurred and are continuing, are Events of Default relating to the Debentures:

•

default in the payment of any installment of interest, including any Additional Interest, upon any Debenture as and when the same shall become due and payable (subject to deferral during any Extension Period, and, for the avoidance of doubt, other than any interest that is due and payable solely by reason of a redemption of the Debentures), and continuance of such default for a period of 30 days;

•	default in the payment of principal of any Debenture as and when the same shall become due and payable at its Maturity Date; or

•	certain events involving the bankruptcy, insolvency, or reorganization of GE Capital.

If an Event of Default occurs and is continuing with respect to the Debentures, then, unless the principal of all of the Debentures shall have already become due and payable, either the Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Debentures may declare the principal of, and all accrued but unpaid interest, including Additional Interest, on the Debentures to be due and payable immediately. The holders of a majority in aggregate outstanding principal amount of the Debentures may annul such declaration in certain circumstances and waive the default.

The Trust Agreement will provide that upon the occurrence of any Event of Default, the Trust Securities will automatically (and without the consent of any Applicable Regulatory Authority or requirement that the Trust first terminate) be exchanged for Trust Debentures. Thereafter, the former holders of Trust Securities will be able to exercise their rights of acceleration and other remedies following such Event of Default as holders of Debentures. See “Description of the Trust Securities—Exchange Event.”

Prior to any declaration accelerating the maturity of the Debentures, the holders of a majority in aggregate principal amount of the Debentures generally may waive on behalf of the holders of all of the Debentures any past default or Event of Default or non-compliance under the Indenture other than:

•

a default or non-compliance in the payment of interest (including any Additional Interest), if any, on, or the principal of or premium, if any, on the Debentures or in the payment of any installment or analogous obligation with respect to the Debentures; or

•	a default or non-compliance in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of each holder of the Debentures affected.

The holders of a majority in aggregate principal amount of the Debentures will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to or exercising any power of the Indenture Trustee. However, the holders of those Debentures must offer to the Indenture Trustee reasonable indemnity against expenses and liabilities.

Subject to the subordination provisions described above under the heading “—Subordination,” the right of any holder of Debentures to receive payment of the principal of and premium, if any, and interest, including Additional Interest, on Debentures on or after the due dates therefor (whether upon redemption, by declaration, repayment or otherwise) or to institute suit for the enforcement of any of these payment provisions will not be impaired or affected without the consent of that holder, except in the case of a declaration, which may be annulled in certain circumstances, as mentioned above.

The Indenture Trustee is required to notify all holders of the Debentures of the occurrence of any Event of Default.

We are required to file an officers’ certificate with the Indenture Trustee each year that states, to the knowledge of the certifying officer, whether or not any default, or non-compliance by us in the performance of any covenants or conditions in the Indenture, exists under the terms of the Indenture.

Events of Default do not include failure to comply with or breach of the Other Covenants under the Indenture. Accordingly, our failure to comply with such Other Covenants will not result in the acceleration of payment of the Debentures. Although failure to comply with such Other Covenants could give rise to a claim against us relating to the specific breach, the remedy of holders of the Debentures may be limited to direct monetary damages (if any). In general, holders of the Debentures may not themselves institute a proceeding against GE Capital on account of any such breach unless, among other things, the Indenture Trustee fails to institute such a proceeding, subject to the terms of the Indenture. However, the holders of a majority in principal amount of the Debentures may direct the Indenture Trustee to bring such a proceeding, subject to the terms of the Indenture, which allows the Indenture Trustee to require that it receive an indemnity before taking action under the Indenture. In addition, holders of Debentures may institute a proceeding themselves upon a failure by us to pay an amount of principal or interest on the Debentures that has become due as a result of an acceleration of the Debentures or otherwise.

Modification of Indenture

Under the Indenture, our rights and obligations and the rights of holders of the Debentures may be modified or amended with the consent of the holders of at least 66 2/3% in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment, each such series voting as one class. However, no modification or amendment may, without the consent of the holders of each Debenture affected:

•	change the fixed maturity of any Debenture;

•	reduce the rate or extend the time of payment of interest (including Additional Interest, if any) on that Debenture;

•	reduce the principal amount or premium, if any, on any Debenture;

•	make the principal of, or interest, if any, or premium, if any, on, the Debentures payable in any coin or currency other than that provided for in the Debentures;

•	impair or affect the right of any holder of those Debentures to institute suit for the payment of those Debentures; or

•	reduce the percentage in principal amount of outstanding Debentures the holders of which are required to consent to a waiver, modification or amendment of the Indenture.

If the consent of the holder of each outstanding Debenture is required for the modification, the modification will not be effective until each such holder has consented to the modification.

We and the Indenture Trustee may enter into, without the consent of any holder of Debentures, any supplemental indenture under the Indenture, in order, among other reasons, to add to the covenants of GE Capital, to cure any ambiguity, to create any new series of debt securities to be issued under the Indenture, to make any change in or additions to the Indenture that generally do not materially adversely affect the interests of the holders of debt securities or to add a requirement that regulatory approval be required prior to any redemption of a series of debt securities issued under the Indenture (including the Debentures) that can be effected at the option of GE Capital. In accordance with the foregoing, we will, at or prior to the consummation of the Exchange Offer, amend the Indenture and the Debentures to require that we obtain the consent of an Applicable Regulatory Authority prior to any redemption of the Debentures at our option prior to the Maturity Date. This amendment will further provide that we and the Indenture Trustee may amend the definition of the term “Applicable Regulatory Authority” without the consent of any holder of Debentures in order to enable the Trust Securities to qualify as any particular category of regulatory capital under the prevailing rules and regulations of such Applicable Regulatory Authority.

Satisfaction and Discharge

We may discharge most of our obligations under the Indenture if the Debentures have already been delivered to the Indenture Trustee for cancellation or the Debentures have either become due and payable or are by their terms due and payable within one year, or are to be called for redemption within one year. We discharge our obligations by depositing with the Indenture Trustee an amount sufficient to pay when due the principal of and premium, if any, and interest on all outstanding Debentures.

The obligations under the Indenture to register the transfer or exchange of Debentures, to replace stolen, lost, or mutilated Debentures and to maintain paying agents and hold monies for payment in trust will continue, even if we exercise our satisfaction and discharge option.

Transfer and Exchange

A holder may transfer or exchange Debentures in accordance with the Indenture. The registrar and the Indenture Trustee may require a holder of a Debenture, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by GE Capital, the Indenture Trustee or the registrar for any registration of transfer or exchange of Debentures, but GE Capital may require a holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. GE Capital is not required to transfer or exchange any Debenture selected for redemption. Also, GE Capital is not required to transfer or exchange any Debenture for a period of 15 days before a selection of Debentures to be redeemed.

Governing Law

The Indenture and the Debentures will be governed by, and construed in accordance with, the laws of the State of New York.

The Indenture Trustee

We and certain of our affiliates have from time to time maintained deposit accounts and conducted other banking transactions with the Indenture Trustee and its affiliated entities in the ordinary course of business. We expect to continue those business transactions. The Indenture Trustee also serves as trustee for a number of series of our outstanding indebtedness (including certain of our Senior Indebtedness) under other indentures and is also expected to serve as property trustee of the trusts engaging in the concurrent exchange offers described under “Summary—Concurrent Exchange Offers.”

Under the Indenture, we may remove the Indenture Trustee and appoint a successor trustee in certain circumstances relating to the Indenture Trustee’s conflicts of interest or eligibility or ability to continue as Indenture Trustee. In addition, the holders of a majority in principal amount of the Debentures may remove the Indenture Trustee as trustee with respect to the Debentures and nominate a successor trustee.

Reports

GE Capital has agreed to file with the Indenture Trustee, within 15 days after filing the same with the Commission, copies of the annual reports and of the information, documents and other reports that GE Capital may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act of 1939.

DESCRIPTION OF GUARANTEE

Set forth below is a summary of information concerning the Guarantee that we will execute and deliver for the benefit of the holders of the Trust Securities pursuant to a Guarantee Agreement that we will enter into with The Bank of New York Mellon, as guarantee trustee (the “Guarantee Trustee”). The following summary is not intended to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Guarantee.

General

Under the Guarantee, if the Trust Securities are not fully paid, we will irrevocably and unconditionally agree to pay, when due, to the holders of the Trust Securities issued by the Trust, the following payments or distributions, which are referred to as “Guarantee payments,” without duplication, on a subordinated basis:

•	any accrued and unpaid distributions that are required to be paid on the Trust Securities, to the extent the Trust has received interest on the Trust Debentures with which to make such payment;

•

the redemption amount, plus all accrued and unpaid distributions, relating to any Trust Securities called for redemption by the Trust, to the extent the Trust has received redemption proceeds on the Trust Debentures with which to make such payment; and

•

upon a voluntary or involuntary dissolution, winding-up, or termination of the Trust, other than following or in connection with the distribution of Trust Debentures held by the Trust to the holders of Trust Securities, the aggregate of the liquidation amount and all accrued and unpaid distributions on the Trust Securities to the date of payment to the extent the Trust has received proceeds with which to make such payment.

We may satisfy our obligation to make a Guarantee payment by direct payment of the required amounts to the holders of Trust Securities or by causing the Trust to pay those amounts to the holders.

If we do not make interest payments on the Trust Debentures, the Trust will not pay distributions on its Trust Securities and will not have funds available for those payments. In that case, holders of the Trust Securities would not be able to rely on the Guarantee for payment of these amounts.

Amendment

We and the Guarantee Trustee may amend the Guarantee, without the consent of the holders of the Trust Securities, the Property Trustee or the Delaware Trustee, to do any of the following, provided (i) such amendment will not materially adversely affect the interests of any holder of Trust Securities, the Property Trustee or the Delaware Trustee, or impose any additional duty or obligation on the Property Trustee or the Delaware Trustee, (ii) we have received a written opinion of nationally recognized tax counsel to the effect that the amendment or the exercise of any power granted to any trustee of the Trust in accordance with the amendment will not result in a deemed exchange of Trust Debentures for new Trust Debentures for U.S. federal income tax purposes; (iii) we have received a written opinion of nationally recognized tax counsel to the effect that such amendment will not cause the Trust to be treated for U.S. federal income tax purposes as other than (x) a domestic grantor trust or custodial arrangement or (y) a foreign trust provided that such treatment would not have any adverse U.S. federal income tax consequences to us, the Trust or beneficial owners of the Trust Securities; and (iv) such amendment will not cause the Trust to be required to register as an “investment company” under the Investment Company Act:

•	cure any ambiguity or correct or supplement any provisions in the Guarantee that may be inconsistent with any other provision;

•	make any other provisions with respect to matters or questions arising under, or make any other modification or amendment with respect to, the Guarantee;

•

modify, eliminate or add to any provisions of the Guarantee to such extent as shall be necessary to ensure that the Trust will be classified for U.S. federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding, to ensure that the Trust will not be required to register as an “investment company” under the Investment Company Act, or to ensure the treatment of the Trust Securities as any particular category of regulatory capital under prevailing rules and regulations of any Applicable Regulatory Authority;

•

modify, eliminate or add to any provisions of the Guarantee following a “Change in Law,” as defined above under “Description of the Trust Securities—Voting Rights; Amendments of the Trust Agreement,” to provide, to the extent possible, that the holders of the Trust Securities will have the same legal rights with respect to the Trust Debentures as if they held those Trust Debentures directly provided that such Change in Law permits such amendment without adverse U.S. federal income tax consequences to us, the Trust or beneficial owners of the Trust Securities; or

•

conform the terms of the Guarantee to the description of the Guarantee in this prospectus (which will be deemed to not materially adversely affect the interests of any holder of Trust Securities, the Property Trustee or the Delaware Trustee, or impose any additional duty or obligation on the Property Trustee or the Delaware Trustee).

Any such amendment shall become effective when written notice thereof is given to the Property Trustee, the Delaware Trustee and the holders of the Trust Securities.

Other than to the extent set forth above (or as may otherwise be provided in an amendment in connection with an amendment to the Trust Agreement following a Change in Law as described under “Description of the Trust Securities—Voting Rights; Amendment of the Trust Agreement”), the Guarantee may not be amended.

Termination of the Guarantee

The Guarantee will terminate as to the Trust Securities upon:

•	full payment of the redemption amount of all the Trust Securities;

•	the distribution of the corresponding Trust Debentures to the holders of the Trust Securities; or

•	full payment of the amounts payable in accordance with the Trust Agreement upon liquidation or dissolution of the Trust.

However, the Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Securities must restore payment of any sums paid under the Trust Securities or the Guarantee.

Status of the Guarantee

The Guarantee will constitute an unsecured obligation of GE Capital and will rank pari passu with the Debentures. See “Description of the Debentures—Subordination.”

The terms of the Trust Securities will provide that each holder of the Trust Securities, by acceptance of such securities, agrees to the subordination provisions and other terms of the Guarantee.

The Guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may sue us, as Guarantor, to enforce its rights under the Guarantee without suing any other person or entity.

Governing Law

The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

EFFECT OF OBLIGATIONS UNDER THE TRUST DEBENTURES AND THE GUARANTEE

The sole purpose of the Trust is to acquire the Trust Debentures and to issue its securities in exchange therefor. As long as we pay interest and other payments when due on the Trust Debentures, those payments will be sufficient to cover the distribution, redemption, and liquidation payments due on the Trust Securities. This is due to the following factors:

•	the aggregate principal amount of the Trust Debentures will be equal to the aggregate liquidation amount of the Trust Securities and Common Securities;

•

the interest rate and the interest and other payment dates on the Trust Debentures will be the same as the distribution rate and the distribution and other payment dates for the Trust Securities and Common Securities;

•

under the Trust Agreement, we will pay for any and all costs, expenses, and liabilities of the Trust, except (i) withholding taxes to the extent that we were not obligated to pay such withholding taxes under the Indenture with respect to the Debentures, and (ii) the Trust’s obligations to holders of the Trust Securities and Common Securities; and

•	the Trust Agreement will provide that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

We will guarantee distribution, redemption, and liquidation payments due on the Trust Securities of the Trust to the extent the Trust has received payments on the Trust Debentures with which to make such payments. If we do not make interest or other payments on the Trust Debentures, the Trust will not have sufficient funds to pay distributions or other payments on the Trust Securities. The Guarantee does not apply to any distribution, redemption or liquidation payment unless and until the Trust has received payments on the Trust Debentures with which to make such payments.

GE Capital, as Guarantor, will be subrogated to the rights of each holder of Trust Securities under the Trust Agreement to the extent of any payment made under the Guarantee to such holder of Trust Securities. Consequently, we will be entitled to payment of amounts that a holder of Trust Securities receives in respect of an unpaid distribution to the extent that the holder has already received payment relating to that unpaid distribution from GE Capital, as Guarantor.

If we fail to make payments under the Guarantee, the holders of the Trust Securities may directly sue us to enforce the Guarantee. The holder is not required to first sue the Trust or any other person or entity.

CERTAIN TERMS OF THE REPLACEMENT COVENANT

We have summarized below certain terms of the replacement covenant that we entered into around the time of the initial issuance of the Debentures (the “Replacement Covenant”). This summary is not a complete description of the Replacement Covenant and is qualified in its entirety by the terms and provisions of the full document.

We covenanted in the Replacement Covenant (x) on the date of the Replacement Covenant for the benefit of holders of our 4.125% Fixed Rate Subordinated Notes Due September 19, 2035 issued in the aggregate principal amount of €750,000,000, and (y) thereafter, for the benefit of persons that buy, hold or sell certain eligible indebtedness, that neither we nor any of our Subsidiaries will repay, redeem or purchase at our option or as a result of a Tax Event the Debentures on or before November 15, 2037 except to the extent that (a) the applicable redemption or purchase price does not exceed (i) 200% of the aggregate of proceeds from the sale of Common Stock and rights to acquire Common Stock and the market value of any Common Stock issued in connection with the conversion or exchange of certain securities; plus (ii) 100% of the proceeds from the sale of mandatorily convertible preferred stock and certain debt that is exchangeable for equity of GE Capital; plus (iii) 100% of the proceeds from the sale of qualifying debt securities or qualifying preferred stock of GE Capital, in each case within 180 days prior to delivery of a notice of such redemption or the date of such repayment or purchase of the Debentures, or (b) the Debentures are exchanged for (i) at least an equal aggregate principal amount of qualifying debt securities or aggregate liquidation preference of qualifying preferred stock or mandatorily convertible preferred stock and/or (ii) consideration that includes Common Stock with a market value equal to 50% of the aggregate principal amount of Debentures that are exchanged. For purposes of the Replacement Covenant, the term “repay” includes the defeasance of the Debentures by us as well as the satisfaction and discharge of our obligations under the Indenture with respect to the Debentures.

Our covenants in the Replacement Covenant run only to the benefit of holders of the indebtedness designated as covered debt. The Replacement Covenant is not intended for the benefit of holders of the Debentures and may not be enforced by them, and the Replacement Covenant is not a term of the Indenture or the Debentures.

The Replacement Covenant will have no effect on the absolute and unconditional nature of our obligation to pay the principal amount of (and any accrued and unpaid interest on) the Debentures on the stated Maturity Date or any earlier date of redemption.

Our ability to raise proceeds from qualifying securities during the 180 days prior to any proposed repayment, redemption or repurchase of the Debentures will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those qualifying securities.

Our obligations pursuant to the Replacement Covenant will remain in full force and effect until the earliest to occur of (i) November 15, 2037; (ii) the date on which the Debentures are otherwise paid, redeemed, defeased or purchased in full in compliance with the Replacement Covenant; (iii) the date, if any, on which the holders of a majority in principal amount of the then outstanding covered debt consent to the termination of the Replacement Covenant and the obligations of GE Capital thereunder; (iv) the date on which GE Capital no longer has any series of outstanding eligible indebtedness covered by the Replacement Covenant; and (v) the date on which the Debentures are accelerated as a result of an Event of Default.

At or prior to the consummation of the Exchange Offer, we will amend the Replacement Covenant in order to clarify that the transactions contemplated by the Exchange Offer are permitted thereby. The Replacement Covenant permits us to amend the Replacement Covenant for any purpose without the consent of the holders of the covered debt provided that, among other conditions, the amendment is not adverse to the holders of the then-effective series of covered debt.

BOOK-ENTRY ISSUANCE

Global Trust Securities; Holding Beneficial Interests through DTC

The Trust and GE Capital have obtained the information in this section concerning DTC and the book-entry system and procedures from sources that the Trust and GE Capital believe to be reliable, but the Trust and GE Capital take no responsibility for the accuracy of this information.

The Trust Securities will be issued as fully registered global securities certificates which will be deposited with, or on behalf of, DTC, and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities certificates will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Investors will hold their interests in the global securities certificates through DTC. Investors may hold their interests in the global securities certificates directly if they are participants of DTC, or indirectly through organizations that are participants in DTC. Beneficial interests in the global securities certificates will be held in denominations of $5,000 and integral multiples of $1,000 in excess thereof. Except as set forth below, the global securities certificates may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. The Trust will not issue certificates to you for the Trust Securities that you purchase, unless DTC’s services are discontinued as described below. Accordingly, you must rely on the procedures of DTC and its participants to exercise any rights under the Trust Securities. So long as DTC or its nominee is the registered owner of a global securities certificate, DTC or its nominee will be considered the sole owner and holder of the Trust Securities represented by that global securities certificate for all purposes of the Trust Securities.

Initial settlement for the Trust Securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same Day Funds Settlement System.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds its participants (“direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The DTC Rules applicable to its participants are on file with the Securities and Exchange Commission.

When you purchase the Trust Securities within the DTC system, the purchase must be made by or through a direct participant. The direct participant will receive a credit for the Trust Securities on DTC’s records. You, as the actual owner of the Trust Securities, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the direct and indirect participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the direct participants to whose accounts the Trust Securities are credited. You will not receive written confirmation from DTC of your purchase. The direct or indirect participants through whom you purchased the Trust Securities should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The direct and indirect participants are responsible for keeping accurate account of the holdings of their customers like you.

Transfers of ownership interests held through direct and indirect participants will be accomplished by entries on the books of direct and indirect participants acting on behalf of the beneficial owners.

The laws of some states may require that specified purchasers of securities take physical delivery of the Trust Securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificate representing the Trust Securities. Book-entry Trust Securities may be more difficult to pledge because of the lack of a physical certificate.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The Trust and GE Capital understand that, under DTC’s existing practices, if the Trust or GE Capital requests any action of holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under the Trust Agreement or the Debentures, DTC would authorize the direct participants holding the relevant beneficial interests to take such action, and those direct participants and any indirect participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

The Property Trustee, on behalf of the Trust, will send redemption notices to Cede & Co. If less than all of the Trust Securities of the Trust are being redeemed, DTC will reduce each direct participant’s holdings of the Trust Securities in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the Trust Securities. Under its usual procedures, DTC would mail an omnibus proxy to the Trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the Trust Securities are credited on the record date, which are identified in a listing attached to the omnibus proxy.

The Property Trustee, on behalf of the Trust, will make distributions on the Trust Securities directly, or indirectly through a paying agent, to DTC. DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date. The underwriters for the Trust Securities will initially designate the accounts to be credited. Beneficial owners may experience delays in receiving distributions on their Trust Securities since distributions will initially be made to DTC and they must be transferred through the chain of intermediaries to the beneficial owner’s account.

Payments by direct and indirect participants to beneficial owners such as you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, GE Capital, the Trust, the trustees, the paying agent or any other agent of GE Capital or the Trust.

Accordingly, GE Capital, the Trust, the trustees and any paying agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in the Trust Securities represented by a global securities certificate;

•

any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held through those participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC may discontinue providing its services as securities depositary with respect to the Trust Securities. Additionally, the Trust may (subject to the applicable procedures of DTC) decide to discontinue the book-entry only system of transfers with respect to the Trust Securities issued. In that event, the Trust will print and deliver certificates for the Trust Securities. If DTC notifies the Trust that it is unwilling or unable to continue as securities depositary, or if it ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by the Trust within 90 days after receiving such notice, the Trust will issue the Trust Securities in definitive form, at its expense, upon registration of transfer of, or in exchange for, such global security. Any certificates delivered by the Trust will be registered in the names of the owners of the beneficial interests in the global securities certificates as directed by DTC.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Holding Beneficial Interests Through Euroclear and Clearstream

In addition to holding beneficial interests through DTC, you may elect to hold interests in the Trust Securities outside the United States through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank, S.A./N.V., as operator of the Euroclear System (“Euroclear”), if you are a participant in or customer of the relevant system, or indirectly through an organization that is a participant in or customer of the relevant system. Clearstream and Euroclear will hold interests on behalf of their participants and customers through customer securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries will in turn hold those interests in customer securities accounts in the depositaries’ names on the books of DTC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry transfers between their accounts. Clearstream provides its customers with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Sector Financier. Its customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Its customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream customers.

Clearstream will credit distributions with respect to interests in global Trust Securities held through Clearstream to cash accounts of its customers in accordance with its rules and procedures to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank, S.A./N.V. (the “Euroclear operator”) under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law. These terms, conditions and procedures govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities clearance accounts. The Euroclear operator acts under the terms and conditions applicable only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Euroclear will credit distributions with respect to interests in global Trust Securities held beneficially through Euroclear to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Initial settlement for global Trust Securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC’s rules. These secondary market trades will settle in immediately available funds using DTC’s same- day funds settlement system.

Clearstream customers and/or Euroclear participants will conduct secondary market trading with other Clearstream customers and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. These secondary market trades will settle in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC participants on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global Trust Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in global Trust Securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in global Trust Securities settled during that processing will be reported to the relevant Euroclear participant or Clearstream customer on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global Trust Securities by or through a Clearstream participant or Euroclear participant to a DTC customer will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global Trust Securities among DTC participants, Clearstream customers and Euroclear participants, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion, to the extent it contains statements of U.S. federal income tax law and the Treasury regulations or legal conclusions with respect thereto, constitutes the opinion of Cahill Gordon & Reindel LLP (“Cahill”) regarding the material U.S. federal income tax consequences of the Exchange Offer to beneficial owners of Debentures and Trust Securities.

This opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, Internal Revenue Service (“IRS”) rulings and pronouncements, and judicial decisions, all as currently in effect, and all of which are subject to change at any time with retroactive effect.

This opinion is also based on the accuracy of (i) each of the factual descriptions set forth in this prospectus, (ii) factual representations in certificates of GE Capital and certain other persons delivered to Cahill in connection with its opinion, which facts have not been independently reviewed or verified by Cahill, and (iii) certain factual assumptions. Any inaccuracy in any of those factual matters or any change after the date of this prospectus in any of those factual matters may affect the legal conclusions reached in this opinion. Cahill has no obligation to update the opinion to reflect future changes in law or any inaccuracies or changes in any of the foregoing factual matters that may subsequently come to its attention.

The opinion of Cahill is not a guarantee, and represents only the judgment of Cahill regarding the specific legal matters addressed in the opinion. The opinion is not binding on the IRS or any court, and there is no assurance that the IRS or a court would not reach a contrary conclusion.

The opinion of Cahill has been prepared solely for purposes of the issuance of Trust Securities pursuant to the Registration Statement of which this prospectus forms a part. It may not be used or relied upon for any other purpose.

This opinion applies to you only if hold Debentures, and will hold Trust Securities, as capital assets for tax purposes. This opinion does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of accounting;

•	a bank;

•	a life insurance company;

•	a tax-exempt entity;

•	a person that owns Debentures, or will own Trust Securities, as part of a hedge, straddle or conversion transaction; or

•	a U.S. Holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

If a partnership holds Debentures or will hold Trust Securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partner in a partnership holding Debentures or that will hold Trust Securities should consult its tax advisor regarding the U.S. federal income tax consequences of the partnership’s participation in the Exchange Offer.

Holders should consult their tax advisors to determine the specific tax consequences to them of participating in the Exchange Offer, including the application of the U.S. federal income tax considerations discussed below to their particular circumstances, and the effect of any state, local or foreign tax laws.

Classification of the Trust

In connection with the Exchange Offer, Cahill, our special tax counsel, will render an opinion to the effect that, under current law and assuming full compliance with the terms of the Trust Agreement and other relevant documents, and based on certain other facts and assumptions described in the opinion, the Trust will be classified for U.S. federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Under that classification, you will generally be treated for U.S. federal income tax purposes as the owner of an undivided interest in the assets of the Trust, which will consist of the Trust Debentures. Unless otherwise indicated, the remainder of the discussion assumes that the Trust will be treated as a grantor trust for U.S. federal income tax purposes.

Classification of the Debentures

In connection with the original issuance of the Debentures, our special tax counsel provided us with an opinion that, although the matter is not free from doubt and there is no authority directly on point, the Debentures will be treated as indebtedness of GE Capital for U.S. federal income tax purposes. That opinion was based on the law in effect at the time of the issuance of the Debentures and representations provided by us and certain other persons. Unless otherwise indicated, the remainder of this discussion assumes that the Debentures, including the Trust Debentures, will be characterized as indebtedness for U.S. federal income tax purposes.

Exchange of Debentures for Trust Securities Pursuant to the Exchange Offer

A holder that exchanges Debentures for Trust Securities pursuant to the Exchange Offer will be treated as owning an undivided interest in the assets of the Trust. The assets of the Trust will consist of the Trust Debentures.

The tax consequences to a holder of acquiring an undivided interest in the Trust Debentures in exchange for Debentures will depend on whether that exchange results in a “significant modification” of the Debentures for U.S. federal income tax purposes. If the acquisition of an interest in the Trust Debentures were considered to result in a “significant modification” of the Debentures exchanged therefor, the acquisition would be a taxable event.

The general rule for determining whether a modification of a debt instrument is significant is whether, based on all the facts and circumstances, the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” In making this determination, all modifications to the instrument, except certain modifications for which a specific rule is provided in the Treasury regulations, are considered collectively.

A modification to a debt instrument could be considered to occur for U.S. federal income tax purposes if the issuer and holder modify the instrument indirectly through one or more transactions with third parties. As a result, it may be necessary to supplement the terms of the Debentures with those of the Trust Securities in evaluating whether the exchange of Debentures for Trust Securities pursuant to the Exchange Offer results in a taxable exchange. In particular, it may be necessary to consider the indirect effect on the legal rights of holders of the Debentures of owning their Debentures through the Trust rather than owning the Debentures directly.

One of the consequences of owning Debentures through the Trust rather than owning the Debentures directly is that all legal rights of holders of Trust Securities under the Trust Debentures will be exercisable solely by the Property Trustee. See “Description of the Trust Securities—Voting Rights; Amendment of the Trust Agreement—Indenture and Trust Debentures.” In addition, the Trust Agreement will provide that each beneficial owner of Trust Securities will be deemed to have waived any right to bring a derivative action on behalf of the Trust. See “Description of the Trust Securities—Voting Rights; Amendment of the Trust Agreement—Waiver of Derivative Rights.” In connection with Cahill’s opinion regarding the Exchange Offer, Cahill will obtain a representation from us that those limitations on the rights of the beneficial owners of Debentures are not economically significant to GE Capital, and a representation from certain other persons that those limitations are not economically significant to the holders of the Debentures.

A specific rule under the Treasury regulations provides that a change in the yield of a debt instrument is not a “significant modification” if the yield of the modified instrument does not vary from the yield of the unmodified instrument (determined as of the date of the modification) by more than the greater of 25 basis points or 5% of the annual yield of the unmodified instrument. In determining the yield of the modified debt instrument, payments made by the issuer as consideration for a modification to the instrument are taken into account. The Participation Payments will not exceed the greater of 25 basis points or 5% of the annual yield of the Debentures as of the closing date of the Exchange Offer. Consequently, an increase in the yield of the Debentures attributable to the Participation Payments will not be considered a “significant modification” of the Debentures, and will not be taken into account in determining whether all the modifications to the Debentures, considered collectively, are economically significant.

The Treasury regulations also provide that an alteration of a debt instrument that results from the exercise of an unilateral option of the issuer under the terms of the debt instrument is not a “modification.”

The amendment of the Indenture to provide that the approval of any Applicable Regulatory Authority must be obtained before the Debentures are redeemed will be adopted pursuant to an unilateral option granted to GE Capital under the Indenture. Similarly, the amendment to the Replacement Covenant will be made unilaterally by GE Capital. Consequently, those amendments will not be considered modifications to the Debentures, and will not be taken into account in determining whether all the modifications to the Debentures, considered collectively, are economically significant.

Based upon an analysis of the relevant facts and circumstances, Cahill will provide us with an opinion generally to the effect that, although the matter is not free from doubt and there is no authority directly on point, the exchange of Debentures for an interest in the Trust Debentures pursuant to the Exchange Offer will not be a taxable event. That opinion will be based on then current law and representations provided by us and certain other persons, including representations that the modifications to the Debentures and the ownership of the Debentures through the Trust will not be economically significant to holders of the Debentures or GE Capital. That opinion will also assume full compliance with the terms of the Trust Agreement, Indenture, and certain other documents.

An opinion of tax counsel is not binding on the IRS or the courts. No rulings have been or are expected to be sought from the IRS regarding the Exchange Offer, and no assurance can be given that the IRS will not take a position contrary to any of those described in this summary. Moreover, no assurance can be given that the opinion expressed in this summary will not be challenged by the IRS or, if challenged, will be sustained.

If, contrary to the opinion of our tax counsel, the exchange of Debentures for an interest in Trust Debentures pursuant to the Exchange Offer is a taxable event, that exchange should qualify as a recapitalization. In the recapitalization, a U.S. Holder (as defined below) would be required to recognize gain to the extent of the Participation Payment received by such holder, but would not recognize any loss. That holder would also be required to recognize any accrued interest not previously included in income. The holder’s tax basis in its interest in the Trust Debentures would be equal to the holder’s adjusted tax basis in the Debentures exchanged therefor, increased by any gain recognized on the exchange, and decreased by the Participation Payment received by the holder. The holding period for the holder’s interest in the Trust Debentures would include the holder’s holding period in the Debentures exchanged therefor.

Treatment of the exchange as a taxable event would also cause the Trust Debentures to be deemed reissued for U.S. federal income tax purposes. If the Trust Debentures were deemed reissued, it is possible that the Trust Debentures would be treated as issued with original issue discount. In that case, a U.S. Holder may be required to include original issue discount in income in advance of receipt of the cash attributable to that income, regardless of the holder’s regular method of tax accounting. In addition, it is possible that the Trust Debentures deemed reissued would be classified as equity for U.S. federal income tax purposes. In that case, distributions on the Trust Securities to a Non-U.S. Holder (as defined below) could be subject to withholding tax at a rate of 30% or a lower rate under an applicable U.S. income tax treaty. We would not indemnify Non-U.S. Holders for any such withholding tax.

Holders should consult their own tax advisors regarding the tax consequences to them of the treatment of an exchange of Debentures for an interest in Trust Debentures as a taxable event and the possibility that the Trust Debentures would be treated as issued with original issue discount or would be considered equity for U.S. federal income tax purposes.

Unless otherwise indicated, the remainder of this discussion assumes that the acquisition of an interest in Trust Debentures in exchange for Debentures pursuant to the Exchange Offer will not be a taxable event.

U.S. Holders

This subsection describes the tax consequences to a “U.S. Holder.” You are a U.S. Holder if you are a beneficial owner of Debentures or Trust Securities, as applicable, and are a U.S. person. For purposes of this discussion, a U.S. person is:

•	a citizen or resident of the U.S.;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (b) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

As used in this summary, the term “Non-U.S. Holder” means a beneficial owner of Debentures or Trust Securities, as applicable, that is an individual, corporation, estate or trust, and is not a U.S. Holder. If you are a Non-U.S. Holder, this subsection does not apply to you, and you should refer to “—Non-U.S. Holders” below.

Participation Payment

The U.S. federal income tax treatment of the receipt of a Participation Payment is uncertain. We intend to take the position that a Participation Payment is ordinary income to a holder. Holders are urged to consult their tax advisors concerning the treatment of Participation Payments for U.S. federal income tax purposes.

Ownership of Trust Securities

Interest Income and Original Issue Discount

Under applicable Treasury regulations, if a contingency that stated interest on a debt instrument will not be timely paid is “remote” at the time of issuance of the debt instrument, that contingency will be ignored in determining whether the debt instrument was issued with original issue discount (“OID”). We believe that any contingency that interest on the Debentures will not be timely paid as a result of our exercising our option to defer payments of interest on the Debentures was considered “remote” under that rule. As a result, although the matter is not free from doubt, we believe that the Debentures (other than possibly the $5,000 principal amount of Debentures deposited with the Trust by GE Capital) were not issued with OID. Accordingly, your share of interest paid on the Trust Debentures other than the Debentures deposited with the Trust by GE Capital should be taxable to you as ordinary interest income when it accrues or is received, in accordance with your method of accounting for U.S. federal income tax purposes. No assurance can be given, however, that the IRS or a court will agree with this position.

If the possibility of interest deferral is determined not to have been “remote” at the time of the original issuance of the Debentures, the Debentures will be treated as having been issued with OID. In addition, if interest on the Debentures is in fact deferred, the Debentures will be treated as being issued with OID at the time of such deferral. If the Debentures are treated as issued with OID, you will be required to include your allocable share of stated interest on the Trust Debentures in income on a constant-yield basis, regardless of your regular method of tax accounting, and actual distributions of stated interest will not be reported as taxable income but will reduce your tax basis in the Trust Securities. Consequently, you will be required to include OID in income during an Extension Period even though you will not receive any cash payments during that period.

No rulings or other interpretations have been issued by the IRS that address the meaning of the term “remote” as used in the applicable Treasury regulations, and it is possible that the IRS could take a position contrary to the interpretation above. The remainder of this discussion assumes that the Debentures will not be considered to have been issued with OID.

Election to Treat All Interest as OID

For the taxable year in which you acquired a Debenture, you were entitled to elect to accrue interest on the Debenture using the constant-yield method described above under “Interest Income and Original Issue Discount.” For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium. The election generally applies only to the debt instrument with respect to which it was made and may not be revoked without the consent of the IRS. If you made this election with respect to Debentures, the election will generally apply to your interest in Trust Debentures acquired in exchange for those Debentures pursuant to the Exchange Offer.

Market Discount

Any market discount applicable to a Debenture should carry over to your interest in Trust Debentures received in exchange therefor. You will be treated as having acquired a Debenture with market discount if the “revised issue price” of the Debenture exceeded your tax basis in the Debenture immediately after the acquisition by more than a de minimis amount. Market discount is considered de minimis if it is less than one-quarter of one percent of the revised issue price of the Debenture, multiplied by the number of complete years to maturity. The “revised issue price” of a Debenture generally should be equal to the issue price of the Debenture.

In general, under the market discount rules, you are required to treat any principal payment on, or any gain on the sale, exchange, redemption or other disposition of, your interest in the Trust Debentures as ordinary income to the extent of any accrued market discount not previously included in income. In addition, if you dispose of your interest in Trust Debentures in certain otherwise nontaxable transactions, you will generally be required to include any accrued market discount in income as ordinary income as if you had sold the Trust Debentures for their then fair market value. You may also be required to defer the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the Debentures tendered in the Exchange Offer or the Trust Securities received in exchange therefor until the maturity of the Trust Debentures or their earlier disposition in a taxable transaction.

If you acquired Debentures with market discount, you were entitled to elect to include that market discount in income currently as it accrued, either ratably or under the constant-yield method. In that case, the rule described above regarding deferral of interest deductions will not apply. If you elected to include market discount on a Debenture in income currently, your adjusted basis in your interest in the Trust Debentures received in exchange therefor will be increased by any market discount included in income. If you made the election described above in “—Election to Treat All Interest as OID” for a Debenture acquired with market discount, you will be treated as having made an election to include market discount in income currently under a constant-yield method.

Bond Premium

If you purchased a Debenture for an amount in excess of its principal amount, the excess was treated as bond premium. Any bond premium applicable to a Debenture should carry over to your interest in the Trust Debentures received in exchange therefor. If you elected to amortize bond premium on a Debenture under a constant-yield method, that election should carry over to your interest in the Trust Debentures received in exchange therefor. Under that method, the amount of interest required to be included in income each year with respect to the Trust Debentures will be reduced by the amount of amortizable bond premium allocable to that year. If you did not make the election to amortize bond premium, you will be required to include in gross income the full amount of interest on the Trust Debentures in accordance with your regular method of tax accounting, and will include the premium in your tax basis in the Trust Debentures in computing the amount of gain or loss recognized on the taxable disposition of your interest in the Trust Debentures.

Sale, Exchange, Redemption or Retirement of Trust Securities

Except as described below under “Automatic Exchange of Trust Securities,” upon the sale, exchange, redemption or retirement of a Trust Security, you will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or retirement and your adjusted tax basis in the Trust Security. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest, which will be taxable as ordinary income if not previously included in income.

Gain or loss realized on the sale, exchange, redemption or retirement of a Trust Security will generally be capital gain or loss, and will be long-term capital gain or loss if the Trust Security has been held for more than one year. Non-corporate U.S. Holders are generally subject to reduced rates of U.S. federal income taxation on net long-term capital gains. The deductibility of capital losses is subject to limitations.

Automatic Exchange of Trust Securities

Upon an Event of Default under the Indenture with respect to the Debentures, the Trust Debentures will automatically be exchanged for the outstanding Trust Securities. See “Description of Trust Securities—Exchange Event.” For U.S. federal income tax purposes, that exchange will not be a taxable event. In general, your aggregate tax basis in the Trust Debentures received in the exchange will be equal to your aggregate tax basis in your Trust Securities, and your holding period for the Trust Debentures will include the period during which you held the Trust Securities and the Debentures exchanged for those Trust Securities pursuant to the Exchange Offer.

Liquidation of the Trust

If we liquidate the Trust, Trust Debentures may be distributed to you in exchange for your Trust Securities. See “Description of the Trust Securities—Liquidation Distribution upon Dissolution.” For U.S. federal income tax purposes, that distribution will not be a taxable event. In general, your aggregate tax basis in the Trust Debentures received upon liquidation of the Trust will be equal to your aggregate tax basis in your Trust Securities, and your holding period for the Trust Debentures will include the period during which you held the Trust Securities and the Debentures exchanged for those Trust Securities pursuant to the Exchange Offer.

Under certain circumstances, the Debentures may be redeemed by us for cash and the proceeds of that redemption may be distributed by the Trust to holders in redemption of their Trust Securities. See “Description of the Trust Securities—Redemption.” For U.S. federal income tax purposes, that redemption will constitute a taxable disposition of the redeemed Trust Securities. As a result, you will recognize gain or loss as if you had sold those redeemed Trust Securities for cash. See “—Sale, Exchange, Redemption or Retirement of Trust Securities.”

Information Reporting and Backup Withholding

Information reporting requirements generally apply to payments on the Trust Securities to, and the proceeds from a sale or other disposition of the Trust Securities by, a non-corporate U.S. Holder. You will be subject to backup withholding on those payments if you fail to provide your taxpayer identification number to the paying agent and comply with certain certification procedures, or otherwise establish an exemption from backup withholding. Any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is furnished to the IRS.

Non-U.S. Holders

Participation Payment

The U.S. federal income tax treatment of the receipt of a Participation Payment is uncertain. See “U.S. Holders—Participation Payment,” above. U.S. federal income tax at a rate of 30% will be withheld from this payment to you unless, prior to payment, you provide the withholding agent with a properly executed statement (a) on IRS Form W-8BEN claiming an exemption from or reduction of withholding under the “Business Profits,” “Other Income,” or similar article of an applicable U.S. income tax treaty, specifying your U.S. taxpayer identification number, and making certain certifications; or (b) on IRS Form W-8ECI stating that the Participation Payment is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States and specifying your U.S. taxpayer identification number. We will not indemnify you for any tax withheld from a Participation Payment. You are urged to consult your tax advisor regarding the application of U.S. federal income tax withholding to the Participation Payments, including your eligibility for a reduced rate of withholding and the possibility for claiming a refund of any U.S. withholding tax.

Ownership of Trust Securities

U.S. Withholding Tax

No withholding of U.S. federal income tax will apply to a payment on the Trust Securities to you under the “Portfolio Interest Exemption,” provided that:

•	that payment is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a controlled foreign corporation that is related directly or constructively to us through stock ownership; and

•	you provide to the withholding agent, in accordance with specified procedures, a statement to the effect that you are not a U.S. person.

If you cannot satisfy the requirements of the Portfolio Interest Exemption described above, payments on the Trust Securities to you should be subject to withholding at a rate of 30% unless you provide the withholding agent with a properly executed statement (a) claiming an exemption from or reduction of withholding under an applicable U.S. income tax treaty; or (b) stating that the payment on the Trust Securities is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

If, contrary to the opinion of our special tax counsel, the Debentures were treated as equity, payments on the Trust Securities would generally be subject to U.S. withholding tax at a rate of 30%, or a lower rate under an applicable treaty.

U.S. Trade or Business

If you are engaged in a trade or business in the United States, and, if one of certain tax treaties applies, you maintain a permanent establishment within the United States, and the distributions on the Trust Securities are effectively connected with the conduct of that trade or business, and permanent establishment, as applicable, those distributions will be subject to U.S. federal income tax on a net-income basis in the same manner as if you were a U.S. Holder. In addition, if you are a foreign corporation that is engaged in a trade or business in the United States, you might be subject to a branch profits tax at a 30% rate, or a lower rate under an applicable treaty.

Sale, Exchange, Redemption or Retirement of Trust Securities

Any gain recognized on the sale, exchange, redemption or retirement of a Trust Security generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States, and, if one of certain tax treaties applies, is attributable to a permanent establishment maintained by you within the United States; or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Information Reporting and Backup Withholding

In general, information reporting and backup withholding will not apply to distributions to you on a Trust Security, or proceeds from your disposition of a Trust Security, in each case, if you certify under penalties of perjury that you are not a U.S. person and neither we nor our paying agent has actual knowledge to the contrary. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

Non-Tendering Holders

Holders that do not tender Debentures in the Exchange Offer will not realize gain or loss for U.S. federal income tax purposes with respect to their Debentures.

THE U.S. FEDERAL INCOME TAX DISCUSSION ABOVE MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE EXCHANGE OFFER, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

CERTAIN ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), applies, or other arrangement that is subject to Title I of ERISA (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an exchange of Debentures for the Trust Securities and a cash payment. Accordingly, among other factors, the fiduciary should consider whether the exchange would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and other arrangements to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions, known as “prohibited transactions,” involving “plan assets” as defined by ERISA and the guidance promulgated thereunder with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest”) with respect to such plan. For example, GE Capital and the Dealer Managers may be considered a party in interest or disqualified person with respect to a plan to the extent GE Capital, the Dealer Managers or any of their respective affiliates are engaged in providing services to such plans. A violation of the “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption, and require the unwinding of such transactions and disgorgement of any gains. In addition, the fiduciary of a plan that engaged in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and non-U.S. plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA, or Section 4975 of the Code, but these plans may be subject to other laws that contain fiduciary and prohibited transaction provisions similar to those under Title I of ERISA and Section 4975 of the Code (“Similar Laws”).

Under Section 3(42) of ERISA and a regulation (the “plan assets regulation”) issued by the U.S. Department of Labor, the assets of the Trust would be deemed to be “plan assets” of a plan for purposes of ERISA and Section 4975 of the Code if a plan makes an “equity” investment in the Trust and no exception were applicable under the statute and the plan assets regulation. An “equity interest” is defined under the plan assets regulation as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in the Trust.

If the assets of the Trust were deemed to be “plan assets,” then an exchanging plan’s assets could be considered to include an undivided interest in the Debentures held by the Trust. Persons providing services to the Trust could become parties in interest with respect to an exchanging plan and could be governed by the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to transactions involving the Trust assets. In this regard, if the person or persons with responsibilities over the Debentures or the Guarantee were affiliated with GE Capital, any such actions taken regarding those assets could be deemed to constitute a prohibited transaction under ERISA or the Code. Even if the assets of the Trust are not deemed to be “plan assets” of plans investing in the Trust, specified transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code regarding an exchanging plan. For example, if GE Capital were a party in interest with respect to an exchanging plan, either directly or by reason of the activities of one or more of its affiliates, the exchange by the plan of Debentures for the Trust Securities and a cash payment could be prohibited by Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for any direct or indirect prohibited transactions resulting from the acquisition or holding of the Trust Securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary or affiliate who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction the plan receives no less, nor pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Due to the complexity of these rules and the penalties and taxes that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering exchanging Debentures for Trust Securities and a cash payment on behalf of or with “plan assets” of any plan or other entity or governmental, church or non-U.S. plan consult with their counsel regarding the potential consequences of the exchange, potential prohibited transactions involving GE Capital, the Dealer Managers or other exchanging Debenture holders, and the availability of exemptive relief.

Each acquirer and holder of the Trust Securities or any interest in the Trust Securities will be deemed to have represented by its acquisition or holding that either (i) it is not a plan or a governmental, church or non-U.S. plan subject to Similar Laws, or an entity otherwise holding plan assets and it is not acquiring or holding such securities on behalf of or with “plan assets” of any such plan, entity or governmental, church or non-U.S. plan or (ii) its acquisition and holding of Trust Securities or any transaction ancillary thereto will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Laws. Acquirers of Trust Securities have the exclusive responsibility for ensuring that their acquisition and holding of the Trust Securities or any transaction ancillary thereto complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA or the Code (or in the case of a governmental, church or non-U.S. plan, any Similar Laws). In addition, as part of its decision to acquire or hold the Trust Securities, each acquirer or holder of the Trust Securities will be deemed to approve of the transactions described herein and none of the Trust, GE Capital, the Dealer Managers, their respective affiliates or any of their respective representatives will consider themselves fiduciaries with respect to any acquirer or holder of the Trust Securities in respect of the rights and transactions described herein.

LEGAL MATTERS

The validity of the Trust Securities will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel for the Trust. The validity of the Debentures and the Guarantee will be passed upon for us by Alan M. Green, Associate General Counsel, Corporate Treasury and Assistant Secretary of GE Capital. Certain tax matters relating to the Trust Securities and the Debentures will be passed upon for us by Cahill Gordon & Reindel LLP. Sidley Austin LLP, New York, New York, will act as counsel to us with respect to certain matters relating to the Exchange Offer. The validity of the Debentures and the Guarantee will be passed upon for the Dealer Managers by Davis Polk & Wardwell LLP, New York, New York. Mr. Green and Davis Polk & Wardwell LLP will rely as to certain matters of Delaware law upon the opinion of Richards, Layton & Finger, P.A. Mr. Green beneficially owns or has rights to acquire an aggregate of less than 0.01% of GE Company’s common stock.

EXPERTS

The consolidated financial statements and schedule of GE Capital as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, incorporated herein by reference from GE Capital’s Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated by reference herein in reliance upon the report dated February 19, 2010, also incorporated by reference herein, of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The report of KPMG LLP on the consolidated financial statements and schedule, which is dated February 19, 2010, contains an explanatory paragraph stating that, as discussed in note 1 to the consolidated financial statements, GE Capital, in 2009, changed its method for accounting for impairment of debt securities, business combinations and noncontrolling interests, in 2008, changed its method of accounting for fair value measurements and adopted the fair value option for certain financial assets and financial liabilities and, in 2007, changed its method of accounting for a change or projected change in the timing of cash flows relating to income taxes generated by leveraged lease transactions.

The Exchange Agent for the Exchange Offer is:

Global Bondholder Services Corporation

By Hand, Overnight Delivery or Mail (Registered or Certified Mail Recommended):	By Facsimile Transmission (for Eligible Institutions only):

Global Bondholder Services Corporation 65 Broadway, Suite 723 New York, New York 10006 Attention: Corporate Actions	Global Bondholder Services Corporation (212) 430-3775 Attention: Corporate Actions
Confirm by Telephone (212) 430-3774

Any questions or requests for assistance may be directed to the Dealer Managers or the Information Agent at their respective telephone numbers as set forth below. Any requests for additional copies of this prospectus, the Letter of Transmittal or related documents may be directed to the Information Agent. A holder may also contact such holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

The Information Agent for the Exchange Offer is:

Global Bondholder Services Corporation
65 Broadway, Suite 723
New York, New York 10006
Banks and Brokers, Call Collect:
(212) 430-3774
All Others Call Toll-Free:
(866) 540-1500

The Lead Dealer Manager and New Security Structuring Agent for the Exchange Offer is:

J.P. Morgan
Liability Management Group
270 Park Avenue
New York, New York 10017
(866) 834-4666 (toll-free)
(212) 834-3424 (collect)

The Other Dealer Managers for the Exchange Offer are:

Barclays Capital 745 Seventh Avenue New York, New York 10019 (800) 438-3242 (toll-free) (212) 528-7581 (collect)	Deutsche Bank Securities 60 Wall Street New York, New York 10005 Attention: Liability Management Group (866) 627-0391 (toll-free) (212) 250-2955 (collect)	Goldman, Sachs & Co. 200 West Street New York, New York 10282 (800) 828-3182 (toll-free) (718) 902-5183 (collect)